AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1998
                                                  REGISTRATION NO.  333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------
                         CATHETER TECHNOLOGY GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       DELAWARE                             3845                  52-2123035
-------------------------------    -------------------------   ----------------
(State or other jurisdiction of       (Primary standard        (I.R.S. Employer
  incorporation or organization)   industrial classification    Identification
                                        code number)                Number)

                                   -----------

                              3 COMMERCE BOULEVARD
                            PALM COAST, FLORIDA 32164
                                 (904) 445-5450
                         -------------------------------
                        (Address, including zip code, and
                           telephone number, including
                           area code, of Registrant's
                               principal executive
                                    offices)

                                   -----------

                                  ALAN J. RABIN
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         CATHETER TECHNOLOGY GROUP, INC.
                              3 COMMERCE BOULEVARD
                            PALM COAST, FLORIDA 32164
                                 (904) 445-5450
          ------------------------------------------------------------
                        (Address and Telephone Number of
          Principal Executive Offices and Principal Place of Business)

                                   -----------

                                    COPY TO:
                            RANDOLPH H. FIELDS, ESQ.
                             GREENBERG TRAURIG, P.A.
                       111 NORTH ORANGE AVENUE, 20TH FLOOR
                             ORLANDO, FLORIDA 32801
                            TELEPHONE: (407) 420-1000
                            FACSIMILE: (407) 420-5909

                                   -----------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
             THE PUBLIC: As soon as possible after this Registration
                          Statement becomes effective.
                                   -----------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                  -----------
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                   -----------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                   -----------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
                                   -----------

                                          CALCULATION OF REGISTRATION FEE
------------------------------- ------------------- ------------------------ ------------------------ -----------------
      TITLE OF EACH CLASS          AMOUNT TO BE        PROPOSED OFFERING       PROPOSED AGGREGATE        AMOUNT OF
      OF SECURITIES TO BE           REGISTERED          PRICE PER SHARE         OFFERING PRICE(1)      REGISTRATION FEE
         REGISTERED
------------------------------- ------------------- ------------------------ ------------------------ -----------------
 Common Stock, $.10 par value     650,000 shares            $  6.125              $3,981,250.00            $1,174.47
------------------------------- ------------------- ------------------------ ------------------------ -----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 (a) under the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PUBLIC OFFERING PROSPECTUS         SUBJECT TO COMPLETION, DATED OCTOBER 15, 1998


                         CATHETER TECHNOLOGY GROUP, INC.

                                  COMMON STOCK

                            MAXIMUM - 650,000 SHARES
                            MINIMUM - 390,245 SHARES


                                 --------------

     This is a public offering of shares of common stock of Catheter Technology Group, Inc. We were formed for the purpose of becoming a holding company by acquiring, through a restructuring and a merger, all of the common stock of two medical device manufacturers, one which designs, manufactures and sells implantable cardiac pacemakers and pacemaker leads, and the other which designs, manufactures and sells cardiac catheter related products, used in connection with the diagnosis and treatment of illnesses of the heart and circulatory system. The restructuring and the merger will result in the two medical device manufacturers becoming operating subsidiaries of Catheter Technology Group, Inc. Catheter Technology Group, Inc. has never conducted any business other than matters related to its formation and initial organization.

     We are offering a minimum of 390,245 shares and a maximum of 650,000 shares on a "best efforts" basis. All funds received from sales of shares will be deposited in an escrow account and will not be released unless certain conditions have been met within 60 days of the date of this prospectus. It is expected that the price range per share of common stock will be between $5.125 and $6.125. See "PLAN OF DISTRIBUTION."

     We intend to file an application with the Philadelphia Stock Exchange or other regional exchange to list the common stock. There is currently no public market for the common stock. The market price of the shares after this offering may be higher or lower than the public offering price. We expect to engage the assistance of independent broker-dealers to sell the shares. Participating dealers will receive a sales commission of up to 10%, and a non-accountable expense allowance of 3%, of the gross proceeds of sales they make.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK . SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

                                 --------------

                                           PRICE TO                   PROCEEDS
                                            PUBLIC     COMMISSIONS     TO CTG
                                           --------    -----------    --------
Per Share................................. $           $              $
Total Minimum (390,245 shares)............ $           $              $
Total Maximum (650,000 shares)............ $           $              $

                                 --------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              _______________, 1998

                                TABLE OF CONTENTS

                                                                      PAGE

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS...........................2
PROSPECTUS SUMMARY......................................................3
RISK FACTORS............................................................6
USE OF PROCEEDS........................................................16
DIVIDEND POLICY........................................................17
CAPITALIZATION.........................................................18
DILUTION...............................................................19
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA..............20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS.................................24
MERGER.................................................................37
RESTRUCTURING MERGER...................................................39
BUSINESS...............................................................40
MANAGEMENT.............................................................63
EXECUTIVE COMPENSATION.................................................66
CERTAIN TRANSACTIONS...................................................70
PRINCIPAL SHAREHOLDERS.................................................72
DESCRIPTION OF SECURITIES..............................................74
SHARES ELIGIBLE FOR FUTURE SALE........................................76
PLAN OF DISTRIBUTION...................................................78
LEGAL MATTERS..........................................................79
EXPERTS................................................................79
AVAILABLE INFORMATION..................................................80
INDEX TO FINANCIAL STATEMENTS.........................................F-1

                              --------------------


                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this Prospectus discuss future expectations, contain statements about anticipated results of operations or financial condition or state other "forward-looking" information. When used in this Prospectus, the words "may," "will," "intends," "plans," "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. The forward-looking statements included in this Prospectus are subject to known and unknown risks and uncertainties. CTG's actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "RISK FACTORS" as well as those discussed elsewhere in this Prospectus. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. CTG undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     Please read all of this Prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this Prospectus all important information that investors will need to make an investment decision. You should rely only on the information contained in this Prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

     UNLESS THE CONTEXT OTHERWISE INDICATES, ALL SHARE AND PER SHARE DATA WITH RESPECT TO THE COMMON STOCK, $.10 PAR VALUE PER SHARE, OF CTG (THE "CTG COMMON STOCK") HAS BEEN ADJUSTED TO REFLECT THE REVERSE SPLIT (DISCUSSED BELOW). SIMILARLY, UNLESS OTHERWISE INDICATED HEREIN, ALL REFERENCES TO COMMON STOCK ISSUABLE IN CONNECTION WITH OPTIONS, WARRANTS, DEBENTURES OR OTHER DERIVATIVE SECURITIES OF CARDIAC AND ELECTRO GIVE EFFECT TO THE REVERSE SPLIT AND ASSUME CONSUMMATION OF THE RESTRUCTURING MERGER AND THE MERGER.

                                   THE COMPANY

     Catheter Technology Group, Inc. ("CTG") was incorporated on September 9, 1998 under the laws of the State of Delaware and was organized as a direct, wholly-owned subsidiary of Cardiac Control Systems, Inc., a Delaware corporation ("Cardiac"), for the purpose of restructuring into a holding company which is intended to hold both Cardiac and Electro-Catheter Corporation, a New Jersey corporation ("Electro"). It is intended that through the merger of a wholly-owned subsidiary of CTG with and into Cardiac (the "Restructuring Merger"), Cardiac will become a wholly-owned subsidiary of CTG. It is further intended that through the merger of a wholly-owned subsidiary of Cardiac with and into Electro (the "Merger"), Electro will become an indirect, wholly-owned subsidiary of CTG and a direct, wholly-owned subsidiary of Cardiac. The result of the Restructuring Merger and the Merger will be the formation of a holding company, CTG, which holds two operating companies, Cardiac and Electro. It is a condition to the Merger that, prior to the Merger, Cardiac will effectuate a one-for-five reverse stock split (the "Reverse Split") of its common stock, $.10 par value per share as part of the Restructuring Merger.

     The consummation of the offering of CTG Common Stock offered hereby is intended to occur concurrently with, and is conditioned upon, the consummation of the Restructuring Merger and the Merger. CTG has never conducted any business other than matters related to its formation and initial organization. There has been no public trading market for the CTG Common Stock. Cardiac and Electro both have operating histories and have been listed in the Nasdaq Small Cap Market prior to Cardiac's delisting in 1991 and Electro's delisting in 1997. The information contained in this Prospectus relates to Cardiac, Electro and CTG.

      PURPOSE OF THE MERGER AND RESTRUCTURING MERGER. CTG expects that the consolidation of Cardiac and Electro with their related product lines will (i) afford CTG the opportunity to improve operations and performance through the realization of operating synergies and cost savings, (ii) facilitate the commercialization of electrophysiology and other rhythm-management products from their existing products and new products developed by them, and (iii) serve as a "platform" to acquire or consolidate additional related products or other companies with related products. The cardiac catheter market is comprised of a large number of specialty niche companies, each with existing revenues and proprietary technologies that allow them to compete in selected segments. However, these companies are hindered due to their size, market valuations and other factors, in their efforts to compete effectively in their market and to raise capital. CTG believes that the Merger will provide a platform to consolidate several of these companies into a larger entity that could capitalize on CTG's existing management and manufacturing capabilities, operating synergies, and a larger revenue and technology base.

     CARDIAC. Cardiac was incorporated as Supramedics, Inc. on June 20, 1980 under the laws of the State of Delaware, and on August 28, 1980 changed its name to Cardiac Control Systems, Inc. Cardiac is engaged in the design, development, manufacture, marketing and sale of implantable leads and cardiac pacing systems, as well as the design, development and manufacture of leads for use as components in the products of other companies on an original equipment manufacturing ("OEM") basis. These systems consist of single-chamber, dual-chamber and single-lead atrial-controlled ventricular cardiac pacemakers together with connecting electrode leads and equipment for the external programming and monitoring of the pacemakers. Cardiac has received classification (clearance) from the United States Food and Drug Administration ("FDA") to distribute commercially products consisting of a line of single-chamber and dual-chamber pacemaker systems and a single-lead atrial-controlled ventricular cardiac pacing system. The equipment used for the external programming and monitoring of Cardiac's pacemaker products is usually loaned without charge to physicians and other purchasers of Cardiac's products. Cardiac's products are "medical devices" as defined by the FDA and thus are subject to Federal regulations enforced by the FDA, including restrictions on the commercial introduction of products and clinical testing requirements.

     The common stock of Cardiac (the "Cardiac Common Stock"), which historically was listed on the Nasdaq SmallCap Market, was delisted effective August 30, 1991 as a result of non-compliance with Nasdaq SmallCap Market's capital and surplus requirement then in effect. However, the Cardiac Common Stock is currently quoted on the OTC Bulletin Board. Upon consummation of the Restructuring Merger, each outstanding share of Cardiac will be converted into one share of CTG (after giving effect to Cardiac's Reverse Split). As a result, the Cardiac Common Stock will no longer be traded on the OTC Bulletin Board.

     ELECTRO. Electro was incorporated in New Jersey in 1961. Electro is engaged in the business of design, development, manufacture, marketing and sale of catheters and related devices utilized in connection with illnesses of the heart and circulatory system. Catheters are hollow tubes that can be passed through veins, arteries and other anatomical passageways. Electro has targeted electrophysiology as its focal area for future growth, but intends to maintain and develop products for the emergency care, invasive and non-invasive cardiology and invasive radiology markets. Electro is also seeking to expand its OEM business to capitalize on its catheter technology expertise and its manufacturing capabilities. Electro produces a wide range of catheter products intended to be utilized by doctors and other trained hospital personnel for diagnostic as well as therapeutic purposes. Like Cardiac, the products of Electro are "medical devices" within the meaning of the Federal Food, Drug and Cosmetics Act, as amended (the "FDA Act"), and are subject to the Federal regulations enforced by the FDA, including restrictions on the commercial introduction of products and clinical testing requirements relative to the marketing thereof. Electro has received FDA authorization to market its principal existing products or is exempt from authorization requirements, as provided by law, for certain devices already in existence prior to amendment of the FDA Act.

     The common stock of Electro (the "Electro Common Stock"), which historically was listed on the Nasdaq SmallCap Market, was delisted effective August 28, 1997 as a result of non-compliance with the Nasdaq SmallCap Market bid price requirement then in effect. However, Electro is currently quoted on the OTC Bulletin Board. Upon consummation of the Merger, each outstanding share of Electro Common Stock will be converted into one-fifth of a share of CTG Common Stock. Thus, the Electro Common Stock will no longer be traded on the OTC Bulletin Board.

     CTG. Before consummation of the Merger, CTG, as the parent holding company of Cardiac, intends to apply to list its shares on the Philadelphia Stock Exchange (the "Philadelphia Exchange") or other regional exchange. Prior to the transactions contemplated herein, there has been no public market for the CTG Common Stock and there can be no assurance that CTG will be able to list its shares on the Philadelphia Exchange or other exchange, or, if listed, it can maintain its listing.

     CTG's principal executive offices are located at 3 Commerce Boulevard, Palm Coast, Florida 32164, (904) 445-5450.



                                                   THE OFFERING

Securities offered...........................       650,000 shares of CTG Common Stock (maximum).
                                                    390,245 shares of CTG Common Stock (minimum).

Shares outstanding after the offering
  ("assuming the sale of maximum number
   of shares")...............................       2,457,826 shares (maximum).(1)
Shares outstanding after the offering
  ("assuming the sale of minimum number
   of shares")...............................       2,198,071 shares (minimum).(1)

Use of Proceeds..............................       We intend to use the offering proceeds for repayment of certain debt, deferred salaries to officers, expenses of the
                                                    Restructuring Merger and the Merger, working capital and
                                                    general corporate purposes.

Risk Factors.................................       You should read the "Risk Factors" section beginning on page 6, as well as other cautionary statements throughout the entire prospectus, to ensure you understand the risks associated with an investment in our stock.

Proposed Philadelphia Exchange (or other
  regional exchange) Symbol..................       To be announced.

--------------

(1) Excludes (i) 412,997 shares issuable upon the exercise of stock options and warrants outstanding and exercisable as of the date of this Prospectus,
     (ii) 13,953 shares accrued but unissued for director fees, (iii) 150,000 shares issuable upon conversion of debentures outstanding and convertible upon the consummation of the Merger; and (iv) 151,515 shares issuable upon conversion of 1,000 shares of Series A Preferred Stock of Electro at a conversion rate of $1,000,000 divided by 120% of the per share offering price (120% would be $6.60 per share assuming an offering price of $5.50 per share).

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING SHARES OF CTG COMMON STOCK. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCUSSION IN THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES, SUCH AS STATEMENTS OF CTG'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. CTG'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE HEREIN. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 2 OF THIS PROSPECTUS.

HISTORY OF OPERATING LOSSES; GOING CONCERN QUALIFICATION

     Cardiac and Electro, the operating companies to be held by CTG after the Merger, have had a history of net losses, have experienced cash flow deficiencies, and have, at times, been unable to pay many of their respective obligations as they became due.

     Cardiac incurred net losses of $1,239,710 and $881,240 for the fiscal years ended March 31, 1998, and 1997, respectively. At March 31, 1998, Cardiac had an accumulated deficit of $21,901,927. In addition, Cardiac, at various times, was delinquent in paying suppliers. Cardiac's cash shortages, at times, impaired its ability to purchase components, causing production delays that resulted in backorders and lost sales. Cash shortages also prevented Cardiac from enlarging its sales organization and conducting aggressive marketing and advertising campaigns. As a result, Cardiac's auditors have noted in their report that Cardiac has experienced significant operating losses and an accumulated deficit which raise substantial doubt about Cardiac's ability to continue as a going concern.

     Similarly, Electro incurred net losses of $851,109, $1,354,942 and $892,940 for the nine months ended May 31, 1998 and the fiscal years ended August 31, 1997 and 1996, respectively. At May 31, 1998, Electro had an accumulated deficit of $12,307,768. Electro, at times, has been unable to timely pay its vendors, resulting in delays in the delivery of certain product components. The delivery delays caused backorders, delayed shipments to customers and could ultimately result in the loss of sales should customers turn to Electro's competitors. Electro believes that significant sales have not been lost to date, but there can be no assurance that future sales will not be adversely affected. Electro's auditors have reported that recurring losses from operations and limited working capital resources raise substantial doubt about Electro's ability to continue as a going concern and have qualified Electro's financial statements by the assumption that Electro will continue as a going concern without including any adjustment which might result from the outcome of this uncertainty.

     The closing of the Merger is contingent upon CTG obtaining sufficient financing from this offering and other sources, in combination, to fund the operations of Cardiac and Electro post-Merger. There are many events and factors in connection with the development, manufacture and sale of Cardiac's and Electro's products over which they have little or no control, including, without limitation, vendor and production delays, marketing difficulties, lack of market acceptance and superior competitive products. Therefore, there can be no assurance that, even with the proceeds from this offering and other financing, CTG will be profitable or will be able to generate sufficient revenues to satisfy the cash flow requirements of the operations of Cardiac and Electro. Further, the Merger may result in the recording of a patent on CTG's financial statements, the amortization of which would reduce reported earnings in subsequent years. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Results of Operations -- Cardiac," and
 "-- Electro".

RISKS ASSOCIATED WITH INTEGRATION OF OPERATIONS

     Realization of the anticipated benefits of the Merger will depend, in part, upon the efficient and effective integration of the operations of Cardiac and Electro. The inability to successfully combine each company's senior management or the loss of the services of one or more key persons could have a material adverse effect on CTG. The senior management of CTG and its subsidiaries also must continue to attract and retain qualified management level employees and continue to motivate employees in light of organizational changes resulting from the Merger. The integration of Cardiac and Electro will require the dedication of management resources which may distract attention from the day-to-day operations of CTG and its subsidiaries. The diversion of management's attention required for successful completion of the integration process, as well as any other difficulties which may be encountered in the transition and integration process, such as unforeseen capital and operating expenses or other difficulties and complications and unanticipated delays frequently encountered in connection with the expansion and integration of acquired operations, could have an adverse effect on the revenue and operating results of CTG. See "BUSINESS" and "MANAGEMENT."

UNCERTAINTY OF SUCCESS OF CTG'S INITIATIVES

     It is anticipated that CTG will pursue a number of strategic initiatives that either have not been pursued or have not been fully commercialized by either Cardiac or Electro to date, including, among others, a single-lead DDD system, a single-pass pace monitor and defibrillation lead, an atrial fibrillation ablation system and a temporary cardioversion lead. Such initiatives will involve the risks associated with new businesses generally, including, but not limited to, risks associated with marketing medical devices and implementing such initiatives and engineering, design and construction risks in constructing and operating new facilities. See "BUSINESS" and "MANAGEMENT."

DEBT OBLIGATIONS AND CONSEQUENCES OF DEFAULT

      Upon consummation of the Restructuring Merger and the Merger, CTG will have substantial debt obligations. As of September 30, 1998, Cardiac owed an aggregate of approximately $3,461,296 (excluding accrued interest) to various lenders. In addition, CTG will incur additional debt concurrently with this offering. CTG plans to borrow approximately $1,500,000; however, in any event, it will be required to borrow at least $700,000 to satisfy the $4.0 million financing contingency for the Merger if the maximum offering is sold and up to $2,000,000 to satisfy the $4.0 million financing contingency if less than the maximum offering is sold. The terms of certain of Cardiac's existing obligations, which CTG will assume, impose substantial restrictions on CTG's ability to raise additional funds through stock sales or other loans. All of Cardiac's property is subject to encumbrances. The terms of the loans vary and include the requirements of (a) lender's consent to sell or encumber any of Cardiac's property having a total value exceeding $25,000, (b) lender's consent to incur in any year additional indebtedness exceeding $200,000, (c) various recurring fees, and (d) lender's consent prior to merger, consolidation or change in ownership of 20% or more of the outstanding stock. There is no assurance that CTG will meet these debt obligations. Failure to meet these debt obligations, or others, will result in a material adverse effect on the operations of CTG. The terms of these debt obligations could impair CTG's ability to raise additional funds through stock offerings or additional loans, which could have a material adverse effect on CTG's business and results of operations. See "BUSINESS - Business of Cardiac - - Debt Obligations."

POSSIBLE NEED FOR ADDITIONAL OPERATING CAPITAL; INCREASED LEVERAGE AND LESS WORKING CAPITAL IF MAXIMUM OFFERING NOT ACHIEVED

     Both Cardiac and Electro have a history of operating losses and have essentially exhausted current capital resources. Cardiac's and Electro's capital requirements in connection with carrying inventory and designing, developing and marketing products have been significant, and, consequently, CTG's capital requirements will be significant going forward. Although the closing of the Merger is contingent upon the obtaining of additional financing from this offering and through loans, there is no assurance that these funds will be sufficient to fund operations. If additional funds were to be needed, (i.e., if CTG is not able to achieve cost savings or if additional funds are required for marketing or other operational efforts), CTG could be required to seek additional financing through loan transactions and/or the sale of securities. However, existing obligations of Cardiac and Electro could make finding additional financing difficult. All of Cardiac's properties are encumbered under existing debt obligations. Further, the terms of some of Cardiac's loans impose substantial restrictions on Cardiac's business activities. Some of the existing loan restrictions (a) prevent Cardiac from further encumbrances on collateral valued in excess of $25,000, (b) require the lender's consent to incur additional indebtedness exceeding $200,000 annually, (c) provide for acceleration of the maturity date if the ownership of more than 20% of Cardiac's outstanding shares are transferred without lender consent, and (d) impose fees for certain additional financing. There can be no assurance that further financing will be available on acceptable terms, or at all. See "BUSINESS - Business of Cardiac - - Debt Obligations."

     Further, the consummation of the Merger is dependent upon CTG raising $4.0 million through a combination of proceeds from this offering and proceeds from a loan or line of credit. CTG anticipates raising approximately $2.0 million to $3.3 million in this offering. CTG will be required to borrow at least $700,000 to satisfy the $4.0 financing contingency for the Merger if the maximum offering is closed and up to $2,000,000 to satisfy the contingency if less than the maximum offering is sold. Thus, CTG's debt obligations will be increased and it will have less working capital available if only the minimum offering is closed. Such increased leverage could impair CTG's ability to obtain other financing through loans or additional sales of stock.

LOSS OF ROYALTY INCOME

     Cardiac was the licensor under a license agreement with Sulzer Intermedics, Inc. ("Intermedics") allowing Intermedics to manufacture and sell certain pacemaker products described by United States patents (Patent Nos. 4,962,767 and 5,127,403) owned by Cardiac. Under that agreement, Cardiac recorded $2,063,250 and $2,394,250 in royalty income during the fiscal years ended March 31, 1998 and 1997, respectively, which represented approximately 35% and 36% of revenues in such years, respectively. Intermedics' obligation to pay royalties under the license terminated on January 22, 1998. The loss of such royalty income adversely impacts Cardiac's working capital and revenue. See "BUSINESS - Business of Cardiac - - Sales, Marketing and Distribution Methods."

LIMITATIONS ON THE USE OF NET OPERATING LOSS CARRYFORWARDS ("NOLS")

     As of March 31, 1998, Cardiac had NOLs of approximately $18.9 million. These NOLs can be utilized against future taxable income through the fiscal year ending March 2012. The use of the NOLs will be significantly limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), as a consequence of the Merger with Electro, as the Merger will create a more than 50% aggregate change in ownership of Cardiac. Accordingly, assuming a November 16, 1998 effective date of the Merger with Electro, the Cardiac NOL limitation under Section 382 of the Code is approximately $50,000 per year. Furthermore, since Electro would become the parent for tax purposes as a result of a reverse acquisition by Electro stockholders, Cardiac's NOLs will be further limited under the provisions of Treasury Regulation Section 1.1502-21T regarding Separate Return Limitation Years ("SRLYs"). Unless Cardiac contributes to consolidated taxable income (before any NOL deduction), the SRLY rules will apply and Cardiac's NOLs may not be available to offset consolidated taxable income. As a result of these limitations, it is possible that Cardiac's NOLs will expire prior to their utilization.

     As of August 31, 1997, Electro had NOLs of approximately $13.0 million which may be utilized against future taxable income through the fiscal year ending August 31, 2012. Should Electro not be the post-merger parent for tax purposes, the SRLY rules mentioned above may apply.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

     As part of its growth strategy, CTG intends to acquire additional companies with cardiology and electrophysiology catheter products and/or complementary products and technologies. There can be no assurance that CTG will be able to identify, acquire or profitably integrate and manage additional companies or complementary products or technologies, if any, into CTG without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on CTG's operating results, diversion of management's attention, failure to retain key personnel of the acquired companies, amortization of acquired intangible assets and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on CTG's results of operations, financial condition or business. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of CTG. In addition, there can be no assurance that the other companies or complementary products or technologies acquired in the future will achieve anticipated revenue and earnings. See "BUSINESS" and "MANAGEMENT."

POSSIBLE NEED FOR FUTURE ACQUISITION FINANCING

     CTG intends to finance future acquisitions through the use of cash (which may include some of the proceeds from this offering), incremental debt financing and/or by issuing additional shares of CTG Common Stock for all or a substantial portion of the consideration to be paid on such future acquisitions. In the event that CTG Common Stock does not maintain a sufficient market value or potential acquisition candidates are otherwise unwilling to accept CTG Common Stock as part of the consideration for the sale of their businesses, CTG may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If CTG does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through loans or sales of its securities. There can be no assurance that CTG will be able to obtain the financing it will need on terms it deems acceptable, or at all. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity - - Cardiac" and "- - Electro."

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS; POSSIBLE DILUTION OF CTG COMMON STOCK FROM EXERCISE OF OPTIONS AND WARRANTS; POSSIBLE ADVERSE EFFECT ON MARKET PRICE

     The market price of the CTG Common Stock could drop as a result of sales of a large number of shares of common stock in the market after the offering, or the perception that such sales could occur. These factors could also make it more difficult for CTG to raise funds through future offerings of CTG Common Stock. In addition, during the respective terms of CTG's outstanding derivative securities, the holders thereof may be able to purchase shares of CTG Common Stock at prices substantially below the then-current market price of the CTG Common Stock with a resultant dilution in the interests of the existing stockholders.

     Upon the closing of this offering, assuming all 650,000 shares are sold in this offering, there will be 2,457,826 shares of CTG Common Stock outstanding. All of these shares will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares held or purchased by "affiliates" of CTG, as defined under Rule 144 of the Securities Act ("Rule 144"). Of the 2,457,826 shares that will be outstanding immediately after the offering, approximately 391,098 shares will be "restricted securities" as defined under Rule 144 since they will be held by affiliates. The affiliates will be subject to certain lock-up agreements with CTG. CTG intends to enter into lock-up agreements with its officers and directors under which they may not sell any shares of CTG Common Stock without the consent of CTG for 180 days after the date of this Prospectus (the "Lock-Up Agreements"). After the expiration of the Lock-up Agreements, the shares may be sold subject to certain volume and other limitations prescribed by Rule 144. See "SHARES ELIGIBLE FOR FUTURE SALE."

     Upon consummation of the Merger, CTG will have outstanding options and warrants to purchase shares of CTG Common Stock exercisable at various prices from $.05 to $25.00 subject to adjustment per share, pursuant to which an aggregate of 412,997 shares of CTG Common Stock (subject to adjustment) may be issued. Further, there will be outstanding $300,000 in debentures convertible upon consummation of the Merger into 150,000 shares of CTG Common Stock. There will also be outstanding 1,000 shares of Electro preferred stock convertible into 151,515 shares of CTG Common Stock, derived by dividing $1,000,000 by an assumed conversion rate of $6.60. The warrants, debentures and Electro preferred stock provide for various registration rights to register an aggregate of 598,384 shares of Common Stock (subject to adjustment) underlying their respective derivative securities. The subsequent registration of these securities could have an adverse effect upon the market for the price of CTG Common Stock. See "DESCRIPTION OF SECURITIES," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources -- Cardiac, " and "SHARES ELIGIBLE FOR FUTURE SALE."

IMMEDIATE AND SUBSTANTIAL DILUTION

      The public offering price per share of CTG Common Stock exceeds the net tangible book value per share. Accordingly, the purchasers of shares sold in this offering will experience immediate and substantial dilution of approximately $4.84 per share in their investment if the minimum offering is sold and approximately $4.41 share in their investment if the maximum offering is sold. The exercise of outstanding options and warrants, some of which may be exercised at prices substantially below the offering price per share, will result in further dilution to the public investors. Further, additional sales of CTG Common Stock or other securities of CTG in connection with acquisitions or otherwise may involve substantial dilution to the interests of CTG's then existing stockholders. See "DILUTION."

ARBITRARY DETERMINATION OF PUBLIC OFFERING PRICE; LACK OF PUBLIC MARKET FOR CTG COMMON STOCK

     The public offering price for the CTG Common Stock was arbitrarily determined by CTG and there is no relationship between it and the earnings, book value or other recognized criteria of valuation.

     There has not been a public market for the CTG Common Stock. CTG intends to apply for listing of its CTG Common Stock on the Philadelphia Exchange or other regional stock exchange. There is no assurance that CTG will meet the criteria to obtain such listing and, in the event CTG does meet the criteria and its stock is listed, there is no assurance that CTG will maintain sufficient qualifications to maintain the listing. In order for a company's securities to be listed and maintained on any exchange, it must meet certain minimum thresholds regarding net tangible assets, market value of its publicly-traded stock, market price of its common stock, and in some cases, net income. Should CTG not satisfy the listing criteria, trading in the CTG Common Stock would be conducted in the over-the-counter market known as the OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the CTG Common Stock. However, notwithstanding the listing of CTG Common Stock on any exchange, there is no assurance that an active trading market for the CTG Common Stock will develop.

PENNY STOCK REGULATION

     If the CTG Common Stock is not listed on the Philadelphia Exchange or other exchange, it will be traded on the OTC Electronic Bulletin Board. Trading in the OTC Electronic Bulletin Board allows market makers to enter quotes and trade securities that do not meet listing requirements of NASDAQ or any exchange. In such case, sales of CTG Common Stock will be subject to the "penny stock" rules promulgated by the Securities and Exchange Commission (the "SEC"). The SEC's regulations generally define a "penny stock" as any equity security that has a market price (as defined) of less than $5.00 per share. The rules impose various sales practice requirements on broker-dealers who sell securities governed by the rules to persons other than established customers and certain accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The rules further require the delivery by the broker-dealer of a disclosure schedule prescribed by the SEC relating to the penny stock market. Disclosure must also be made about all commissions and about current quotations for the securities. Finally, monthly statements must be furnished to the SEC disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Although the regulations provide several exceptions to or exemptions from the penny stock rules based on, for example, specified minimum revenues or asset-value, CTG may not fall within any of the stated exceptions. Thus, a transaction in CTG's securities would subject the broker-dealer to sales practice and disclosure requirements that make trading of the stock more cumbersome which could have a material and adverse effect on the marketability of the stock.

POSSIBLE VOLATILITY OF CTG COMMON STOCK PRICE

     The market price of CTG's securities may be highly volatile, as has been the case with the securities of other companies engaged in high technology research and development. Factors such as announcements by CTG or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments, disputes relating to patents or proprietary rights, operating results, market conditions and economic factors may have a significant impact on the market price of CTG's Common Stock. Further, the Merger may result in the recording of significant goodwill on CTG's financial statements, the amortization of which would reduce reported earnings in subsequent years. Such an effect on reported earnings could have an adverse effect on the market price of the CTG Common Stock.

NO UNDERWRITER; NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD

         The CTG Common Stock is being offered without the involvement of an underwriter acting on either a firm commitment or best efforts basis. Consequently, no person has an obligation to purchase any of the shares offered hereby. See "PLAN OF DISTRIBUTION." In reviewing the information set forth under the heading "CAPITALIZATION," potential purchasers of the CTG Common Stock should note that no minimum number of shares is required to be sold in the offering and no assurance is given that any particular number of shares will be sold. Notwithstanding the foregoing, if CTG is unable to obtain sufficient funds from a combination of this offering and loans, all payments made in connection with your subscriptions for CTG Common Stock will be refunded to you without interest or deduction.

ADVERSE EFFECT OF COMPETITION

     There are a number of established companies engaged in the design, manufacture, marketing and sale of cardiac pacemaker systems which have greater financial resources, research and development facilities, manufacturing capabilities and marketing organizations than Cardiac. Intermedics and Medtronics, Inc. have developed a single-lead atrial-controlled ventricular cardiac pacing system. Intermedics received FDA clearance for such a pacing system and commenced marketing its system in March 1995. A successful introduction of any such new system could dramatically impact Cardiac's competitive position and its ability to become a viable entity in the cardiac pacemaker industry. See "BUSINESS - Business of Cardiac - - Competition in the Industry."

     In Electro's experience, competitors who market steerable catheters for which they have FDA approval for both diagnostic as well as therapeutic use have a significant competitive advantage over Electro, whose steerable catheter products are approved for diagnostic use only. Also, with regard to gaining market acceptance, Electro has had some difficulty relative to products introduced after competitors already had similar products on the market, due to physicians' acceptance of and comfort with the competing products. In such circumstances, Electro's ability to gain acceptance was limited. See "BUSINESS - Business of Electro - - Competition."

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY; RISK OF INFRINGEMENT OF THIRD-PARTY PATENTS

     CTG's success will depend, in part, on its ability to maintain protection for the products and manufacturing processes of its operating entities, Cardiac and Electro, under United States and foreign patent laws, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. Cardiac and Electro hold patents and trademark registrations for various products and plan to continue to establish and protect their proprietary rights with respect to new products they develop. Cardiac, in particular, also relies on trade secrets and proprietary know-how, which it seeks to protect, in part, by confidentiality agreements with its university research partners, employees, consultants, advisors and others. However, actions taken to establish and protect proprietary rights may be inadequate to prevent imitation of such products by others or to prevent others from claiming violations of their proprietary rights by CTG. In addition, others may assert rights in CTG's proprietary products and processes and other proprietary rights. See "BUSINESS - Business of Cardiac - - Certain Patents, Trademarks and Licenses," "- Business of Electro - - Certain Patents, Trademarks and Licenses."

TECHNOLOGICAL AND PRODUCT OBSOLESCENCE

     The medical device industry is characterized by extensive research and development and rapid technological change. Development by competitors of new or improved products, processes or technologies may make CTG's current products or any future products obsolete or less competitive. CTG will be required to devote continued resources to enhance its current products and develop new products for the medical marketplace. There are many events and factors in connection with the development, production and sale of such products over which CTG has no control. It is not possible to provide any assurance that CTG's business will be successful.

ADVERSE EFFECT OF GOVERNMENT REGULATION

     Cardiac's and Electro's products are classified as medical devices and are subject to extensive regulation by the FDA and the regulatory bodies of other countries. A medical device must be cleared by the FDA and the regulatory bodies of other countries through an extensive application process before it can be commercially marketed in that specific country. Any delay of clearance or rejection of an application could have a material adverse effect on Cardiac's and Electro's business and results of operations. See "BUSINESS Business of Cardiac - - Government Regulation," "- Business of Electro - - Government Regulation."

PRODUCT RECALLS

     In the event problems arise with Cardiac's or Electro's products after commercial introduction, a recall of the defective products might be required. In any such event, the costs and potential liability to CTG could be significant and would have a material adverse effect on CTG's business and operations. Cardiac recalled products in September 1990, August 1991, March 1994 and December 1996. The 1996 recall involved two pacemakers removed from hospital shelves. In no instances have such recalls involved removal of a product from a patient. See "BUSINESS - Business of Cardiac - - Government Regulation," "- Business of Electro - - Government Regulation."

FDA WARNING LETTER

     Electro's products, like those of Cardiac, are classified as medical devices under the FDA Act and, as such, are subject to extensive regulatory compliance requirements. In February, 1997, the FDA conducted an inspection and audit of Electro's facilities and practices as a result of which the FDA issued a warning letter (the "FDA Warning Letter") regarding noncompliance by Electro with certain regulations regarding current good manufacturing practices ("cGMP") in the manufacture of its products. The areas of noncompliance include Electro's methods of investigation of device complaints, methods of validation of device sterilization, environmental monitoring procedures, methods of validation of extrusion processes which are used in the manufacture of certain of Electro's catheters and other quality assurance and record keeping requirements. Electro communicated with the FDA its intentions to remedy the noncompliance, established a plan and timetable to effectuate such remediation and diligently worked to take the necessary corrective actions. A subsequent FDA inspection in September 1997 indicated that, while substantial progress had been made, not all corrective actions had been completed. Electro is continuing in its efforts to complete such actions and it is Electro's intention to inform the FDA before the end of 1998 that it has completed such actions and is ready for reinspection. There can be no assurance, however, that Electro will be ready for such reinspection before the end of 1998 nor that Electro will pass any such reinspection when it occurs. While Electro is currently under no restrictions by the FDA regarding the manufacture or sale of its products, Electro is unable to determine precisely the short-term economic impact of instituting the required corrective actions and there can be no assurance that the FDA will not take further action, including seizure of products, injunction and/or civil penalties, if the necessary corrective actions are not completed on a timely basis. The voluntary discontinuation of manufacturing of certain products and the delay in the sale of other products has adversely affected sales by an estimated 10%. Until all corrective actions required under the FDA Warning Letter have been taken, the FDA will not consider new products for approval. However, Electro's insufficient financing for research and development efforts over the last few years have limited its ability to produce new products and, consequently, no FDA approvals are currently sought. Electro believes that it will have completed the corrective actions by the time it produces a product for which FDA approval would be required. See "BUSINESS Business of Electro - - Government Regulation."

EXPOSURE TO CLAIMS AND LITIGATION

     The nature of the medical device industry subjects companies in such industry to the risk of litigation in several areas, including claims for personal injuries resulting from the use of the products as well as for patent, licensing or trademark infringement. The products of Cardiac and Electro can be used in high risk medical situations where the risk of serious injury and/or death is great. CTG will maintain product liability coverage in limits of coverage which it believes is customary in the industry. There can be no assurance, however, that CTG's insurance coverage will be adequate to address all costs, expenses and losses which may be incurred in litigation proceedings.

     In accordance with practice in the pacemaker industry, Cardiac has attempted to limit its product warranty obligations (associated with defective pacemakers) to replacement of any defective pacemakers and some patient out-of-pocket expenses up to $500. CTG will continue to provide the same warranty policy as currently exists on Cardiac's pacemaker products. There can be no assurance that CTG's pacemaker warranty policy will be adequate to address all expenses and losses.

     Electro is currently a party to certain litigation incident to the normal conduct of its business. See "BUSINESS - Business of Electro - - Legal Proceedings."

PROHIBITION ON SALES OF ELECTRO PRODUCTS TO EUROPEAN COMMUNITY WITHOUT ISO CERTIFICATION

     Continued sale by Electro of certain of its products in the member nations of the European Economic Community (the "EEC") beyond June 14, 1998 required receipt of certification (the "CE Mark"), from the International Organization for Standardization (the "ISO"). As this certification was not obtained prior to such date, Electro and Cardiac have submitted an application requesting CE Mark certification for Cardiac to sell such products, as manufacturer, with Electro acting as vendor to Cardiac in such regard. Since the CE Mark was not received by Electro by June 14, 1998, Electro has suffered a loss of sales in the EEC. Additionally, while Electro and Cardiac believe that certification will be granted for Cardiac's sale of such products for Electro, there can be no assurance as to when or if such certification will be granted. Should such certification not be received for some key products by calendar year-end, the loss of sales of those products in the EEC could be as high as 15% of Electro's sales, having a material adverse effect on Electro's revenues. "BUSINESS - Business of Electro - - Government Regulation."

SINGLE SOURCES OF SUPPLIES AND PRODUCTION RISKS

     Single sources are relied upon by Cardiac for certain critical materials used in Cardiac's pacemaker products, including medical adhesives, integrated circuits, hybrid microelectronic circuitry, lithium batteries and a material used to produce Surethane(TM), a substance utilized in the manufacture of Cardiac's leads. A delay in delivery of such critical materials or the loss of one of the suppliers of such materials could have a significant adverse effect on Cardiac's business. Two of Cardiac's principal suppliers of materials used primarily in electrode lead production have indicated that they will no longer supply their materials to the medical device industry presumably because such suppliers perceive these and other implantable medical products to be unacceptable risks as a result of possible product liability claims from patients. These companies have reportedly stopped allowing the use of any of their materials in products to be implanted in humans for medical use. Cardiac does not believe that the material that it has used for leads has been alleged to have caused any bodily harm in the past or that there is any present litigation. Cardiac believes it has an adequate supply of one such material to meet demand for the next several years and has identified alternate sources for both materials, which Cardiac may use unless the FDA reviews and withdraws approval for those alternate materials. See "BUSINESS - Business of Cardiac - - Raw Materials and Production, " "- - Sources of Supply."

     Electro uses outside suppliers for certain components and Electro contracts with third parties for the performance of sterilization. Although most components and processes are available from more than one vendor, certain components and processes are manufactured or provided by single vendors, some involving molds owned by Electro. Significant components for which Electro has only one source include tubing for catheters, connector pins used in pacing catheters, latex used in balloons, needles and certain packaging. Electro attempts to maintain an adequate supply of the components on hand in order to minimize any supply interruption from single source vendors to allow for time to locate and qualify a new vendor or to find a substitute for a single source. As such, there can be no assurance that Electro's ability to manufacture certain products will not be materially affected by single source vendors. "BUSINESS - Business of Electro - - Raw Materials and Production," and "- Sources of Supply."

DEPENDENCE ON PROPER INVENTORY MANAGEMENT

     Cardiac's operations require substantial operating capital. Cardiac is required to carry significant amounts of inventory in order to meet rapid delivery requirements of customers and assure itself a continuous supply of key components and parts from its suppliers. There is also a several-month lead time between the time that Cardiac acquires parts until such time that a product is completed and available for sale. In addition, Cardiac's domestic business is consignment in nature insofar as Cardiac provides customers with the right to return products that are not implanted or sold. Accordingly, inventory management is an important business concern with respect to Cardiac's liquidity (i.e, the amount of working capital available at any time). The amount of product returned to Cardiac is negligible, typically less than 1 unit every 2 years from all units sold in the U.S. and approximately 1 unit per year from all units sold to distributors internationally. See "BUSINESS - Business of Cardiac
- - Inventory and Backlog."

RELIANCE ON THIRD-PARTY REIMBURSEMENT

     Hospitals, physicians and other health care providers that purchase medical devices for use in furnishing care to their patients typically rely on third-party payers, principally Medicare, Medicaid, and private health insurance plans, to reimburse all or part of the costs or fees associated with the medical procedures performed with those devices, and of the costs of acquiring those devices. Medicare pays the hospital/physician between $13,000 and $15,000 per pacemaker implant. The precise amount is determined in accordance with state regulatory provisions which vary from state to state. This reimbursement is intended to cover the total cost of the procedure (including all physicians, nursing personnel, etc.), cost of the patient stay in the hospital and cost of all materials used. The most expensive materials used are the pacemaker and lead. Depending upon the hospital (prices to hospitals vary based on bids and contracts) the price of a pacemaker and lead can vary from $3,000 to $6,000.

     Medicare reimbursement for pacemakers is not made to Cardiac. Cardiac is paid by the hospitals based on negotiated contracts. The hospitals are reimbursed by Medicare based on a fixed price per clinical procedure. It is from this reimbursement that all procedural costs are deducted. Reimbursement is not dependent on the manufacturer of the pacemaker used, i.e.: all brands of pacemakers are reimbursed at the same rate. Cost control measures adopted by third-party payers in recent years have had and may continue to have a significant effect on the purchasing practices of many providers, generally causing them to be more selective in the purchase of medical devices. Limitations may be imposed upon the conditions for which procedures may be performed or on the cost of procedures for which third-party reimbursement is available, which could adversely affect the market for Cardiac's current or future products.

RISKS INHERENT IN INTERNATIONAL OPERATIONS

     CTG intends that the operating companies, Cardiac and Electro, will endeavor to market their products and services internationally, either independently or through joint ventures or other collaborative arrangements with strategic partners. To date, sales of Cardiac's and Electro's products have been made to approximately 50 distributors in foreign markets. To the extent that operations overseas and/or sales of products in foreign markets will take place, such will be subject to all of the risks inherent in international operations and transactions, including the burdens of complying with a wide variety of foreign laws and regulations, exposure to fluctuations in currency exchange rates and tariff regulations, potential economic instability and export license requirements. The political, economic and regulatory environments of the countries in which CTG determines to do business will significantly affect its operations in such countries. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Operating Trends and Uncertanties."

DEPENDENCE ON KEY EMPLOYEES

     CTG's future success depends, in part, upon key managerial, technical and marketing personnel and upon its ability to continue to attract and retain such highly talented individuals. Competition for qualified personnel is intense in the medical device industry. There can be no assurance that CTG will retain the key employees of Cardiac and Electro or that it will attract and assimilate such employees in the future. Further, as is the case in many acquisition transactions, the Merger may result in the loss of key personnel through attrition or restructuring. Such a loss of key personnel could have an adverse effect on operations. To mitigate this risk, Cardiac entered into employment agreements with certain executive officers. Any of the employment agreements could be terminated prematurely in the event of the resignation, disability or death of such employees. Cardiac has applied for policies of key-man life insurance on the lives of three of its key management personnel, Messrs. Bart C. Gutekunst ($1.0 million) , Alan J. Rabin ($2.0 million) and Jonathan S. Lee ($250,000). It is intended that both a Chief Financial Officer and an Acquisition Officer with experience in the consolidation of companies will be hired after the Merger. There can be no assurance that such individuals will be identified and hired in a timely manner.

RELIANCE ON INDEPENDENT SALES REPRESENTATIVES

     Cardiac's operations, sales and ability to attain a profitable level of operations are dependent upon maintaining its relationships with its principal sales representatives and upon ongoing expansion of its business volume. These representatives have entered into contracts with Cardiac. Termination of any of these contractual agreements between Cardiac and its key independent sales representatives could have a material adverse effect on Cardiac's sales volume and operations. Furthermore, Cardiac's ability to achieve a profitable level of operations would be adversely affected if Cardiac's sales representatives were unable to expand the volume of their business. See "BUSINESS - Business of Cardiac - - Sales, Marketing and Distribution Methods."

UNDERSIZED SALES FORCE

     Historically, Cardiac's and Electro's cash flow deficiencies prevented them from hiring executive marketing personnel and increasing the size of their sales force. Cardiac's and Electro's marketing success in the future will depend, at least in part, on their ability to recruit and retain additional sales representatives, which is critical to market acceptance and sales growth. It is intended that a Vice President of Marketing with experience in marketing and use of Cardiac's products will be hired after the Merger. There can be no assurance that such an individual will be identified and hired in a timely manner. See "BUSINESS Business of Electro - - "Sales, Marketing, and Distribution Methods," and "- Business of Electro - - Sales, Marketing and Distribution Methods."

YEAR 2000 ISSUE

     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems store dates with only a two-digit year with an assumed prefix of "19". Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000 (the "Year 2000 issue").

     Both Cardiac and Electro have assessed the potential impact of the Year 2000 issue. Such assessment included a review of the impact of the issue in primarily four areas: products, manufacturing systems, business systems and miscellaneous/other areas. Based on the results of that initial review, CTG does not anticipate that the Year 2000 issue will impact operations or operating results. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Operating Trends and Uncertainties."

DIVIDENDS

     CTG does not plan to pay dividends in the foreseeable future. See "DIVIDEND POLICY."

                                 USE OF PROCEEDS

      CTG anticipates selling a minimum of $2.0 million to a maximum of $3.3 million of its Common Stock. The offering price range is estimated to be $5.125 to $6.125. The net proceeds from this offering will be approximately $2.67 million if all of the shares are sold, or approximately $1.54 million if only the minimum number of shares are sold, assuming all shares are sold by brokers and after deduction of brokers' commissions and non-accountable expense allowances and other expenses of the offering estimated to be $630,000 for the maximum offering and $500,000 for the minimum offering. To consummate the Merger, CTG is required to obtain an aggregate of $4.0 million through a combination of gross proceeds from this offering and proceeds from a loan or line of credit. In order for CTG to satisfy the $4.0 million financing contingency that is a condition to the consummation of the Merger, CTG will be required to have a minimum loan commitment in an amount that is equal to the difference between $4.0 million and the gross proceeds received from this offering. In any event, CTG anticipates borrowing at least $1.5 million. Although CTG is discussing loan transactions with several prospective lenders, it does not yet have a loan commitment.

     The following is a description of sources and estimated uses of proceeds from the minimum and maximum offering and a loan or line of credit in the approximate amounts indicated assuming an offering price of $5,125 per share:

                                                        MINIMUM          MAXIMUM
SOURCES:
    Common Stock offering                             $1,540,000      $2,670,000
    Loan proceeds(1)                                   2,000,000       1,500,000
                                                       ---------      ----------
                                                      $3,540,000      $4,170,000
USES:
    Repayment of debt(2)                                 640,000         640,000
    Deferred salaries(3)                                 142,500         142,500
    Consulting Fee(4)                                    100,000         100,000
    Litigation Settlement(5)                             200,000         200,000
    Legal and accounting expenses(6)                     730,000         730,000
    Working capital; general corporate purposes(7)     1,727,500       2,357,500
                                                      ----------      ----------
                                                      $3,540,000      $4,170,000
--------------------

(1) As a condition to consummating the Merger, CTG must obtain $4.0 million through a combination of gross proceeds from this offering and a loan or line of credit.

(2) Represents the following loan payments; amounts below are subject to adjustment for additional accrued and unpaid interest or penalties:

     (a) Repayment of $200,000 in loans from The T Partnership, LLP, a New Jersey limited liability partnership, and stockholder and creditor of Electro which holds a total of approximately 30% of Electro Common Stock ("The T Partnership"). The payment represents outstanding principal of loans that mature on the closing of the Merger and that bear interest at 12%. Accrued and unpaid interest will be paid at closing.

     (b) A payment of $190,000 to IHI representing payment of outstanding principal and fees to be accrued as of November 12, 1998; subject to accrual of additional fees of $2,500 per day after November 12, 1998 until paid.

     (c) A payment of $250,000 to Coast representing a payment in full of outstanding principal under a bridge loan which matures on October 31, 1998 and accrues interest at the prime rate plus 5% per annum. Accrued and unpaid interest will be paid at closing.

(3) As of October 30, 1998, represents approximately $130,400 in deferred salaries owed Bart C. Gutekunst, Alan J. Rabin, directors and officers of Cardiac, and W. Alan Walton, Jonathan Lee and Kirk Kamsler, officers of Cardiac; and approximately $12,100 owed Ervin Schoenblum, an officer and director of Electro.

(4)  Represents consulting fees owed Tracy E. Young, a director of Cardiac.

(5)  Settlement of claim by Japan Crescent, Inc. against Cardiac.

(6) Includes $550,000 of estimated expenses payable by Cardiac and Electro in connection with the Restructuring Merger and the Merger, including legal, accounting and printing expenses. The balance represents fees and costs owed in connection with past services rendered.

(7) The remaining net proceeds will be applied toward accounts payable and for operations. Portions of these funds may also be used for future acquisitions, if any. CTG is not a party to any definitive acquisition agreement, (other than in connection with the Restructuring Merger and the Merger). Pending such uses, CTG intends to invest net proceeds of the offering in money market funds or other interest-bearing obligations.


                                 DIVIDEND POLICY

     CTG does not anticipate paying any dividends on CTG Common Stock in the foreseeable future. Any earnings which CTG may realize in the foreseeable future will be retained to finance the growth of CTG. Future dividend policy will depend upon CTG's earnings, operations, capital requirements, financial condition and other factors considered relevant by the CTG Board. See "DESCRIPTION OF SECURITIES."

                                 CAPITALIZATION

      The following table sets forth, as of May 31, 1998, (i) the actual capitalization of CTG, (ii) the capitalization of CTG on a pro forma basis as if the Merger and Restructuring Merger had occurred at that date, and (iii) the capitalization of the Company on a pro forma as adjusted basis to give effect to the sale of the minimum and maximum number of shares at an assumed offering price of $5.125 per share after deducting brokers' commissions and non-accountable expense allowance and the other estimated expenses of the offering, and the application of the estimated net proceeds as described in "USE OF PROCEEDS". The table does not give effect to the proceeds from this offering which must be obtained as a condition to the consummation of the Merger and the application of the net proceeds therefrom as described in "USE OF PROCEEDS," since the offering is being done on a "best efforts" basis.


                                                                                           MAY 31, 1998
                                                                    -----------------------------------------------------------
                                                                                                        PRO FORMA AS ADJUSTED
                                                                                                    ---------------------------
                                                                      ACTUAL       PRO FORMA(3)       MINIMUM         MAXIMUM
                                                                    -----------    ------------     ------------    -----------
Long-term debt, including current portion                           $       --     $  5,906,490     $  5,266,490    $ 5,266,490

Stockholders' equity:
  Preferred stock, no par value; 1,000 shares authorized, 0
     shares outstanding (actual), 1,000 shares outstanding
    (pro forma, pro forma as adjusted minimum and maximum)(1)               --        1,000,000       1,000,000       1,000,000
  Common stock, $.10 par value; 30,000,000 shares authorized,
    100 shares outstanding (actual), 1,807,826 shares
    outstanding (pro forma), 2,198,071 (profroma as adjusted
    minimum), 2,457,826 (pro forma as adjusted maximum)(2)                    10        180,793          219,807        245,783
  Additional paid-in capital                                                --       12,301,895       13,802,881     14,906,905
  Accumulated deficit                                                       --      (12,307,768)    $(12,307,768)   (12,307,768)
                                                                    ------------   ------------     ------------    -----------

         Total stockholders' equity                                           10      1,174,920        2,714,920      3,844,920
                                                                    ------------   ------------     ------------    -----------

  Total capitalization                                              $         10   $  7,081,410     $  7,981,410    $ 9,111,410
                                                                    ============   ============     ============    ===========

-----------------

(1) Shares of preferred stock in Electro and convertible into CTG Common Stock to be issued to The T Partnership upon consummation of the Merger.

(2) Excludes (i) 412,997 shares issuable upon the exercise of stock options and warrants outstanding and exercisable as of the date of this Prospectus,
     (ii) 13,953 shares accrued but unissued for director fees, (iii) 150,000 shares issuable upon conversion of debentures outstanding and convertible upon consummation of the Merger, and (iv) 151,515 shares issuable upon conversion of 1,000 shares of Series A Preferred Stock of Electro at a conversion rate of $1,000,000 divided by 120% of the per share offering price (120% would be $6.60 per share assuming an offering price of $5.50 per share).

(3) The Merger has been accounted for on the purchase basis in the pro forma financial statements. Based upon the controlling interest in Cardiac to be obtained by Electro stockholders as a result of the Merger, the Merger will be accounted for as an acquisition of Cardiac by Electro (a reverse acquisition in which Electro is considered the acquirer for accounting purposes.)

                                    DILUTION

      At May 31, 1998, assuming the consummation of the Restructuring Merger and the Merger, the pro forma net tangible book value (deficit) of CTG was $(909,694), or $(.50) per share of CTG Common Stock. The following table illustrates the per share dilution which will be realized by the investors in the event only the minimum number of shares are sold and in the event the maximum number shares are sold at an assumed offering price of $5.125 per share.

                                                        MINIMUM      MAXIMUM
                                                        -------      -------

Assumed offering price per share                       $  5.125     $  5.125

  Net tangible  book value (deficit) per
   share before the offering                               (.50)        (.50)
  Increase per share attributable to
   investors in the offering                                .79         1.22

Pro forma as adjusted net tangible
  book value per share (1)                                  .29          .72

Dilution per share to investors in the offering (1)    $   4.84         4.41

----------------

(1) Excludes (i) 412,997 shares issuable upon the exercise of stock options and warrants outstanding and exercisable as of the date of this Prospectus,
     (ii) 13,953 shares accrued but unissued for director fees, (iii) 150,000 shares issuable upon conversion of the convertible debentures outstanding and convertible upon consummation of the Merger, and (iv) 151,515 shares issuable upon conversion of 1,000 shares of Series A Preferred Stock of Electro at a conversion rate of $1,000,000 divided by 120% of the per share offering price (120% would be $6.60 per share assuming an offering price of $5.50 per share).

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

      The following unaudited pro forma condensed consolidated balance sheet includes Cardiac's consolidated balance sheet as of May 31, 1998 and Electro's balance sheet as of that same date, giving effect to the acquisition of the Electro Common Stock in exchange for approximately 1,278,000 shares of Cardiac Common Stock and approximately $550,000 in anticipated direct acquisition and registration costs, as if such acquisition had occurred on May 31, 1998. The pro forma financial statements also give effect to the conversion of $1.0 million of debt due to The T Partnership into convertible preferred stock, the issuance of $1.5 million in debt and the Reverse Split expected to occur prior to consummation of the Merger. The pro forma financial statements give effect to the sale of the minimum number of shares in the offering at an assumed offering price of $5.125 per share for net proceeds of $1,540,000. The pro forma financial statements do not give effect to any future cost savings expected by CTG as a result of the Merger. The unaudited pro forma condensed consolidated statement of operations includes Cardiac's consolidated statements of operations for the nine months ended March 31, 1998 and the fiscal year ended September 30, 1997 and Electro's statements of operations for the nine months ended May 31, 1998 and the fiscal year ended August 31, 1997 giving effect to the Merger and Restructuring Merger as if they had occurred on September 1, 1996. The Merger has been accounted for on the purchase basis in such pro forma statements. Based upon the controlling interest in Cardiac to be obtained by Electro stockholders as a result of the Merger, the Merger will be accounted for as an acquisition of Cardiac by Electro (a reverse acquisition in which Electro is considered the acquirer for accounting purposes). The historical information of Cardiac has been derived from the unaudited condensed consolidated financial statements for the nine months ended March 31, 1998 and the unaudited consolidated financial statements for the year ended September 30, 1997 which were derived from the audited consolidated financial statements of Cardiac for the fiscal years ended March 31, 1998 and 1997 and the unaudited consolidated financial statements for the six months ended September 30, 1997 and 1996. The historical information of Electro has been derived from the unaudited financial statements for the nine months ended May 31, 1998 and the audited financial statements for the fiscal year ended August 31, 1997 (which are included herein and should be read in conjunction with such financial statements and the notes thereto). In the opinion of the management of Cardiac and Electro, the above-mentioned unaudited pro forma condensed consolidated financial statements of the respective companies include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results for unaudited interim periods. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or operating results that would have occurred had the Merger and Restructuring Merger been consummated on the date specified, nor is it indicative of future operating results or financial position. In the opinion of the managements of Cardiac and Electro, all adjustments necessary to present fairly this unaudited pro forma information have been made.



                                       CTG
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET

                                                                                 MAY 31, 1998
                                                  -------------------------------------------------------------------------
                                                             HISTORICAL                              PRO FORMA
                                                  ---------------------------            ----------------------------------
                                                    CARDIAC         ELECTRO               ADJUSTMENTS           AS ADJUSTED
                                                  ------------    -----------            -------------          -----------
                  ASSETS
Current assets
   Cash                                           $    78,915     $        --            $ 3,040,000  (1)       $ 3,118,915
   Marketable securities                                  799              --                                           799
   Accounts receivable, net                           581,168         759,133                                     1,340,301
   Inventories                                      1,438,226       1,333,086                                     2,771,312
   Prepaid expenses and other current
     assets                                           234,185          64,885                    --                 299,070
                                                  -----------     -----------            ------------           -----------
     Total current assets                           2,333,293       2,157,104              3,040,000              7,530,397
Property, plant and equipment, net                  1,933,155         684,002                                     2,617,157
Patent                                                     --              --              1,467,737  (3)         1,467,737
Other assets                                        1,056,442         276,238               (340,000) (2)           992,680
                                                  -----------     -----------           ------------            -----------

                                                  $ 5,322,890     $ 3,117,344           $  4,167,737            $12,607,971
                                                  ===========     ===========           ============            ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued expenses           $1,670,012     $ 1,382,143           $    210,000  (2)       $ 3,262,155
   Deposits payable                                   352,482              --                                       352,482
   Accrued litigation expenses                             --         288,400                                       288,400
   Current portion of long-term debt                1,175,901         290,629                                     1,466,530
                                                  ------------    -----------           ------------            -----------
     Total current liabilities                      3,198,395       1,961,172                210,000              5,369,567
Long-term debt, less current portion                1,798,550       2,141,410                500,000  (1)         4,439,960
Other liabilities                                      83,534              --                                        83,534

Stockholders' equity (deficit)                        242,411        (985,238)             3,457,737 (1)(3)       2,714,910
                                                  ------------    -----------          -------------            -----------

                                                   $5,322,890     $ 3,117,344           $  4,167,737            $12,607,971
                                                  ============    ===========           ============            ===========

-------------------

(1) Represents the addition of $1.5 million in debt at an assumed interest rate of 11% per annum to be issued in connection with the merger and the conversion of $1.0 million of The T Partnership debt into 9% convertible preferred stock and the sale of the minimum number of shares in the offering for net proceeds of $1,540,000.

(2) Represents $550,000 of costs of completing Merger, of which $340,000 had been incurred at May 31, 1998 and $210,000 is a pro forma accrual.

(3) The acquisition of Electro by Cardiac will be accounted for as an acquisition of Cardiac by Electro (a reverse acquisition in which Electro is considered the acquirer for accounting purposes). The purchase price for Cardiac is computed by valuing the outstanding common shares of Cardiac before the acquisition (529,748 as adjusted for the Reverse Split) at $2.19 or $1,160,148 plus acquisition costs estimated at $550,000 and will be allocated to the fair value of assets acquired and liabilities assumed. The purchase price for Cardiac is anticipated to be allocated as follows:

           Fair value of assets acquired, including $1,467,737
           assigned to a pending patent                              $6,790,627
           Fair value of liabilities assumed                          5,080,479
                                                                     ==========
              Total purchase price                                   $1,710,148
                                                                     ==========

     The purchase price was allocated to assets and liabilities based on management's current estimate of their value. The final allocation of the purchase price when the Merger is completed may vary from the estimated allocation above.


                                       CTG
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS


                                                 ----------------------------------------------------------------------------------
                                                               HISTORICAL                                  PRO FORMA
                                                 ---------------------------------------      -------------------------------------
                                                    NINE MONTHS          NINE MONTHS
                                                       ENDED                ENDED
                                                  MARCH 31, 1998         MAY 31, 1998
                                                  --------------         ------------
                                                     CARDIAC                ELECTRO          ADJUSTMENTS         AS ADJUSTED
                                                   -----------           ------------       -------------        ------------
Revenues                                           $ 4,336,896 (5)(6)    $  4,152,546        $                   $  8,489,442
Cost and expenses:
   Cost of goods sold                                1,836,158              2,836,541                               4,672,699
   Selling, general and administrative expenses      1,753,746              1,525,871             110,081 (1)       3,389,698
   Engineering, research & development expenses      1,317,645                416,224                               1,733,869
                                                   -----------           ------------       -------------        ------------
                                                     4,907,549              4,778,636             110,081           9,796,266
                                                   -----------           ------------       -------------        ------------

Income (loss) from operations                         (570,653)              (626,090)           (110,081)         (1,306,824)
Other income (expense):
   Interest expense                                   (441,363)              (225,019)            (33,750) (2)       (700,132)
   Other income                                          4,655                     -                                    4,655
                                                   -----------           ------------       -------------        ------------
                                                      (436,708)              (225,019)            (33,750)           (695,477)
                                                   -----------           ------------       -------------        ------------

Net loss                                            (1,007,361)              (851,109)           (143,831)         (2,002,301)
Preferred stock dividends                                    -                     -              (67,500) (4)        (67,500)
                                                   -----------           ------------       -------------        ------------

Net loss applicable to common stock                $(1,007,361)(6)       $   (851,109)      $    (211,331)       $ (2,069,801)
                                                   ===========           ============       =============        ============

Net loss per common share                          $    (1.90)           $      (0.67)
                                                   ===========           ============
Pro forma net loss per common share                                                                              $      (1.15) (3)
                                                                                                                 ============
Weighted average common shares outstanding             530,000              1,277,400                               1,807,148
                                                   ===========           ============                            ============

------------------------

(1) Represents amortization of $1,467,737 of a pending patent over 10 years, which represents the expected life of the product underlying the patent.

(2) Represents (a) reduction in interest expense of $90,000 related to the conversion of $1.0 million of the 12% T Partnership debt into 9% convertible preferred stock, and (b) the addition of interest expense of $123,750 related to $1,500,000 debt issued in connection with the Merger at an assumed interest rate of 11%.

(3) Calculated using Electro's historical weighted average shares of 1,277,400 for the nine months ended March 31, 1998, plus 529,748 outstanding Cardiac shares as adjusted for the Reverse Split.

(4) Represents dividends on $1.0 million of The T Partnership debt converted into 9% convertible preferred stock.

(5) Includes approximately $1,366,000 royalty income from Intermedics which ceased in January 1998.

(6) Revenues of $1,639,990 and net loss of $167,239 of Cardiac for the three months ended September 30, 1997, have been included in the pro forma statement of operations for the nine months ended March 31, 1998 and the year ended September 30, 1997.


                                       CTG
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                                                                                    YEAR ENDED
                                                     -------------------------------------------------------------------------
                                                                 HISTORICAL                             PRO FORMA
                                                     ---------------------------------         -------------------------------
                                                      SEPTEMBER 30,         AUGUST 31,
                                                         1997                 1997
                                                      -----------          -----------
                                                        CARDIAC               ELECTRO          ADJUSTMENTS         AS ADJUSTED
                                                      -----------          ------------        -----------        ------------
Revenues                                              $ 6,399,651 (5)(6)    $ 6,648,438        $       -          $ 13,048,089
Cost and expenses:
   Cost of goods sold                                   2,418,274             4,041,486                -             6,459,760
   Selling, general and administrative expenses         2,819,814             2,384,127          146,774 (1)         5,350,715
   Engineering, research & development expenses         1,672,824               881,728                -             2,554,552
                                                      -----------           -----------        ---------           -----------
                                                        6,910,912             7,307,341          146,774            14,365,027
                                                      -----------           -----------        ---------           -----------

Loss from operations                                     (511,261)             (658,903)        (146,774)           (1,316,938)
Other income (expense):
   Interest expense                                      (435,631)             (249,384)         (45,000) (2)         (730,015)
   Litigation expense                                            -             (446,655)               -              (446,655)
   Other income                                            152,351                    -                -               152,351
                                                      ------------          -----------        ----------          -----------
                                                          (283,280)            (696,039)          (45,000)          (1,024,319)
                                                      ------------          -----------        ----------          -----------

Net loss                                                  (794,541) (6)      (1,354,942)         (191,774)          (2,431,257)

Preferred stock dividends                                        -                    -           (90,000) (4)         (90,000)
                                                      ------------          ------------       ----------          -----------

Net loss applicable to common stock                   $   (794,541) (6)       $(1,354,942)     $ (281,774)         $(2,431,257)
                                                      ============          =============      ==========          ===========

Net loss per common share                                  $(1.52)                $(1.06)
                                                     ==============         ============
Pro forma net loss per common share                                                                                $     (1.35) (3)
                                                                                                                   ===========
Weighted average common shares outstanding                 522,271              1,276,000                            1,805,748
                                                     ==============         =============                          ===========

---------------------------

(1) Represents amortization of $1,467,737 a pending patent over 10 years, which represents the expected life of the product underlying the patent.

(2) Represents (a) reduction in interest expense of $120,000 related to the conversion of $1.0 million of the 12% T Partnership debt into 9% convertible preferred stock, and (b) the addition of interest expense of $165,000 related to $1.5 million debt issued in connection with the Merger at an assumed interest rate of 11%.

(3) Calculated using Electro's historical weighted average shares of 1,276,000 for the year ended August 31, 1997, plus 529,748 outstanding Cardiac shares as adjusted for the Reverse Split.

(4) Represents dividends on $1.0 million of The T Partnership debt converted into 9% convertible preferred stock.

(5) Includes approximately $2,476,000 royalty income from Intermedics which ceased in January 1998.

(6) Revenues of $1,639,990 and net loss of $167,239 of Cardiac for the three months ended September 30, 1997, have been included in the pro forma statement of operations for the nine months ended March 31, 1998 and the year ended September 30, 1997.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with CTG's, Cardiac's and Electro's financial statements and notes thereto included elsewhere in this Prospectus. This discussion contains forward looking statements that involve risks and uncertainties. CTG's actual results may differ significantly from the results discussed in the forward looking statements. Factors that might cause such a difference include but are not limited to those discussed in "RISK FACTORS."

RESULTS OF OPERATIONS

CARDIAC

FISCAL QUARTER ENDED JUNE 30, 1998 COMPARED TO FISCAL QUARTER ENDED JUNE 30,
1997.

     OVERVIEW. Cardiac's total revenues for the first quarter of fiscal year 1999 decreased 60% to approximately $621,000 from approximately $1.5 million for the first quarter of fiscal year 1998. Sales decreased from approximately $852,000 to approximately $621,000 and royalties decreased from approximately $697,000 to zero. Costs and expenses in the first quarter of fiscal year 1999 decreased 32% to approximately $1.13 million from approximately $1.71 million in the first quarter of fiscal year 1998, which, with the decrease in total revenues, resulted in an operating loss of $509,319 in the first quarter of fiscal year 1999 as compared to an operating loss of $155,746 in the first quarter of fiscal year 1998. The net loss in the first quarter of fiscal year 1999 increased to $665,297 from $232,348 in the first quarter of fiscal year 1998.

     SALES. Total Sales in the first quarter of fiscal year 1999 decreased by $257,340 or 27% to $620,777 from the level of $852,288 achieved in the first quarter of fiscal year 1998. Pacemaker unit sales decreased by 49% and pacemaker dollar sales decreased by 46%. This decline reflects sales worldwide, and is due to loss of sales to competition because of Cardiac's lack of a pacemaker generator with rate response and other diagnostic features. Sales of pacing electrode leads decreased by $208,230, which was largely offset by sales of $166,625 for Cardiac's newly-introduced defibrillation electrode leads to a new OEM customer. The decline in pacing lead sales was the result of a 59% decline in units reflecting a reduction both in complete systems sold (pacemakers with leads), as well as in leads sold to Intermedics. The reduction in sales to Intermedics is perceived to be due to the reduction of internal inventories maintained by Intermedics, as well as a reduction of sales of this product by Intermedics to its customers. Penetration of the Japanese market has, so far, been below expectations, but management believes that the long-term potential of the Japanese and Asian markets and the more effective marketing and distribution process intended to result from the proposed Merger warrant further perseverance in this area.

     Sales by geographic area for the first quarters of fiscal years 1999 and 1998 are as follows:

             GEOGRAPHIC AREA               1999              1998
             ---------------               ----              ----
             United States              $ 565,321          $ 781,009
             International                 55,456             71,279
                                        ---------          ---------
                                        $ 620,777          $ 852,288
                                        =========          =========

     Sales by product line for the first quarters of fiscal years 1999 and 1998 are as follows:

             PRODUCT LINE                  1999              1998
             ------------                  ----              ----
             Pacemakers                 $ 244,062          $ 449,512
             Electrode Leads              344,024            385,629
             Other                         32,691             17,147
                                        ---------          ---------
                                        $ 620,777            852,288
                                        =========          =========

     ROYALTY INCOME. Royalty income represented royalty fees from Intermedics pursuant to a license agreement between CTG and Intermedics, whereby Cardiac licensed certain technology relating to its single-pass atrial-controlled ventricular pacing system. Royalty fees under this agreement terminated on January 22, 1998.

     COST OF PRODUCTS SOLD. Cost of products sold in the first quarter of fiscal year 1999 was $326,090, compared to $503,815 in the first quarter of fiscal year 1998, representing a decrease of 35% as compared with a sales decrease of 27%, which improved the rate of gross margin from 41% to 47%. This improvement was largely due to improved overall selling prices in both the domestic and the international markets and manufacturing efficiencies.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $469,091 in the first quarter of fiscal year 1999, representing a decrease of 37% from $743,072 in the first quarter of fiscal year 1998. Selling expenses were $158,770 in the first quarter of fiscal year 1999 compared to $346,377 in the first quarter of fiscal year 1998, representing a decrease of 54%, largely due to a decrease of $137,764 in volume dependent sales commissions and royalty expenses. General and administrative expenses were $310,321 in the first quarter of fiscal year 1999 compared to $396,695 in the first quarter of fiscal year 1998 representing an decrease of 22% due largely to reduced employment costs.

     ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Engineering, research and development expenses were $334,915 in the first quarter of fiscal year 1999, representing a reduction of 27% from the level of $458,272 in the first quarter of fiscal year 1998 due to reduced activity and employment costs.

     OTHER INCOME AND EXPENSES. Interest income was $317 in the first quarter of fiscal year 1999, compared to $5,983 in the first quarter of fiscal year 1998. Total interest expense in the first quarter of fiscal year 1999 increased to $156,295 from the level of $82,586 incurred during the first quarter of fiscal year 1998, due largely to additional interest arising in the first quarter of fiscal year 1999 on the Coast Loan.

FISCAL YEAR ENDED MARCH 31, 1998 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1997

     OVERVIEW. Cardiac's total revenues for fiscal year 1998 decreased 11% to approximately $5.9 million from approximately $6.6 million for fiscal year 1997. Sales decreased from approximately $4.2 million to approximately $3.8 million and royalties decreased from approximately $2.4 million to approximately $2.1 million. Royalty income represented royalties from Intermedics pursuant to a license agreement between Cardiac and Intermedics; royalty income under this agreement ceased on January 22, 1998. The decrease in revenue, partially offset by a 8% decrease in costs and expenses to approximately $6.6 million as compared to approximately $7.2 million in fiscal year 1997, resulted in an operating loss of $726,399 as compared to an operating loss of $575,464 in fiscal year 1997. Interest expense in fiscal year 1998 increased to $523,949 as compared to $490,508 in fiscal year 1997 due to an increase in the amount borrowed under the Coast Loan. Other Income decreased to $941 in fiscal year 1998 from $167,300 in fiscal year 1997. The net loss in fiscal year 1998 increased to $1,239,710 from $881,240 in fiscal year 1997.

     SALES. Total Sales in the fiscal year ended March 31, 1998 decreased by $377,988 or 9% to $3,823,059 from the level of $4,201,047 achieved in the prior year. Pacemaker unit sales decreased by 1.6% and pacemaker dollar sales decreased by 3.8%, as pacemaker average selling prices declined by 2.2% due to competitive pressures. The average selling prices of pacing electrode leads improved by 6%, but their unit sales declined by 40%, due to reduced demand from an established OEM customer, resulting in a net revenue reduction of $808,421, which was largely offset by initial sales of $503,500 for Cardiac's newly introduced defibrillation electrode leads to a new OEM customer. Penetration of the Japanese market has, so far, been below expectations, but management believes that the long-term potential of the Japanese and Asian markets and the more effective marketing and distribution process intended to result from the proposed Merger warrant continued perseverance in this area.

     Sales by geographic area for fiscal years 1998 and 1997 are as follows:

             GEOGRAPHIC AREA            1998               1997
             ---------------            ----               ----
             United States           $ 3,067,963        $ 3,486,511
             International               755,096            714,536
                                     -----------        -----------
                                     $ 3,823,059        $ 4,201,047
                                     ===========        ===========

         Sales by product line (including product assemblies) for fiscal years 1998 and 1997 are as follows:

              PRODUCT LINE               1998               1997
              ------------               ----               ----
              Pacemakers             $ 1,678,905        $ 1,744,528
              Hybrid Circuits            258,250            222,303
              Electrode Leads          1,866,721          2,171,641
              Other                       19,183             62,575
                                     -----------        -----------
                                     $ 3,823,059        $ 4,201,047
                                     ===========        ===========

     ROYALTY INCOME. Royalty income represented royalty fees from Intermedics pursuant to a license agreement between Cardiac and Intermedics, whereby Cardiac licensed the technology relating to its single-pass atrial-controlled ventricular pacing system. Royalty fees under this agreement terminated on January 22, 1998.

     COST OF PRODUCTS SOLD. Cost of products sold in fiscal year 1998 was $2,339,973, compared to $2,378,743 in fiscal year 1997, representing a decrease of 1.6% as compared with the sales decrease of 9%, which reduced the gross margin from 43% to 39%. This reduction was largely due to lower selling prices for pacers and pacer assemblies in the European markets due to competitive pressures and increased rates of manufacturing overhead cost arising from reduced production volumes.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $2,496,818 in fiscal year 1998, representing a decrease of 17% from $3,013,724 in fiscal year 1997. Selling expenses were $1,052,038 in fiscal year 1998 compared to $1,591,807 in fiscal year 1997, representing a decrease of 34%, largely due to a decrease of $312,327 in volume dependent sales commission and royalty expenses, employment costs reductions of $141,944, and additional cost reductions. General and administrative expenses were $1,444,780 in fiscal year 1998 compared to $1,421,917 in fiscal year 1997, representing an increase of 1.6%, despite increases totaling $74,000 in bank and finance charges, insurance costs and overseas taxes.

     ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Engineering, research and development expenses were $1,775,917 in fiscal year 1998, representing no significant change from $1,778,294 in fiscal year 1997 due to the continued development activities in the areas of single pass electrode leads, bipolar dual-chamber operation, light weight pulse generator, rate responsive pacing and the PacePro(TM) programmer.

     OTHER INCOME AND EXPENSES. Interest income was $9,697 during fiscal year 1998, compared to $17,432 during fiscal year 1997. Interest expense increased in fiscal year 1998 to $523,949 from $490,508 in fiscal year 1997 due largely to additional interest arising in fiscal year 1998 since June 13, 1997 on the loan from Coast.

ELECTRO

FISCAL QUARTER AND NINE MONTHS ENDED MAY 31, 1998 COMPARED TO FISCAL QUARTER AND NINE MONTHS ENDED MAY 31, 1997

     OVERVIEW. Net revenues declined $216,417 (12.6%) and $985,713 (19.2%), respectively, for the three and nine months ended May 31, 1998 as compared to the three and nine months ended May 31, 1997. Product revenues increased $31,210 (2.1%) for the three months ended May 31, 1998 as compared to the same three month period in the prior fiscal year. However, product revenues decreased $471,238 (10.7%) for the nine months ended May 31, 1998 as compared to the same period in the prior fiscal year. Contract research and development declined $240,529 (100%) and $544,293 (100%), respectively, for the three and nine months ended May 31, 1998 as compared to the three and nine months ended May 31, 1997. Licensing fees and royalty income increased $11,902 for the three months ended May 31, 1998 and declined $33,309 for the nine-month period. For the nine months ended May 31, 1998 sales to an OEM customer increased $63,727, however, revenues from this customer declined $19,000 for the three-month period ended May 31, 1998.

     SALES. Domestic sales decreased $74,266 (7.4%) and $353,934 (11.6%) for the three and nine months ended May 31, 1998, respectively, as compared to the same periods in the prior year. These decreases are primarily due to Electro not having an approved electrophysiology ablation catheter, lack of new products, a continued decline in demand for Electro's older products in pacing and monitoring, backorders, as well as the impact of not replacing sales representatives who have left Electro. International revenues decreased $117,304 (8.6%) for the first nine months of fiscal year 1998 as compared to the first nine months of fiscal year 1997. The decline in international revenues for the nine-month period is attributed to the lack of new products, lower demand for Electro's electrophysiology products, product redesign problems, lower prices due to competition and backorders. For the three months ended May 31, 1998, international revenues increased $105,476 (23.5%) as compared to the three months ended May 31, 1997. This increase is attributed to new business in countries where Electro has had representation and the timing of orders from distributors. This increasing trend is not expected to continue in the near term. International sales should be adversely affected in Europe (approximately 17% of total revenues) for the next six months or more as Electro was not able to obtain the CE Mark on its products on a timely basis, in order to continue to sell into this market. The effort to obtain the CE Mark is continuing and management of Electro is hopeful of obtaining this designation before the end of the calendar year on its major products in order to continue selling into this market. However, there can be no assurance that Electro will obtain the CE Mark or maintain the same level of revenue upon receiving the CE Mark as it did previously.

     Electro's insufficient financing has hampered its ability to introduce new products to market and to correct the redesign issues, in order to maintain sales at its prior levels.

     GROSS PROFITS. Gross profit dollars decreased $253,622 (39.8%) and $963,846 (42.3%), respectively, for the three and nine months ended May 31, 1998 as compared to the three and nine months ended May 31, 1997. This decrease is primarily attributed to decreased production levels related to the lower sales volume. The decreased production levels caused the cost of goods sold of the catheters to increase due to less efficient labor utilization and a greater amount of fixed overhead allocated to each catheter produced. The increased cost of goods sold is also attributable to write-offs of certain inventories which were scrapped for sterilization samples, evaluation and testing failures and the increased cost associated with regulatory compliance. The lower volume continues to negatively impact gross profit.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $151,670 (27.0%) and $234,018 (13.3%), respectively, for the three and nine months ended May 31, 1998 as compared to the same periods last year. The three months ended May 31, 1998 includes an adjustment of $144,068 to reclassify expenses associated with the Merger to other assets. Excluding this adjustment, selling, general and administrative expenses decreased only $35,602 (6.3%) for the three months ended May 31, 1998 as compared to the three months ended May 31, 1997. The decreases primarily reflects lower domestic and international selling expenses substantially attributable to the loss of field sales personnel that have not yet been replaced and to cutbacks in international activities.

     ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased $106,464 (47.3%) and $256,755 (38.2%), respectively, for the three and nine months ended May 31, 1998 as compared to the same periods in the prior fiscal year. This decrease reflects the lower level of research and development efforts. The decrease is primarily attributed to decreased personnel and lower material, supply, consulting and recruiting expenses. In the prior fiscal year, costs associated with billable research and development activities were charged to cost of revenues. There were no contract research and development activities during the nine months ended May 31, 1998.

     OTHER INCOME AND EXPENSES. Interest expense increased as a result of the increased borrowings from The T Partnership and interest on capitalized lease obligations.

FISCAL YEAR ENDED AUGUST 31, 1997 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1996

     OVERVIEW. Net revenues declined $713,998 (9.7%) for the fiscal year ended August 31, 1997 as compared to the fiscal year ended August 31, 1996. Product revenues declined $1,148,149 (16.4%) for the fiscal year ended August 31, 1997 in addition to a decline in revenues from an OEM customer of $64,133. These declines were partially offset by an increase in contract research and development revenues of $388,586, which included a $100,000 termination fee from a contract research and development effort and $109,698 received from licensing certain of Electro's technology. Gross profit dollars decreased $675,982 (20.6%) for the fiscal year ended August 31, 1997 as compared to the fiscal year ended August 31, 1996. This decrease is primarily attributed to decreased production levels related to the lower sales volume as well as the write-off of certain inventories. The gross profit percentage for the fiscal year ended August 31, 1997 was 39.2% as compared to 44.6% for the fiscal year ended August 31, 1996. The lower volume continues to adversely impact gross profit. The net loss for the fiscal year ended August 31, 1997 was $1,354,942 or $0.21 per share as compared to a net loss of $892,940 or $0.14 per share for the fiscal year ended August 31, 1996.

     During the past eighteen months, Electro has devoted much of its engineering efforts to its contract research and development customer and OEM business. This strategy has adversely affected product sales, but Electro hopes that this strategy will yield more positive results in the long-term as Electro continues to investigate opportunities to capitalize on its catheter technology and manufacturing capabilities. In May 1997, the agreement-in-principle to perform contract research and development work for a medical device company, which work commenced in June 1996, was terminated at the request of the other company. The terms of the agreement-in-principle called for the other company to pay Electro a monthly fee of $150,000 for a period of one year. A definitive agreement was never executed. Electro received $600,000 for the work it had performed and also received a $100,000 termination fee. As a result of the termination, Electro's revenues were adversely affected in the short-term. Electro's OEM business may partially offset the lost revenues from the termination.

     SALES. Direct domestic sales decreased $678,405 (14.4%) for the fiscal year ended August 31, 1997 as compared to the fiscal year ended August 31, 1996. This decrease is primarily due to Electro not having an approved electrophysiology ablation catheter, lack of new products as Electro had focused its attention on the contract research and development and OEM business, a continued decline in demand for Electro's older products in pacing and monitoring, backorders, as well as the impact of not replacing sales representatives who have left Electro. International revenues decreased $496,254 (21.4%) for 1997 as compared to 1996. The decline in international revenues is attributed to the insufficiency of new products as Electro had focused its attention on the contract research and development and OEM business, lower demand for Electro's electrophysiology products, product redesign requirements, lower prices due to competition and backorders.

     GROSS PROFITS. Gross profit dollars decreased $675,982 (20.6%) for the year ended August 31, 1997 as compared to the prior year. This decrease is primarily attributed to decrease production levels related to the lower sales volume as well as the write-off of certain inventories. The decreased production levels caused the cost of goods sold of the catheters to increase due to less efficient labor utilization and a greater amount of fixed overhead allocated to each catheter produced. The gross profit percentage for the year ended August 31, 1997 was 39.2% as compared to 44.6% for the year ended August 31, 1996. The lower volume continues to adversely impact gross profit.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $570,864 (19.3%) for the fiscal year ended August 31, 1997 as compared to the fiscal year ended August 31, 1996. This decrease primarily reflects lower domestic marketing and selling expenses of $641,690 (32.5%), mostly attributed to the departure of field sales personnel that have not yet been replaced. This decrease was partially offset by an increase in the provision for bad debt which resulted from non-payments by an international distributor experiencing cash flow problems.

ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased $128,345 (12.7%) for the fiscal year ended August 31, 1997 as compared to the fiscal year ended August 31, 1996. The decrease is primarily attributed to the transfer of expenses to costs of revenues associated with billable research and development activities in addition to lower material purchases and consulting fees. These decreases were partially offset by higher expenses for new personnel.

     OTHER INCOME AND EXPENSES. Interest expense increased primarily as a result of the increased borrowings from The T Partnership and interest associated with capitalized leases for equipment. Litigation expense for 1997 represents the jury award to a terminated employee as a result of an age discrimination suit and Electro's legal costs from September 1996 to defend this action.

FISCAL YEAR ENDED AUGUST 31, 1996 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1995

     OVERVIEW. During 1996, Electro entered into a joint venture arrangement with one of the leading centers for electrophysiology in the U.S. to develop products for the diagnosis of ventricular tachycardia. Electro also began to develop products in the therapeutic area of atrial fibrillation. In June 1996, Electro received an advance of $300,000 from an unrelated party to perform research and development and pre-production planning. In September 1996, Electro reached a verbal agreement-in-principle to perform further research and development and production for this company pursuant to which Electro was to receive a monthly fee of $150,000 for a period of one year for this effort. As noted above, this arrangement was never formalized and has now been terminated. In October 1996, Electro reached a formal agreement to license certain of its technology to another medical device company that is in a market segment in which Electro does not participate.

     SALES. Net revenues increased $99,012 (1.4%) for the fiscal year ended August 31, 1996 to $7,362,436 as compared to the fiscal year ended August 31, 1995. Total domestic sales decreased $416,351 (7.9%) while international sales increased $359,656 (18.3%) for fiscal year 1996 as compared to fiscal year 1995. In addition, Electro had revenues of $155,707 in fiscal year 1996 related to the performance of research and development activities for a third party. The decline in domestic sales is attributed to a decline in sales in several of Electro's product lines, especially Electro's steerable catheters, and the loss of field sales personnel that have not yet been replaced. The increase in international sales is attributed to an increase in sales of Electro's traditional and electrophysiology products, including sales to distributors in countries where Electro had not previously been represented.

     GROSS PROFITS. Gross profit dollars decreased $118,899 (3.5%) in fiscal year 1996 as compared to the prior year. This decrease in gross profit is attributed primarily to the increased fourth quarter production costs and write-offs of certain inventories. The gross profit percentage for fiscal year 1996 was 44.6% as compared to 46.8% for fiscal year 1995. Gross profit for fiscal year 1996 also included the positive impact of selling directly to hospitals in the northeast region rather than through a distributor, as previously accomplished, which required discounts. In December 1995, Electro reduced its manufacturing staff as a result of lower than anticipated demand. Gross profit was also negatively affected as a result of this labor reduction, since overhead expenses were allocated over a smaller direct labor pool. In October 1996, Electro again reduced its workforce.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased by $483,820 (14.1%) for fiscal year 1996 as compared to fiscal year 1995. This decrease primarily reflects lower domestic marketing and selling expenses. This decrease is attributed to the departure of some of Electro's sales representatives and the Director of Clinical Development who have not been replaced. This decrease was offset partially by hiring an International Marketing Manager.

     ENGINEERING, RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense increased by $78,117 (8.4%) for fiscal year 1996 as compared to the prior fiscal year. The increase is attributed to an increase in personnel, consulting fees and purchases of materials and supplies for new product development.

     OTHER INCOME AND EXPENSES. Interest expense increased in fiscal year 1996 as a result of increased borrowings from The T Partnership (see Note 7 of the Notes to the Financial Statements included in response to "Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K").

     The net loss for fiscal year 1996 was $892,940 or $.14 per share as compared to a loss of $1,135,890 or $.18 per share for fiscal year 1995.

RECENT DEVELOPMENTS OF ELECTRO

     For each of the first three quarters of fiscal year 1998, the average sales were approximately $1.4 million and the average loss was approximately $300,000. The preliminary unaudited results for the fourth quarter indicate a decrease of about $200,000 from the average quarterly sales and about a $100,000 decrease from the average quarterly loss. Electro instituted a major cost reduction program including personnel cutbacks that resulted in considerable savings that more than offset the reduction in sales. A sizeable portion of the decrease in sales is attributable to not having the CE Mark for sales in certain European countries. Electro is in the process of working to obtain the CE Mark. Management continues its endeavors to implement cost reduction programs. Management believes that there has not been a material adverse change in the financial position of Electro during the fourth quarter.

LIQUIDITY AND CAPITAL RESOURCES

CARDIAC

     Cardiac's liquidity benefited from its $3.5 million credit facility with Coast Business Credit, a division of Southern Pacific Bank ("Coast"), whereby Coast agreed to lend Cardiac an amount not to exceed $3.5 million, subject to limitations relating to the value of receivables and inventories and including a capital expenditure sub-line up to $500,000 and a term loan in the sum of $300,000, of which the latter two are repayable over a forty-eight month period (the "Coast Loan"). On June 6, 1997, as consideration for Sirrom Capital Corporation, another lender to Cardiac ("Sirrom"), subordinating its interests to Coast, Cardiac issued to Sirrom a warrant to purchase 10,000 shares of CTG Common Stock exercisable commencing immediately and expiring June 6, 2002 at an exercise price of $25.00 per share. In connection with the Coast Loan, on June 13, 1997, Cardiac issued to Coast a warrant to purchase 7,500 shares of CTG Common Stock exercisable commencing immediately and expiring June 30, 2002 at an exercise price of $20.00 per share. On June 11, 1998, Cardiac and Coast amended their loan agreement executed in connection with the Coast Loan (the "Coast Loan Agreement") to provide for a term loan in the amount of $250,000 (the "Bridge Loan"). In connection with the Bridge Loan, Cardiac issued to Coast a warrant to purchase 5,000 shares of CTG Common Stock exercisable commencing immediately and expiring June 30, 2002 at an exercise price of $2.00 per share and the exercise price per share of the warrant issued to Coast in connection with the Coast Loan was reduced from $20.00 per share to $2.00 per share. As of September 30, 1998, Cardiac had outstanding indebtedness of approximately $1,046,000 under the Coast Loan.

     From April 22 through May 4, 1998, Cardiac obtained $300,000 in interim financing from select investors through the issuance of an 8% convertible debenture, convertible at then current market price of $2.00 per share. In consideration for this investment Cardiac lowered the exercise price of previously issued options to purchase 715 shares of CTG Common Stock from $17.50 per share to $.40 per share and lowered the exercise price of certain warrants to purchase 3,363 shares of CTG Common Stock from $25.00 per share, to $2.00 per share. Cardiac is also attempting to obtain an additional $250,000 on similar terms. There can be no assurance that Cardiac's attempts to obtain financing will be successful.

     On July 30, 1998, and August 13, 1998, Cardiac executed promissory notes in favor of Minrad, Inc. ("Minrad") in the amount of $75,000 and $125,000, respectively (collectively, the "Minrad Notes"). The Minrad Notes bear interest at the rate of 15% annually, and the principal amount and all interest due thereunder is due and payable, after September 29, 1998, within ten days after written demand from Minrad.

On August 26, 1998, Cardiac received $134,000 from International Holdings, Inc. ("IHI") and executed a promissory note in the amount of $165,000 (the "IHI Note") in favor of IHI. Concurrently with execution of the IHI Note, Cardiac paid Goodbody International, Inc., a related company of IHI ("Goodbody"), a $34,000 consulting fee for services relating to the obtaining of additional debt financing. Pursuant to the terms of the IHI Note, Cardiac has agreed to repay the IHI Note on October 25, 1998. If Cardiac does not repay the IHI Note on or before October 25, 1998, but does so on or before November 12, 1998, in addition to repayment of the IHI Note, Cardiac has agreed to pay Goodbody a $25,000 fee (the "Goodbody Fee"). If repayment of the IHI Note and the Goodbody Fee have not been received by IHI on or before November 12, 1998, an immediate penalty fee of $2,500 shall be incurred at 12:01 a.m. on November 13, 1998, and an additional $2,500 fee will accrue and be imposed at 12:01 a.m. every 24 hours, until the IHI Note, the Goodbody Fee and all penalty fees have been paid in full.

     In connection with the IHI Note, Cardiac has agreed to issue up to four warrants to IHI under certain conditions, each giving IHI the right to purchase 10,000 shares of CTG Common Stock at an exercise price of $.05 per share. If repayment of the IHI Note and the Goodbody Fee have not been received by IHI on or before November 12, 1998, at 12:01 a.m. on November 13, 1998, the first of the four warrants will be deemed issued to and earned by IHI. At 12:01 a.m. on the 13th day of each month thereafter for up to three months, one additional warrant shall be issued and deemed earned, if the IHI Note, the Goodbody Fee and all penalty fees have not been paid in full. Furthermore, if the IHI Note, the Goodbody Fee and all penalty fees have not been paid in full by January 1, 1999, IHI will have the option to convert any or all of the amounts due into CTG Common Stock at an exercise price of $.05 per share. As additional consideration for the IHI Note, IHI received a warrant to purchase 66,000 shares of CTG Common Stock at an exercise price of $0.64 per share, exercisable at any time on or before 5:00 p.m. Eastern Standard Time on August 26, 2003.

     The interest and warrant provisions and other inducements which Cardiac is required to offer to obtain capital are becoming increasingly more burdensome. Interim financing of Cardiac pending the consummation of the Merger and the Restructuring Merger is extremely difficult to obtain. If Cardiac is unable to obtain additional interim financing it might not be able to survive until November, the expected time of the consummation of the Merger, the Restructuring Merger and public offering.

     As of September 30, 1998, Cardiac had no commitments for the acquisition of capital assets. As of that date, it did have material commitments pursuant to certain inventory procurement contracts of $859,397. Cardiac does not anticipate any significant capital expenditures during the next twelve months.

     Cash used by operations during fiscal year 1998 approximated $49,000. Capital expenditures and repayment of long-term debt obligations additionally utilized approximated $472,000 and $330,000, respectively. Proceeds under the line of credit and long-term borrowings approximated $1,239,000. Deferred financing and Merger costs absorbed approximately $575,000. Overall, negative cash flow for fiscal year 1998 approximated $164,000.

     Cash generated by operations during fiscal year 1997 approximated $57,000. Capital expenditures and repayment of debt obligations during fiscal year 1997 approximated $545,000 and $875,000 respectively. Net proceeds from the issue of common stock and stock warrants during fiscal year 1997 approximated $301,000. Proceeds from notes and debt obligations approximated $163,000. Overall, negative cash flow for fiscal year 1997 approximated $982,000.

     As indicated by the independent public accountants in the report and as shown in the financial statements, Cardiac has experienced significant operating losses which have resulted in an accumulated deficit of $21,901,927, as of March 31, 1998. In addition, as discussed below, royalty payments from IntermedicsTM ceased in January 1998. These conditions raise substantial doubt about Cardiac's ability to continue as a going concern.

     Intermedic's obligation to pay royalties under its license agreement with Cardiac terminated on January 22, 1998, however, the license agreement which grants Intermedics the right to manufacture and sell the technology does not terminate until the expiration of Cardiac's patent in July 2009. During the fiscal years ended March 31, 1998 and 1997, Cardiac recorded $2,063,250 and $2,394,250 in royalty income, respectively, from Intermedics.

The termination of those royalty obligations has had and will have a material adverse effect on Cardiac's working capital.

     The financing proposed to satisfy the condition to consummation of the Merger is intended to enable the combined companies to meet their obligations for at least the first 24 months post closing of the Merger. The business plan anticipates that the combined companies will, within 12 to 18 months after completion of the Merger, be able to achieve a positive operational cash flow at least sufficient to support normal operating and research and development activity.

     Relative to its current operations and the loss of royalty income from Intermedics, Cardiac has taken the following actions to increase cash availability:

         a.       Cardiac reduced its staff and operating expenses;
         b. Cardiac expanded its revenue base by adding additional OEM customers and providing leads to a new implantable defibrillator customer and to a new manufacturer of otologic implants; and
         c. Cardiac obtained $915,000 in additional cash through the Bridge Loan, the issuance of 8% convertible debentures and the execution of both the Minrad Notes and the IHI Note.

     These steps should be adequate to address liquidity needs until closing of the Merger. If however, the Merger is not consummated, then additional cash will have to be raised and significant additional staff and operating expense cuts will have to be made to conserve cash. Cardiac would attempt to acquire another entity or to be acquired itself by another entity. If another merger did not occur, then without an additional infusion of cash, a significant increase in revenue and a substantial reduction in operating expenses, Cardiac could not survive.

ELECTRO

     At May 31, 1998, working capital decreased $762,242 to $195,932 from fiscal year ended August 31, 1997. The current ratio was 1.1 to 1 at May 31, 1998 as compared to 1.6 to 1 at fiscal year ended August 31, 1997. Net cash used in operating activities was $460,956 for the nine months ended May 31, 1998 as compared to $103,613 used in operating activities for the nine months ended May 31, 1997. This increase in cash required for operations is primarily attributed to the increase in Electro's losses for the nine-month period, increase in other assets which is primarily associated with the expenses in connection with the proposed Merger, higher inventories and increase in accounts payable offset by a decrease in accounts receivable and other current assets. Electro was able to satisfy its cash requirements with borrowings from The T Partnership, cost saving measures (especially in the sales and marketing area, where field sales personnel who had left have not yet been replaced), cash on hand and extension of its accounts payable.

     In April 1998, rather than await a decision of its appeal, Electro settled a certain age-discrimination lawsuit to which it was a party and under which judgment, at the trial level, had been entered against it in the amount of approximately $330,990. See "BUSINESS - Business of Electro - - Legal Proceedings." The settlement, in the amount of $305,000, provides for a lump sum payment of $65,000, with the balance, bearing interest at the rate of 6% per annum, payable in monthly installments of $10,000, plus interest, commencing on July 1, 1998. The settlement further provides that a default in any monthly payment remaining unpaid for a period of ten days after notification of not having been received by the plaintiff, allows the plaintiff to declare a default and accelerate the payment of the entire outstanding balance with interest. Electro has made the payments due to date on a timely basis.

     The rate of interest on the debt to The T Partnership is 12% per annum on any outstanding balance and is payable monthly. Electro made scheduled monthly principal payments of $25,000 for four months beginning on September 1, 1996. The scheduled monthly principal payments were then deferred to September 1, 1998. Any remaining balance is due on August 1, 2003. The loan is secured by Electro's property, building, accounts receivable, inventories and machinery and equipment. Electro is to prepay the outstanding balance in the event Electro is merged into or consolidated with another corporation or Electro sells all or substantially all of its assets, unless The T Partnership and Electro agree otherwise. The T Partnership has waived the prepayment of the outstanding balance in order to facilitate the Merger. See "MERGER - Redemption of The T Partnership Debt."

     Under the provisions of the agreement with The T Partnership, Electro is obligated to comply with certain financial covenants, to be tested on a monthly basis. Non-compliance by Electro allows The T Partnership to declare an event of default and accelerate repayment of indebtedness. As of August 31, 1997, Electro was not in compliance with this financial covenant. However, in November 1997, The T Partnership agreed not to exercise its right to accelerate the repayment of indebtedness through September 1, 1998 as a result of non-compliance with the aforementioned financial covenant and the nonpayment of principal payments in the 1998 fiscal year. The T Partnership has also agreed to a modification to the financial covenant. Electro is currently in compliance with such covenant. In September 1997, in December 1997, in January 1998, in May 1998, and in July 1998 Electro borrowed additional amounts from The T Partnership, in each case in the amount of $100,000, under substantially the same terms and conditions as its previous borrowings, without issuing any additional warrants. Under the current arrangement, Electro is obligated to comply with a financial covenant to be tested on a monthly basis. Non-compliance by Electro with such covenant would allow The T Partnership to declare an event of default and accelerate repayment of indebtedness. Electro is currently in compliance with the covenant. The total indebtedness due to The T Partnership at September 30, 1998 was approximately $2.5 million.

     Under the provisions of the original agreement, The T Partnership was granted warrants which permit The T Partnership to purchase 33,334 shares of CTG Common Stock at a price of $16.25 per share. The August 1995 Lending Agreement provides that The T Partnership surrender its warrants and be granted a new warrant to purchase 100,000 shares of CTG Common Stock at a price of $4.938 per share in exchange for the surrendered warrant. No additional warrants were issued as a result of subsequent borrowings. A value has been allocated to the warrants based upon their estimated fair market value at the date of the agreement. Such amount ($50,000) is amortized as additional interest expense over the term of the indebtedness. The unamortized balance is shown in other assets in the accompanying 1997 and 1996 balance sheets. The warrants are immediately exercisable and expire on August 1, 2001. As of September 30, 1998, these warrants remain outstanding.

     The report of Electro's independent auditors on Electro's financial statements, included elsewhere herein, includes an explanatory paragraph which states that Electro's recurring losses and limited working capital raise substantial doubt about Electro's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. During fiscal year 1997, Electro was able to satisfy its cash shortfall from operating activities with the borrowings from The T Partnership, and advances from an unrelated company to perform contract research and development, as well as cash on hand. Electro's ability to continue with its plans is contingent upon its ability to obtain sufficient cash flow from operations or to obtain additional financing. Electro has had difficulty in paying its obligations and, as a result, has delayed payments to vendors. Electro continues to re-evaluate its plans to obtain funds. The contemplated Merger is contingent upon Electro and Cardiac raising sufficient capital to support each company's product development efforts. Management believes that this Merger can offer advantages to both companies by, among other benefits, providing economies of scale and elimination of redundancies. However, there can be no assurance that the Merger will occur or that Electro will be able to generate the funding required. Further, there can be no assurance that consummation of the Merger will yield positive operating results in the future.

     Electro does not plan to pay dividends in the near future.

OPERATING TRENDS AND UNCERTAINTIES

     SALES OF CARDIAC. The ability of Cardiac to attain a profitable level of operations is dependent upon expansion of sales volume, both domestically and internationally, and continued development of new, advanced products. Cardiac believes that with the continued release of new products, its worldwide market expansion, and the addition of new OEM corporate customers, it will have the potential to increase sales.

     EEC nations have adopted universal standards as developed by the ISO in order to provide simplified trade among the member nations and to assure free access to trade while maintaining quality standards for products sold.

All companies doing business in these nations must be certified to these standards set forth by the EEC which is evidenced by being granted the CE Mark. Standards for active implantable medical products were implemented January 1, 1993 with a transition period ending December 31, 1994. Cardiac Quality System received certification to the ISO 9002 on November 19, 1996. The CE Mark certification was issued by the Notified Body, TUV Product Services, of Munich, Germany, during the second quarter of fiscal 1996 for Cardiac's products intended for sale in Europe. Cardiac was audited in July 1997 by TUV Product Services as part of the annual review of the certified Quality System. As a result of the TUV Product Services audit the Quality System certificate was renewed. After renewal of the ISO 9002 certificate, Cardiac developed design control processes for its Quality System and received certification to the ISO 9001 on September 15, 1998. ISO 9001 certification means Cardiac meets the highest and most stringent international product quality standards.

     Until March 1995, Cardiac was the only manufacturer commercially marketing single-lead atrial-controlled ventricular pacemakers. However, Intermedics, a competitor of Cardiac, received FDA clearance to commercially market a single-lead atrial-controlled ventricular pacemaker that it developed utilizing Cardiac's technology pursuant to license and supply agreements with Cardiac. Intermedics commenced marketing its new pacemakers in March 1995. In addition, other competitors have also commenced marketing competitive single-lead products.

     Although the introduction of the new single-lead pacemakers poses competition for Cardiac, management believes that Cardiac will benefit from such competition since the new competition will increase the visibility of single-lead, atrial-controlled ventricular pacemakers in the marketplace and thereby increase market acceptance of the product. Further, management believes that there is a sufficient market to accommodate both Cardiac's and other competitive pacemakers. Cardiac estimates its market share of pacing products to be about 0.25% of an estimated worldwide pacing systems market of $2.0 billion.

     Various factors impact on a firm's ability to increase market share including, but not limited to, the financial strength of the firm, the ability of the firm and its competitors, and the time involved in obtaining FDA clearance for new or improved products. Therefore, although management believes that Cardiac is well poised for viable growth, management cannot predict the degree of market share Cardiac can obtain. Factors beyond Cardiac's control may impede its progress and in such event, its business and operations would be adversely impacted.

     Cardiac's ability to successfully compete with Intermedics and other pacemaker manufacturers will depend on Cardiac's ability to supply product and recruit and increase a quality sales force and continue to develop and release new advanced products. Cardiac historically has been restricted in its marketing capabilities due to financial constraints impeding its ability to supply products and recruit and train a sales force. However, Cardiac believes that the resources and products available with the Merger, and the associated funding to be obtained in connection with the Merger, will position the combined companies to be able to develop effective sales and marketing, and research and development programs.

     As discussed above, the manufacture for and sale of leads to Intermedics produces income for Cardiac. Cardiac sells electrode leads to Intermedics for its new systems under an amended and restated supply agreement that expired on August 1, 1998.

     It is anticipated that Intermedics will eventually develop its own manufacturing capability for electrode leads necessary for its new pacemakers. However, any such development will take time. Although Cardiac does not know how long it will take Intermedics to develop its own manufacturing capability, added to any such development period would be the time necessary to obtain FDA clearance of its manufacturing process. Thus, although Cardiac cannot guarantee that it will continue to supply Intermedics with products, Cardiac anticipates providing Intermedics with existing or new leads for the next few years without a supply agreement on the same or similar terms and conditions that Cardiac sells to other similar customers. However, in the event Intermedics receives FDA approval in a shorter time-frame than anticipated, or other events occur which causes a decrease in Intermedics' orders, Cardiac's business and operating results would be adversely affected.

     SALES OF ELECTRO. The ability of Electro to attain a profitable level of operations is dependant upon expansion of sales volume, both domestically and internationally, and continued development of new and advanced products. Many countries in which Electro markets its products regulate the manufacture, marketing and use of medical devices. Electro intends to pursue product approval or registration procedures in countries where it is marketing its products. The international registration and approval process is normally accomplished in coordination with its international distributors. In order for Electro to continue to sell certain of its products in the nations of the EEC, Electro must obtain certification, the CE Mark, from ISO. Since Electro has not yet obtained the CE Mark and is now unable to sell certain of its products in the nations of the EEC, international sales should be adversely affected in Europe (which account for approximately 17% of total revenues) for about the next six months or more. The effort to obtain the CE Mark is continuing and Electro is hopeful of obtaining this designation before the end of the calendar year on its major products in order to continue selling into this market. However, there can be no assurance that Electro will obtain the CE Mark or maintain the same level of revenue upon receiving the CE Mark as it did previously.

     SOURCES OF SUPPLY. Two of Cardiac's principal suppliers of materials used primarily in electrode lead production, Dow Corning and DuPont, indicated that they will no longer supply their materials to the medical device industry for use in implantable devices.

     The availability of materials suitable for use in implantable medical devices is an industry-wide problem and is not unique to Cardiac or to the cardiovascular device segment of the industry. The Polymer Technology Group produces a product that meets manufacturing requirements and has been identified as a tentative replacement for the DuPont supplied material. FDA approval of this replacement material is anticipated to be forthcoming based upon a satisfactory outcome of testing performed on the product. Cardiac believes, however, that it has a sufficient supply of the DuPont material to meet Cardiac's anticipated demand for the next several years. See "BUSINESS - Business of Cardiac - - Sources of Supply."

     Suppliers of custom ASICs have advised that the technology used to produce these ASICs will no longer be supported. As such, Cardiac placed one last bulk order to ensure the availability of sufficient ASICs to satisfy projected demands for product. The new pacing system under development will utilize appropriate ASICs for the new system obviating the need for perpetual supply of the currently used ASICs.

     YEAR 2000 ISSUE. Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the year 2000. Some older computer systems stored dates with only a two-digit year with an assumed prefix of "19". Consequently, this limits those systems to dates between 1900 and 1999. If not corrected, many computer systems and applications could fail or create erroneous results by or at the year 2000.

     Cardiac has undertaken to review the potential impact of the Year 2000 issue. Such assessment has included a review of the impact of the issue in primarily four areas: products, manufacturing systems, business systems and miscellaneous/other areas. Based on the results of its initial review, Cardiac does not anticipate that the Year 2000 issue will impact operations or operating results. Cardiac is in the process of testing its systems which may be affected by the Year 2000 issue and estimates that all affected systems can be tested, upgraded and replaced before they cause any operational problems. This upgrading is estimated to take less than four man-months of effort. In order to insure Year 2000 compliance, Cardiac has created a task force to periodically review their areas of concern. This task force is to meet on a quarterly basis through the middle of year 2000. Management believes that the incremental costs associated with achieving Year 2000 compliance will not be material to Cardiac's operating results.

     Cardiac relies on its customers, suppliers, utility service providers, financial institutions and other partners in order to continue normal business operations. At this time, it is impossible to assess the impact of the Year 2000 issue on each of these organizations. There can be no guarantee that the systems of other unrelated entities on which Cardiac relies will be corrected on a timely basis and will not have a material adverse effect on Cardiac. Cardiac's task force has identified the other organizations which are critical to Cardiac's continued operations. Cardiac intends to survey these organizations to determine the impact of the Year 2000 on their operations and their plans for addressing any potential concerns. Cardiac expects that this assessment will be completed in the fourth quarter of 1998 and expects that any issues will be resolved by the end of the second calendar quarter of 1999.

     Electro is reviewing its computer programs and systems to ensure that the programs and systems will function properly and be Year 2000 compliant. Management of Electro presently believes that the Year 2000 issue will not pose significant operational problems for Electro's computer systems. The estimated cost of Electro's review and assessment efforts is not expected to be material to Electro's financial position or any year's result of operations, although there can be no assurance of this result. In addition, the Year 2000 issue may impact other entities with which Electro transacts business, and Electro cannot predict the effect of the Year 2000 issue on such entities. Electro is contacting its major vendors to ascertain if any potential problems exist.

INFLATION AND CHANGING PRICES

     In the opinion of Cardiac's management, the rate of inflation during the past two fiscal years has not had any material impact on Cardiac's operations. In the opinion of Electro's management, the rate of inflation during the past two fiscal years and for the nine months ended May 31, 1998 has not had any material impact on Electro's operations. Because of the implementation of cost containment and new Medicare regulations, any increase in sales revenues is expected to result from an increase in the volume of business rather than from an increase in selling prices. Both Cardiac's and Electro's respective pricing structures may not reflect inflation rates, due to constraints of Medicare regulations, market conditions and competition.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" ("FAS 130") and No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS 130 and FAS 131 are effective for periods beginning after December 15, 1997. Because of the recent issuance of the standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.

     In June 1998, the FASB issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("FAS 133"). FAS 133 requires companies to recognize ALL derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may specifically be designated as a hedge, the objective of which is to match the timing of gain or loss recognition of: (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk; or (ii) the earnings effect of the hedged transaction. For a derivative NOT designated as a hedging instrument, the gain or loss is recognized as income in the period of change. FAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

                                     MERGER

GENERAL

     CTG was organized as a direct, wholly-owned subsidiary of Cardiac, for the purpose of restructuring into a holding company which will acquire through the Restructuring Merger and the Merger both Cardiac and Electro as operating companies.

      Consummation of the Merger is conditioned upon, among other things: (i) approval and adoption of the Merger and the merger agreement (the "Merger Agreement") by the Electro stockholders; (ii) approval of the Reverse Split, ratification, approval and adoption of the Merger and the Merger Agreement, and approval and adoption of the Restructuring Merger and the restructuring merger agreement (the "Restructuring Merger Agreement") by the Cardiac stockholders;
(iii) a capital infusion into CTG of a minimum of $4.0 million from a combination of this offering and a loan or line of credit; (iv) consents of certain lenders; and (iv) no litigation. Prior to the consummation of the Merger, Cardiac will effectuate the Reverse Split on a one-for-five basis. Cardiac will become a wholly-owned subsidiary of CTG, Electro will become a wholly-owned subsidiary of Cardiac, and all of the stockholders of Cardiac and Electro will become stockholders of CTG. The Merger will be accounted for as a purchase for accounting and financial reporting purposes. Based upon the controlling interest in Cardiac to be obtained by Electro stockholders as a result of the Merger, the Merger will be accounted for as an acquisition of Cardiac by Electro (a reverse acquisition in which Electro is considered the acquirer for accounting purposes).

      CTG expects that the consolidation of Cardiac and Electro with their related product lines will (i) afford CTG the opportunity to improve operations and performance through the realization of operating synergies and cost savings,
(ii) facilitate the commercialization of electrophysiology and other rhythm-management products from their existing products and new products developed by them, and (iii) serve as a "platform" to acquire or consolidate additional related products or other companies with related products. The cardiac catheter market is comprised of a large number of specialty niche companies, each with existing revenues and proprietary technologies that allow them to compete in selected segments. However, these companies are hindered due to their size, market valuations and other factors, in their efforts to compete effectively in their market and to raise capital. CTG believes that the Merger will provide a platform to consolidate several of these companies into a larger entity that could capitalize on CTG's existing management and manufacturing capabilities, operating synergies, and a larger revenue and technology base.

MERGER EXCHANGE RATIO

     Each outstanding share of Electro Common Stock will be deemed cancelled and converted into one-fifth of a share of CTG Common Stock (the "Merger Exchange Ratio") after giving effect to the Reverse Split. The Merger Exchange Ratio is the result of arm's-length negotiations between the parties, and was reflective of the market price of the common stock of each of Cardiac and Electro, as well as the current status and future prospects of the companies. The Merger Exchange Ratio may only be adjusted by amendment to the Merger Agreement.

CONDITIONS TO THE MERGER

     The obligations of Cardiac and Electro to consummate the Merger are subject to the satisfaction of certain conditions, including, among other things: (i) the approval and adoption of the Merger and the Merger Agreement by the stockholders of each of Electro and Cardiac; (ii) the securing of a minimum of $4.0 million in financing, in addition to any existing debt obligations of both Cardiac and Electro, on terms acceptable to both Cardiac and Electro; (iii) the completion by Cardiac of the Reverse Split and the Restructuring Merger; and
(iv) other customary conditions. None of the material conditions to the obligations of Cardiac or Electro to consummate the Merger may be waived or modified by the party that is, or whose stockholders are, entitled to the benefits thereof.

     In that CTG cannot satisfy the $4.0 million financing condition solely with proceeds from this offering, CTG intends to supplement additional funds needed to satisfy the financing condition of $4.0 million with additional debt financing. Three proposals for the debt financing have been received by Cardiac from prospective lenders. All three proposals contemplate a working capital credit facility secured by accounts receivable, inventory and equipment of CTG. If sufficient debt financing is not available from these prospective lenders to satisfy the financing condition, CTG intends to obtain additional financing through alternative debt financing sources, which may be more costly than the current proposals.

THIRD PARTY CONSENTS

     Pursuant to the terms of the Coast Loan Agreement, Cardiac must obtain Coast's written consent prior to merging or consolidating with another party. The Merger and the transactions contemplated thereby have been discussed thoroughly with Coast, and Coast is one of the parties that has submitted a proposal to provide the incremental debt funding discussed in the prior paragraph. However, Cardiac has not yet received consent from

Coast and will not receive such consent until Coast has completed its due diligence relative to its participation in the transaction. If Coast participates in the transaction by providing incremental debt financing, then it will also provide the consent required. If another party provides the debt financing, it is intended that sufficient debt financing will be provided to repay all obligations owed to Coast, thereby making its consent unnecessary. See "BUSINESS - Business of Cardiac - - Debt Obligations."

     Pursuant to the terms of the loan agreement between Cardiac and Sirrom (the "Sirrom Loan Agreement") in connection with a $1.5 million loan from Sirrom to Cardiac (the "Sirrom Loan"), Cardiac must obtain Sirrom's written consent in connection with the transactions contemplated by the Merger and the Restructuring Merger. The Merger and the Restructuring Merger and the transactions contemplated thereby have been discussed thoroughly with Sirrom. Sirrom has given its verbal approval to the Reverse Split, the Merger, the Restructuring Merger and the transactions contemplated thereby, and has indicated that it will provide its written consent upon reviewing final documents and arrangements for any incremental debt to be incurred in satisfaction of the financing contingency to the Merger and the Restructuring Merger. See "BUSINESS - Business of Cardiac - - Debt Obligations."

     The receipt of the consents of Coast and Sirrom are conditions precedent to the consummation of the Merger; the inability to obtain the consent of either party would preclude consummation of the Merger.

SOLICITATION OF THIRD-PARTY OFFERS

     In the Merger Agreement, Electro and Cardiac have agreed not to solicit, initiate or intentionally encourage proposals or offers, or to take certain other actions, relating to any merger, consolidation, share exchange, purchase or other acquisition of all or (other than in the ordinary course of business) any substantial portion of the assets or any substantial equity interest in either party or any business combination with either party; PROVIDED, HOWEVER, that nothing contained in the Merger Agreement shall prohibit the Board of Directors of Electro (the "Electro Board") or the Board of Directors of Cardiac (the "Cardiac Board") from furnishing information to, or entering into discussions or negotiations with: (a) any unaffiliated third party that makes or is proposing to make an unsolicited written, bona fide offer with respect to an acquisition transaction, if the Electro Board or the Cardiac Board based upon the written advice of outside legal counsel determines in good faith that such action is necessary for the Electro Board or the Cardiac Board to comply with its fiduciary duties under applicable law and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Electro or Cardiac provides written notice to the other party; and
(b) such parties who have made proposals, formal or informal, which may become a Superior Proposal (as defined in the Merger Agreement) as to which either Electro or Cardiac has advised the other, in writing, prior to the date of the Merger Agreement. The Merger Agreement provides that if either Cardiac or Electro receives any unsolicited offer or proposal to enter into negotiations relating to an acquisition transaction, such party shall notify the other party thereof, including information as to the identity of the party making such offer or proposal and the specific terms thereof.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES

     The Merger Agreement shall be terminated and the Merger abandoned, notwithstanding the approval by the respective boards of directors and stockholders of Cardiac and Electro of the Merger Agreement and the Merger, in the event that the conditions of the Merger Agreement shall not have been met by January 31, 1999. Furthermore, under certain conditions, the Merger Agreement may be terminated prior to the Merger Effective Time, whether prior to or after approval by the stockholders of Cardiac and Electro. If the Merger Agreement is terminated, the Merger Agreement provides, in certain specified circumstances, for the allocation of fees and expenses incurred by the parties in connection with the transactions contemplated by the Merger. Moreover, in the event that the Merger Agreement is terminated as a result of the receipt by one party of a Superior Proposal and a determination (made in accordance with the terms of the Merger Agreement) that accepting the Superior Proposal is necessary to comply with the fiduciary duty of the board of directors of such party under applicable law, the Merger Agreement provides for the payment by the terminating party of a termination fee to the other party.

AMENDMENT OF THE MERGER AGREEMENT

     At any time prior to the Merger Effective Time, the parties may, by written agreement, modify or amend the Merger Agreement, provided that, material provisions may not be amended or modified: (i) after the Merger Agreement has been approved and adopted by Electro's stockholders, without the affirmative vote of two-thirds (2/3) of the votes cast by holders of the outstanding shares of Electro Common Stock, present in person or represented by proxy and entitled to vote at the special meeting of Electro's stockholders; or (ii) after the Merger Agreement has been approved and adopted by Cardiac's stockholders, without the affirmative vote of the holders of a majority of the shares of Cardiac Common Stock present in person or represented by proxy and entitled to vote at the special meeting of Cardiac's stockholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Ervin Schoenblum and Abraham Nechemie, who comprise the entire Electro Board, are two of the five partners constituting The T Partnership, which owns approximately 30% of the outstanding shares of Electro Common Stock and which is a creditor of Electro, with total indebtedness due to The T Partnership at September 30, 1998 of approximately $2.5 million. Upon consummation of the Merger, The T Partnership will have beneficial ownership of 492,969 shares of CTG Common Stock, which includes 16,669 and 100,000 shares which The T Partnership will have the right to acquire pursuant to outstanding warrants. In addition to the shares held by The T Partnership, Messrs. Schoenblum and Nechemie will also hold currently exercisable stock options with respect to 16,000 and 1,000 shares of CTG Common Stock, respectively. Messrs. Fred Lafer, Stephen Shapiro and Henry Taub are the three other partners constituting The T Partnership.

     Tracey E. Young, a director of Cardiac, has provided Cardiac with consulting services on clinical studies and other matters. As of December 26, 1997, Ms. Young has invoiced Cardiac approximately $100,000 for consulting services performed by her through such date. She provided no further consulting services after such date. Cardiac intends to pay Ms. Young for her consulting services with funds with the proceeds of this offering.

     Pursuant to the terms of the Merger Agreement: (i) Messrs. Schoenblum and Nechemie are to be appointed directors of CTG upon the Merger Effective Time;
(ii) Saiber Schlesinger Satz & Goldstein, LLC ("Saiber"), Electro's legal counsel, is to be paid legal fees at the closing of the Merger; and (iii) Greenberg, Cardiac's legal counsel, is to be paid legal fees at the closing of the Merger.

REDEMPTION OF THE T PARTNERSHIP DEBT

     The Merger Agreement contemplates that the total indebtedness outstanding and due to The T Partnership as of September 30, 1998 plus interest accrued thereon (totaling approximately $2.5 million) shall be redeemed at the Merger Effective Time by: (a) the issuance by Electro to The T Partnership of an aggregate of 1,000 shares of Series A 9% preferred stock, no par value (the "Series A Preferred Stock"), of Electro, which shares shall have a liquidation value equal to, and shall be issued in redemption of, $1.0 million of the indebtedness and shall be convertible into shares of CTG Common Stock; (b) the delivery to The T Partnership of CTG's 9% conditional promissory note in the amount of $1.0 million pursuant to which CTG is obligated to pay only those amounts which are due but not paid to the holders of the Series A Preferred Stock, or in the event of certain other non-monetary defaults; and (c) the delivery to The T Partnership of a secured promissory note made by CTG in an amount not to exceed $1.3 million (which amount shall be the remaining amount of Electro's secured indebtedness to The T Partnership exclusive of the amount redeemed under (a) above).


                              RESTRUCTURING MERGER

GENERAL

     In accordance with the provisions of the Restructuring Merger Agreement and
Section 251 of the General Corporation Law of Delaware (the "Delaware Act"), upon the filing of a Certificate of Merger with the Secretary of

State of the State of Delaware, or at such later time as may be provided in the Certificate of Merger (the "Restructuring Effective Time"), CTG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CTG ("Merger Sub"), shall be merged with and into Cardiac. At the Restructuring Effective Time, each issued and outstanding share of common stock of Merger Sub shall be deemed cancelled and converted into one share of Cardiac Common Stock. Upon consummation of the Restructuring Merger, the rights and interests of Cardiac stockholders as holders of CTG Common Stock will be the same as the rights and interests previously as holders of Cardiac Common Stock.

RESTRUCTURING EXCHANGE RATIO

     At the Restructuring Effective Time, each issued and outstanding share of Cardiac Common Stock shall be deemed cancelled and converted into one share of CTG Common Stock (the "Restructuring Exchange Ratio"). Pursuant to the terms of the Restructuring Merger, the authorized capital stock of Cardiac will be reduced at the Restructuring Effective Time to one hundred shares of common stock.

CONDITIONS TO THE RESTRUCTURING MERGER

     The obligations of Cardiac and CTG to consummate the Restructuring Merger are subject to the approval and adoption of the Merger Agreement and the Merger by the stockholders of Electro and the approval of the Reverse Split, ratification, approval and adoption of the Merger Agreement and the Merger and approval and adoption of the Restructuring Merger Agreement and the Restructuring Merger by the stockholders of Cardiac.

THIRD PARTY CONSENTS

     The receipt of the consents of Coast and Sirrom are two of the conditions precedent to the consummation of the Restructuring Merger. The inability to obtain the consent of either party would preclude the consummation of the Restructuring Merger. See "MERGER - Third Party Consents."

TERMINATION OF THE RESTRUCTURING MERGER AGREEMENT

     The Restructuring Merger Agreement shall be terminated, and the Restructuring Merger abandoned, notwithstanding the approval by the respective boards of directors and stockholders of Cardiac and CTG of the Restructuring Merger Agreement and the Restructuring Merger in the event of and simultaneously with a termination (at or at any time prior to the Restructuring Effective Time) of the Merger Agreement.

AMENDMENT OF THE RESTRUCTURING MERGER AGREEMENT

     At any time prior to the Restructuring Effective Time, the parties may, by written agreement, modify or amend the Restructuring Merger Agreement; provided that, material provisions may not be amended or modified after the Merger Agreement has been approved and adopted by Cardiac stockholders and Electro stockholders, without the affirmative vote of the holders of a majority of the outstanding shares of Cardiac Common Stock entitled to vote at a subsequent meeting of stockholders.


                                    BUSINESS

OVERVIEW

     CTG was incorporated under the laws of Delaware on September 9, 1998 as a direct, wholly-owned subsidiary of Cardiac. Pursuant to the Restructuring Merger, Cardiac will become a direct, wholly-owned subsidiary of CTG. Pursuant to the Merger, Electro will become a wholly-owned subsidiary of Cardiac. As a result, CTG will hold two operating companies, Cardiac and Electro. CTG has never conducted any business other than matters related to its formation and initial organization. See "MERGER" and "RESTRUCTURING MERGER."

     Cardiac is engaged in the design, development, manufacture, marketing and sale of implantable leads and Cardiac Pacing Systems, as well as the design, development and manufacture of leads on an OEM basis.

     Electro is engaged in the business of design, development, manufacture, marketing and sales of catheters and related devices utilized in connection with illnesses of the heart and circulatory system. Electro has targeted electrophysiology as its focal area for future growth, but intends to maintain and develop products for the emergency care, invasive and non-invasive cardiology and invasive radiology markets.

CTG

     STRATEGY. CTG's focus is to endeavor to finalize and implement operational strategies designed to maximize return on capital and position the combined companies for growth. The objective is to build a company specializing in the development and/or promotion of differentiated, niche products to address the cardiac and catheter markets. The combined companies will utilize current, proprietary products, an acquisition/industry consolidation strategy, as well as newly-developed technologies (whether developed by CTG or acquired or licensed from others), to provide more effective treatment for cardiac dysrhythmias and to improve safety and reduce cost for the patient, physician and hospital. Emphasis will be on the combined companies' catheter and lead technology, providing products which allow:

       /BULLET/ more accurate and faster placement within the heart and circulatory system;

       /BULLET/ more sensitive reception of cardiac signals to aid in diagnosis; and

       /BULLET/ more accurate and faster delivery of electrical signals to cardiac tissue to aid in treatment.

     Three targeted market segments with existing products and new technologies include bradycardia (pacing), tachycardia (defibrillation) and atrial fibrillation (defibrillation and ablation). Combined, these address a worldwide population of almost 1 million newly-diagnosed patients each year.

     To the extent that the combined companies are successful in achieving projected growth and adding new products either through product development or acquisition, the combined companies may then be positioned either as a stand-alone cardiac rhythm management company with a portfolio of clinically advanced, strategically-linked, niche products, or for acquisition by one of the larger cardiac device manufacturers lacking one or more of the combined companies' specific product technologies.

     Management's strategy will be to both consolidate with CTG other companies with cardiology and electrophysiology catheter products that can be manufactured by Cardiac or Electro, and/or to acquire or license such products. CTG will endeavor to capitalize on the operational, marketing and financial synergies inherent in the development of a larger entity. This strategy will be supported by three primary activities:

         1. the consolidation of two companies with related product lines, based on proprietary technology, which will have the opportunity to improve operations and profit performance through the realization of annual operating synergies and cost savings;

         2. the commercialization of electrophysiology and other rhythm-management products, from the existing new product development portfolio; and

         3. acquisition of and consolidation with other companies with related products.

     According to Standard & Poor's, Dun and Bradstreet, The American College of Cardiology and the American Heart Association, there are over 2,000 public and private specialty niche companies worldwide that constitute the cardiac catheter market. Many of these are either private or small-cap/micro-cap public companies whose capitalization and/or access to funding hinders rapid product development or sales expansion. A combination of some of such companies should enable them to improve performance and provide greater opportunity by: (i) reducing costs through elimination of redundant operations;
(ii) making more efficient use of sales forces and other corporate resources; and (iii) gaining better access to capital markets.

     The business plan proposes that the combined companies will, within 12 to 18 months after consummation of the Merger, be able to achieve a positive operational cash flow at least sufficient to support normal operating and research and development activity. Management of the combined companies anticipates that this may be achieved assuming the realization of projected sales growth and the savings expected from the consolidation of operations. If this plan proves to be successful, the cash raised pursuant to this offering should be sufficient to satisfy the combined companies' needs for the next several years. There can be no assurance that the combined companies will achieve the business plan as the combined companies may be unsuccessful in achieving such sales and/or realizing such savings. See "RISK FACTORS." Should additional cash be required for completion of a merger or specific project, a separate financing would be initiated.

     SYNERGIES OF CONSOLIDATION. CTG management believes that the combination of Cardiac and Electro will provide operating and strategic synergies benefiting the combined entity by enhancing revenue opportunities, reducing expenses and accelerating the development and commercialization of new products and technologies. The synergies identified include the following:

       /BULLET/ Electro has developed a broad line of products in the cardiac catheter market which the managements of Cardiac and Electro together believe would fit well with Cardiac's product line because of similarities in technology, customers and clinical use.

       /BULLET/ Both companies manufacture products that perform essentially the same function. Electro's catheters or leads are also used to carry electrical signals to and from the heart and for therapeutic and diagnostic functions. Although there are some differences in materials and in physical characteristics between the products, the differences were determined by Cardiac to be an advantage because they expand on the technology base of both companies.

       /BULLET/ By combining the companies, resources and personnel could be better utilized, allowing operational cost savings and, eventually, profitability.

                 More specifically:

                  /DIAMOND/ the companies could be consolidated under one
                            group of senior management;

                  /DIAMOND/ the companies could take advantage of manufacturing efficiencies by eliminating redundancies and the combined entity ultimately plans to eliminate one manufacturing facility; and

                  /DIAMOND/ the larger revenue base could better and more
                            efficiently support a sales group for the products.

        /BULLET/ The markets for Cardiac and Electro are similar and both have products which are directed at corporate OEM sales. Some of the larger actual and potential OEM customers of Electro require the same type of products as those manufactured by Cardiac, providing additional sales opportunities for both companies.

        /BULLET/ The larger revenue base, broader product line and anticipated better profit performance of the combined entity are more desirable to the financial markets and may offer greater access to additional capital required to build these companies.

     CTG PRODUCTS. CTG will focus on the development, manufacture and sale of catheters and leads for use in diagnosis and treatment of cardiac dysrhythmia. These products would be used both on a long term basis, as with CTG's implantable pacing and defibrillating leads, and on a more acute and temporary basis as with CTG's temporary pacing and cardiac mapping catheters.

BUSINESS OF CARDIAC

         GENERAL

     Cardiac was incorporated as Supramedics, Inc. on June 20, 1980 under the laws of the State of Delaware and on August 28, 1980 changed its name to Cardiac Control Systems, Inc. to more accurately reflect the business of Cardiac. Cardiac is engaged in the design, development, manufacture, marketing, and sale of implantable cardiac pacing systems. Cardiac has received classification (clearance) from the FDA to distribute, commercially, a line of single-chamber and dual-chamber pacemaker systems and a single-lead atrial-controlled ventricular cardiac pacing system. The equipment used for the external programming and monitoring of Cardiac's pacemaker products is usually loaned without charge to physicians and other purchasers of Cardiac's products. Cardiac's products are "medical devices" as defined by the FDA and thus are subject to Federal regulations enforced by the FDA, including restrictions on the commercial introduction of products and clinical testing requirements.

     Cardiac Common Stock was listed on Nasdaq SmallCap Market; however, on August 29, 1991 Cardiac was advised by the Nasdaq SmallCap Market that its common stock would be delisted effective August 30, 1991. Cardiac was not in compliance with the Nasdaq SmallCap Market's capital and surplus requirement then in effect. Shares of Cardiac Common Stock are currently traded over-the-counter under the symbol "CDCS" and are quoted on the OTC Bulletin Board(R). This service allows market makers to enter quotes and trade securities that do not meet Nasdaq SmallCap Market qualification requirements.

     Cardiac has had a prior history of net losses and had experienced cash flow deficiencies and had been unable to pay many of its obligations as they became due. Cardiac is continuing its efforts to increase its sales volume and attain a profitable level of operations. However, there is no assurance that Cardiac's efforts will be successful. There are many events and factors in connection with the development, manufacture and sale of Cardiac's products over which Cardiac has little or no control, including, without limitation, production delays, marketing difficulties, lack of market acceptance, and superior competitive products based on future technological innovation. There can be no assurance that future operations will be profitable or will satisfy future cash-flow requirements.

     PRODUCTS

     Cardiac currently manufactures and commercially distributes a line of single- and dual-chamber implantable pacemakers and a single-lead, dual-chamber atrial-controlled ventricular ("VDD") pacing system, as well as electrode leads and programming equipment developed by Cardiac. Pacemaker systems are prescribed by physicians for patients who suffer arrhythmias or impairments of the natural electrical conduction system of the heart that render the heart incapable of pumping blood throughout the body at a rate and rhythm suitable for the body's needs. The pacemaker system treats the condition by electrically stimulating the heart to restore proper rhythmic contractions of the heart muscle.

      Cardiac's pacemakers and electrode leads encompass 8 pacemaker models (under the trade names MAESTRO(R) II or MAESTRO(R) II SAVVI(TM)) and 7 electrode lead models (under the trade names PolySafe(TM) or A-Track(TM)). Cardiac received FDA clearance to market its most recent dual-chamber pacemaker, the MAESTRO Series 500 Model 534 dual chamber, bipolar DDD pacing system in October 1997. Cardiac also received FDA market clearance for a new design on a temporary cardiac pacing lead, the INTERIM(TM) AV is designed to allow atrial sensing and ventricular pacing through the same lead.

     Cardiac further developed a single-pass atrial-controlled ventricular (VDD) pacing system and received FDA clearance in 1993 for two VDD models which Cardiac sells under the trade name MAESTRO II SAVVI. These pacing systems were unique in the industry until Intermedics, a competitor of Cardiac at that time, received FDA approval of its single-pass, atrial-controlled ventricular pacing system. Intermedics commenced marketing its new product in March 1995. One additional competitor (Medtronics, Inc.) has also recently entered the United States market with a competitive single-lead product.

     In addition, Cardiac markets certain electrode leads and pacing accessories manufactured by other medical companies. Further, Cardiac sells other implantable leads for implantable pacemakers and defibrillators on an OEM basis to implantable cardiac device manufacturers and hybrid circuit components to an Italian manufacturer and to an Indian manufacturer. See "- Sales, Marketing and Distribution Methods."

     Cardiac's products are classified as "medical devices" under the FDA Act and, as such, are subject to extensive domestic regulation by the FDA and European regulation by the ISO. All of the pacemaker systems marketed in the United States by Cardiac (including related electrode leads) are in commercial distribution under the FDA's 510(k) Premarket Notification regulations or Premarket Approval ("PMA") regulations. European regulations now include the ISO 9000 series of standards developed by the ISO as adopted by the member nations of the EEC. Cardiac is certified to ISO 9001 by the Notified Body, TUV Product Services, of Munich, Germany. See "- - Government Regulation." Also see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Operating Trends and Uncertainties."

     Cardiac's MAESTRO II anti-bradycardia cardiac pacemakers are electronically based with an integrated circuit design, and include multi-programmable single-chamber, dual-chamber and atrial-controlled ventricular pacemakers. They are non-invasively programmable to multiple operating modes and functions for prescriptive flexibility, provide a wide range of sensitivity values and incorporate programmable high- and low-frequency bandpass filters. This extensive programmability permits the physician the flexibility required to provide truly prescriptive, individualized pacing therapy for a wide range of patients.

     Cardiac's pacemakers are generally sold together with electrode leads, most of which are manufactured by Cardiac. Cardiac's PolySafe electrode leads include various models of its specialized single-pass A-Track leads. The A-Track leads, developed and patented by Cardiac, are triaxial pacing leads in which the inner coil connects to a ventricular tip electrode for pacing and sensing in the ventricle, and the two other coils connect to two diagonal atrial bipolar ("DAB") electrodes positioned so as to provide sensing data from the atrium. The DABTM electrodes transmit sensed atrial signals to the pacemaker, which then stimulates the ventricle at an appropriate rate, providing atrial-synchronous ventricular pacing, mimicking the normal action of the heart. The MAESTRO II SAVVI system incorporating the A-Track lead represents an important advance in technology, combining atrial-controlled ventricular pacing with the convenience and reliability of a single-lead implant procedure. This system is appropriate for the many patients with conduction disorders and a physiologically responsive sino-atrial node.

     Cardiac has developed an upgrade to its single pass pacing technology. This upgrade expands the capability of the current A-Track leads to allow both sensing of electrical signals and transmission of a pacing pulse to both the upper and lower chambers of the heart. If proven effective, this technology could expand the potential for usage of Cardiac's single pass technology into all dual chamber, (two lead) pacemaker implants. The first implant of this lead in a human for clinical study purposes took place in Italy on September 25, 1998. The first commercial sale of this lead for a more limited application (sensing in one chamber and pacing and sensing in the other chamber of the heart) took place in Japan during the week of September 21, 1998. There can be no assurance that this technology will be proven effective, nor can there be any assurance that this technology will be accepted by customers as a substitute for current two lead technology.

     Cardiac's electrode leads are insulated with Surethane, Cardiac's proprietary urethane compound and are manufactured using a patented coating process, rights to which are held exclusively by Cardiac. See "- Certain Patents, Trademarks and Licenses." The Surethane is applied in solution to the pacing coil using a non-thermosetting coating process that results in non-stratified bonding of each layer of the Surethane upon curing and a "unitized" construction of coil and insulation. This process results in extremely slender and durable leads. There has been some industry bias toward using urethane, primarily for bipolar leads because of problems with insulation. However, Cardiac has not manufactured bipolar leads of urethane material. Cardiac only manufactures unipolar urethane leads. Its bipolar leads are manufactured with silicone material. Cardiac is not aware of any historical problems with its leads manufactured of urethane.

     Both of Cardiac's portable programmer models enable bi-directional communication between the clinician and the implanted pacemaker. Programming and telemetry messages are transmitted to the pacemaker via a lightweight wand. Prior to transmitting a new program to the pacemaker, the programmer automatically provides validation of the selected mode/parameter value combination as a safety step. One model incorporates an integral printer, and the other provides for connection of a printer, for generating hard copy records. Both provide for connection of a strip chart recorder, for generating hard copy records of pacemaker performance. A programmer carrying the CE Mark label, as required in Europe, has been developed and commercialized. In addition, Cardiac is nearing completion on a new computer-based programming system.

     SALES, MARKETING AND DISTRIBUTION METHODS

     The primary markets for Cardiac's products are hospitals, other medical institutions, and physicians both in the United States and abroad. Cardiac currently markets its products primarily through independent sales representatives in the United States and independent distributors in the international markets. Also, Cardiac sells selected components and products on an OEM basis to various U.S. and non-U.S. companies. Independent representatives are paid by commission; independent distributors generally purchase Cardiac's products at discounted prices. Cardiac advertises in scientific publications and also uses trade shows and convention demonstrations, direct mail advertising, telephone solicitations and direct sales to selected customers as part of its marketing efforts.

     Pricing of Cardiac's products is generally similar to that for competing products. Cardiac focuses its marketing attention on the technological advantages of its pacemakers rather than on price considerations. Cardiac bases its appeal to physicians on Cardiac's belief in the relative simplicity with which its reliable and therapeutically effective pacemaker systems can be implanted, programmed and monitored. Cardiac focuses its marketing attention on the issue of price sensitivity only when necessary. For example, under Medicare legislation, the amount of reimbursement that a hospital and a physician receive from Medicare for a pacemaker implant does not vary with the cost of the implanted pacemaker, and Cardiac must consider this in its pricing decisions. See "- Government Regulation."

     Cardiac maintains inventories of pacing systems at many hospitals to facilitate the immediate availability of these products when required. In addition, Cardiac's independent sales representatives hold a supply of pacemaker systems on consignment. A portion of Cardiac's sales in the United States are filled by withdrawing products from consigned inventories, whereupon the hospital is billed for the product.

     Independent sales representatives, organizations and distributors selling Cardiac's products are free to sell products not produced by Cardiac that do not compete with Cardiac's products. As of September 30, 1998, 12 independent sales representatives (or organizations) are actively selling Cardiac's products in the United States. Cardiac has executed long-term contracts with most of its sales representatives in the United States. Generally, the contractual agreements executed between Cardiac and its independent sales representatives provide each representative the exclusive right to sell Cardiac's products in a specified area of the United States for a three- or five-year period, are renewable for a second three- or five-year period, and provide Cardiac with certain termination rights.

     Cardiac's operations, sales and ability to attain a profitable level of operations are dependent upon expansion of its OEM business and maintaining the contractual relationships with its principal sales representatives and upon on-going expansion of their business volume. Termination of any of these contractual agreements between Cardiac and its key independent sales representatives could have a material adverse effect on Cardiac's sales volume and operations. Furthermore, Cardiac's ability to achieve a profitable level of operations would be adversely affected if Cardiac's sales representatives were unable to expand the volume of their business.

     On December 20, 1995, Cardiac signed a distribution agreement with Grupo Taper, S.A. of Madrid, Spain under which, subject to certain pre-existing distribution agreements, Grupo Taper became the sole agent for the purchase, import and distribution and sales of Cardiac's product in Europe and certain specified non-European countries. The agreement is for an initial period of ten years and will automatically renew for a five-year period unless terminated by either party upon six month's prior notice.

     In August 1996, Cardiac opened a Japanese sales office and received Japanese approvals and a license to import and sell Cardiac's single-lead VDD product. A major Japanese distributor, The Herz Co., has begun distributing the product throughout Japan. Cardiac expects that these efforts will enable Cardiac to expand sales in the Japanese market, where the average unit price is significantly higher than in the rest of the world.

     During the year ended March 31, 1998, two of Cardiac's independent sales representatives each accounted for in excess of 10% of Cardiac's sales, accounting for $897,492 (23%) of the total. With the exception of Intermedics and a manufacturer of implantable Cardiac defibrillators, as disclosed below, during the year ended March 31, 1998, no single domestic or international customer accounted for in excess of 10% of Cardiac's sales. Accordingly, Cardiac believes that the loss of any single customer in the United States, excluding its OEM customers, would not have a material adverse effect on its business. However, Cardiac's ability to maintain a profitable level of operations is dependent upon its ability to increase its sales volume. Therefore, the loss of any important customer in the United States could unfavorably impact Cardiac's sales volume and its ability to achieve a profitable level of operations.

     On August 1, 1990, Cardiac executed a license agreement and a supply agreement with Intermedics. Pursuant to the license agreement, Cardiac received initial license fees aggregating $1.5 million. The license agreement also provided for the payment of royalties to Cardiac based upon net sales of Intermedics products incorporating the licensed (single-pass lead) technology. On April 2, 1993, Cardiac amended and restated both its license agreement and supply agreement with Intermedics. Pursuant to the amended and restated license agreement, Cardiac received prepayment of royalties in the amount of $850,000. The prepayment was applied against royalties at a rate of 2/1 per pacing system sold, reducing the potential aggregate royalties to be received over the life of the agreement from $7,031,250 to $6,181,250. Further, pursuant to a subsequent amendment, a $100,000 prepayment of future royalties was received in February 1994, which was applied against the next 1,000 pacing systems sold at a rate of $100 per unit. The entire prepaid royalties of $950,000 were earned by Cardiac as of March 31, 1997. Intermedic's obligation to pay royalties under this license agreement terminated on January 22, 1998, however, the license agreement, which grants Intermedics the right to manufacture and sell the technology, does not terminate until the expiration of Cardiac's patent in July 2009. The supply agreement, which was to expire on July 31, 1993, was extended until August 1, 1998 and provided for Cardiac to supply its specialized single-pass leads to Intermedics at specified prices. Sales to Intermedics under the supply agreement accounted for 29% and 47% of total sales for the years ended March 31, 1998 and 1997, respectively.

     Cardiac executed a supply agreement and a joint development agreement, both effective as of January 1, 1997, for defibrillation leads with a major implantable defibrillator manufacturer. The supply agreement allows for the OEM sale of defibrillation leads to this manufacturer, while the development agreement contemplates the development and eventual supply of a second proprietary lead. Sales and shipments of the first lead commenced in October 1997, and accounted for 13% of Cardiac's sales for the year ended March 31, 1998. In addition, a third lead was developed for this manufacturer and a supply agreement for this product was executed on September 17, 1997; the first shipment of this product occurred in the second quarter of fiscal year 1999. Cardiac expects total sales volume attributable to this customer to grow in fiscal year 1999. Pursuant to the terms of the joint development agreement, during fiscal year 1997, Cardiac received $200,000 from the manufacturer, $60,000 of which was recorded as equity financing for the purchase by such manufacturer of 40,000 shares of Cardiac's Common Stock, and $140,000 was recorded as other income for the purchase of the defibrillation leads technology.

     On April 24, 1998, Cardiac executed a development agreement with a privately-held corporation to develop a new implantable lead for use with a new hearing restoration system to be developed and marketed by the other corporation. This new implantable system is expected to substantially improve hearing for those patients with moderate-to-severe hearing loss for whom hearing aids are ineffective. Based on verbal commitments and current purchase orders, upon completion of the development of this new lead, Cardiac expects to manufacture and supply this product on an OEM basis to the other corporation.

     Historically, Cardiac encountered many difficulties in connection with its efforts to develop a distribution network of independent sales representative in the United States large enough to attain enough sales to generate profitability. Cardiac believes that these difficulties are attributable to Cardiac's lack of a complete product line as well as the competitive environment, and Cardiac's financial position. With the Merger and the combined product line, the new products being developed and released to the market and the financing associated with the Merger, Cardiac expects to expand its distribution. Further, Cardiac estimates its market share of pacing products to be about 0.25% of an estimated worldwide pacing systems market of $2.0 billion. Cardiac considers the market large enough to accommodate Cardiac's products.

     PRODUCT WARRANTIES

     Cardiac's pacemakers and electrode leads are both covered by a limited warranty. Specific terms and conditions of the warranties vary according to the pacemaker model and electrode lead. Generally, however, the warranty on a pacemaker extends from 5 to 6 years, and the warranty on an electrode lead continues for the patient's lifetime. All warranties provide for replacement with a comparable Cardiac product and for partial reimbursement of medical expenses not covered by third parties.

     CERTAIN PATENTS, TRADEMARKS AND LICENSES

     Cardiac's policy is to obtain patents on its inventions whenever practical and to obtain licenses from others with regard to technology that it deems necessary to its business. Technological advance has been characteristically rapid in the industry in which Cardiac competes, and Cardiac believes its business is not materially dependent upon any individual patent or license. However, should certain of Cardiac's licenses be terminated for any reason, Cardiac's operations and competitive ability could be adversely affected.


UNITED STATES PATENTS                              DESCRIPTION                                  DATE OF ISSUE
     4,585,004            Heart Pacing and Intracardiac Electrogram Monitoring System              4/29/86
                             and Associated Method

     4,726,379            Cardiac Pacer with Switching Circuit for Isolation                       2/23/88

     4,962,767            Pacemaker Catheter                                                       10/16/90

     4,907,592            Self-Sealing Connector for Electrical Leads for Use in Wet               3/13/90
                             Environments

     5,127,403            Pacemaker Catheter Utilizing Bipolar Electrodes Spaced in                 7/7/92
                             Accordance to the Length of a Heart Depolarization Signal

     5,630,835            Method and Apparatus for the Suppression of Far Field                    5/20/97
                             Interference Signals for Implantable Device Data
                             Transmission Systems

     5,772,693            Single Preformed Catheter Configuration for a Dual Chamber               3/20/96
                             Pacemaker System

     5,814,076            Apparatus for Improved Cardiac Pacing and Sensing using                  9/29/98
                             Extracardiac Indifferent Electrode Configurations


     Cardiac obtained from Howard C. Hughes and Roy D. Bertolet, the latter an employee of Cardiac, an exclusive license to an extrusion technique for coating pacemaker leads and other wires with polyurethane, for which a patent was granted on February 5, 1985. The term of the license expires on February 17, 2002. The license provides for payment of royalties for each contract year based on a percentage of net sales of products produced using the licensed technology. On March 29, 1993 the licensor executed a sublicense agreement with Cardiac, pursuant to which Cardiac granted a limited sublicense allowing Intermedics to use the extrusion technique to manufacture leads pursuant to the terms of the amended and restated license agreement between Cardiac and Intermedics.

     On March 5, 1997, an objection to Cardiac European Patent No. 0350282 relating to single-pass diagonal atrial bipolar pacemaker catheter technology was heard in Munich, Germany. On March 24, 1997, Cardiac was advised that the objection was rejected by the Patent Court. An appeal has been filed.

     Cardiac uses various trademarks in association with marketing and sale of its product lines. The MAESTRO trademark, used with Cardiac's pacemakers and programmers, has been registered with the U.S. Patent and Trademark Office. PolySafe, A-Track, A-V Data, TriFixTM, TrabeculokTM, SAVVI, DAB, PaceProTM, INTERIM and Surethane are unregistered trademarks of Cardiac.

     RESEARCH AND DEVELOPMENT

     Cardiac expended approximately $975,100 and $1,087,000 on research and development activities during the fiscal years ended March 31, 1998 and 1997, respectively. Research and development activity previously reported as culminating in FDA submission was rewarded with FDA approval in October 1997 of the MAESTRO Series 500 Model 534 dual-chamber, bipolar DDD pacing system and in December 1997 of the INTERIM single-lead temporary pacing system.

     Continued development of Cardiac's single-lead technology included the development of a preshaped single-pass lead for VDD and DDD pacing. These leads are believed to expand capability and use, as well as offer further enhancement of performance relative to Cardiac's current single-lead products. Cardiac is currently performing animal and human studies and plans to initiate chronic human clinical studies with this lead in the second quarter of fiscal year 1999. This lead is believed to offer further enhancement of performance with completion of limited acute and chronic animal studies. In November 1996, a development relationship was formally established with a manufacturer of implantable defibrillators for the application of Cardiac's unique lead technology to the special challenges of implantable defibrillation leads. See "-
- Sales, Marketing and Distribution Methods."

     The fiscal year ended March 31, 1998 included on-going activity in the area of implementing design controls in compliance with Section 4.4, ISO 9001 Quality Standard and similar requirements of cGMP regulations.

     RAW MATERIALS AND PRODUCTION

     Although Cardiac endeavors to have alternative supply sources for parts and materials used in manufacturing its products, single sources are used for certain critical materials, including medical adhesives, integrated circuits, hybrid microelectronic circuitry, lithium batteries, various other components, and a material used to produce Surethane. The loss of any one of these single sources or significant delivery delays could cause a costly delay in production. Although Cardiac believes that various design or material alternatives could be used, qualification of these could prove time-consuming and could require notification to and clearance by the FDA.

     SOURCES OF SUPPLY

     Two of Cardiac's principal suppliers of materials used primarily in electrode lead production, Dow Corning and E.I. DuPont de Nemours & Co. ("DuPont"), indicated that they will no longer supply their materials to the medical device industry for use in implantable devices. In July 1993, the FDA published in the Federal Register a one-time-only requirement for medical device manufacturers to file a special notification of material supplier changes resulting from the decision of Dow Corning to discontinue supplying its materials to medical device manufacturers. Cardiac filed the "Special Silicone Notification" for its products effected by the Dow Corning decision in September 1993. In this notification, alternate suppliers and materials were identified and supporting technical biological test data were provided for the alternate materials. The FDA acknowledged receiving Cardiac's notification and indicated that, unless otherwise notified by FDA, the alternate materials identified in the notification may be used in Cardiac's products in place of the comparable Dow Corning materials. No further FDA approvals of the alternate materials of such suppliers were required.

     With respect to other material changes resulting from decisions by the material suppliers to discontinue supplying the medical device industry (e.g. DuPont), the FDA has indicated that such changes shall be handled on a case-by-case basis through the established product approval processes within the FDA. The availability of materials suitable for use in implantable medical devices is an industry-wide problem and is not unique to Cardiac or to the cardiovascular device segment of the industry. The Polymer Technology Group produces a product that meets manufacturing requirements and has been identified as a tentative replacement for the DuPont supplied material. Biocompatibility studies have been completed. Since the candidate replacement material is comprised of the same chemical composition as the DuPont material, it is expected that it will be comparable with respect to the performance characteristics and biocompatibility of the current material in use. Similarly, FDA approval of this replacement material is anticipated to be forthcoming based upon a satisfactory outcome of the testing performed. Cardiac believes, however, that it has a sufficient supply of the DuPont material to meet Cardiac's anticipated demand for the next several years.

     Suppliers of custom Application Specific Integrated Circuits ("ASICs") have advised Cardiac that the technology used to produce these ASICs will no longer be supported. As such, Cardiac placed one last bulk order to ensure the availability of sufficient ASICs to satisfy projected demands for product. The new pacing system under development will utilize appropriate new ASICs for the new system obviating the need for perpetual supply of the currently used ASICs.

     INSURANCE

     Cardiac maintains what it believes to be an adequate amount of comprehensive general liability insurance in an amount of $2.0 million and what it believes to be a reasonable amount of products liability coverage in an amount of $1.0 million. No assurance can be given that the products liability coverage will be sufficient to protect Cardiac's assets against claims by users of its products or that Cardiac will be able to maintain such coverage (or obtain additional coverage) in the future at reasonable premium rates or at all, in which case its assets will be at risk in the event of successful claims by users of its products. Furthermore, Cardiac's liability coverage may not cover costs incurred by Cardiac under its product warranties (see - - "Product Warranties") or costs incurred by Cardiac in the event of a product recall. Cardiac has applied for policies of key-man life insurance on the lives of three of its key management personnel, Messrs. Bart C. Gutekunst ($1.0 million), Alan
J. Rabin ($2.0 million) and Jonathan S. Lee ($250,000).

     Cardiac has no pending, threatened or actual claims as of this date, nor is Cardiac aware of any current circumstances that might give rise to such claims. However, Cardiac could be exposed to possible claims for personal injury or death resulting from the sale or subsequent malfunction of allegedly defective products.

     EMPLOYEES

     As of September 30, 1998, Cardiac employed 47 persons full-time. Of the total employees, 23 were engaged in manufacturing and quality control, 7 in general administration and executive activities, 14 in engineering and research and development, and 3 in sales and marketing. Cardiac is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

     GOVERNMENT REGULATION

     FEDERAL REGULATIONS. In the United States, the FDA, among other government agencies, is charged with regulating the introduction to the marketplace of new medical devices, related manufacturing and laboratory practices, and labeling and record keeping for such devices. The FDA has the authority to ban, detain or seize "adulterated or misbranded" medical devices, and may also order repair, replacement or refund and require notification of health professionals and others with regard to medical devices that present unreasonable risks or substantial harm to the public health. The FDA may also proceed through court action to enjoin and restrain or initiate action for criminal prosecution of certain violations of the FDA Act pertaining to medical devices.

     Most implantable cardiac pacemakers fall within a category for which the FDA has stringent clinical investigation and premarket clearance requirements. Such regulation tends to lengthen the time for introducing new products in the United States, and to increase the expense of developing and marketing such products. Moreover, the FDA administers certain controls over approvals for exporting such devices from the United States.

     FDA regulations require a company to file a 510(k) Premarket Notification for certain products demonstrating that the products are substantially equivalent to products that were introduced into interstate commerce for commercial distribution before May 28, 1976 (pre-enactment devices) or to products which the FDA has already found to be substantially equivalent to pre-enactment devices. The FDA has also issued regulations for the PMA of medical devices that are not substantially equivalent to pre-enactment devices (such as Cardiac's dual-chamber and single-lead atrial-controlled ventricular devices). These must be cleared for commercial distribution through a PMA submission or a PMA supplement. The regulations will eventually require a PMA submission for all products (such as Cardiac's single-chamber devices) previously cleared for commercial distribution through premarket notifications. Prior to seeking PMA clearance for a medical device, a company is generally required to complete a clinical evaluation in accordance with Investigational Device Exemption ("IDE") regulations. The time and expense associated with the clinical investigation and premarket clearance requirements of the FDA are substantial.

     Many of the new products developed by Cardiac in the future most likely will be subject to the IDE and/or PMA regulations of the FDA. Accordingly, Cardiac will continue to devote significant time to the FDA regulatory process leading to FDA market clearance of new products developed by Cardiac.

     FDA regulations require Cardiac to register its manufacturing establishment with the FDA, list all medical devices that are manufactured and distributed by Cardiac, observe certain production and labeling standards and submit to unscheduled inspections by the FDA. Other FDA regulations relate to repair and replacement of devices, refund of purchase price and notification of risks, record keeping and reporting, and restrictions on the sale, distribution or use of certain devices.

     In recent years, the FDA has implemented product tracking and electrode lead post-market surveillance regulations. These regulations require Cardiac to track and maintain information regarding the location of product not in its direct possession. The post-market surveillance regulations require Cardiac to collect and analyze clinical data to complete product longevity analysis. The expense to Cardiac to meet these regulations has been minimal to date. The potential for a material expense due to these regulations remains a possibility.

     Most pacemaker recipients are of advanced age and, thus, are eligible for Medicare in the United States. Therefore, in addition to FDA and similar foreign regulations, Cardiac may also be affected by changes in the laws and regulations relating to Medicare.

     Cardiac's products are manufactured by Cardiac under closely controlled environmental conditions with processes developed by engineering personnel and monitored by quality assurance personnel. These processes are designed to be consistent with cGMP regulations audited by the FDA. FDA conducted an audit of Cardiac operations in December 1996 citing only minor deficiencies which have since been corrected.

     STATE REGULATION. In addition to Federal law, Cardiac is subject to the Florida Drug and Cosmetic Act. In particular, Cardiac is required to maintain a permit to operate a medical device manufacturing facility and must register its medical devices with the appropriate Florida authority. All such required permits have been received, and registrations made, by Cardiac.

     EUROPEAN REGULATION. The EEC nations have adopted universal standards as developed by the ISO in order to provide simplified trade among the member nations and to assure free access to trade while maintaining quality standards for products sold. All companies doing business in these nations must be certified to these standards set forth by the EEC which is evidenced by being granted the CE Mark. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Operating Trends And Uncertainties."

     INVENTORY AND BACKLOG

     There is a several-month lead time between the time that Cardiac acquires parts until such time that a product is completed and available for sale. Cardiac is required to carry significant amounts of inventory in order to meet rapid delivery requirements of customers and assure itself a continuous supply of key components and parts from its suppliers. In addition, a portion of Cardiac's business is consignment in nature where Cardiac provides customers with the right to return products that are not implanted or sold. As a result of the nature in which Cardiac runs its business, it does not carry a significant backlog, however inventory management is an important business concern both with respect to Cardiac's liquidity and due to the potential for rapidly changing business conditions and technological advances within the industry.

     COMPETITION IN THE INDUSTRY

     Cardiac competes with many other domestic and foreign companies, many of which have significantly greater financial and other resources than Cardiac. The industry is currently dominated by Medtronic, Inc., Intermedics, Cardiac Pacemakers, Inc. (a division of Guidant Corporation), and Pacesetter Systems, Inc. (a division of St. Jude Medical, Inc.). Although many of the larger companies have a group of loyal physicians who use their products exclusively, most physicians use more than one pacemaker supplier.

     Technological innovation and sales ability are important with respect to market entry and penetration. Cardiac believes that the primary competitive factors determining the buying decision in the marketplace today include the ability to reduce procedural cost, increase patient safety and improve product effectiveness. Other factors include product reliability, product capability, technical support provided by the manufacturer, price, and credibility of the manufacturer. Nevertheless, Cardiac's products are subject to the risk of being rendered obsolete by the introduction of new products or techniques by others.

     Some of the conditions and diseases that Cardiac's pacemakers are designed to treat may, in certain cases, also be treated by drug therapy. Cardiac does not deem itself to be in substantial direct competition with pharmaceutical companies because, at present, drug therapy is only infrequently a viable alternative to use of a pacemaker. However, new drugs and methods of therapy that might compete with Cardiac's pacemaker products may be developed by pharmaceutical or other health care companies. Many such companies are larger than Cardiac and possess more substantial research facilities and other resources.

     Companies that are already well established can be expected to protect their existing market shares. This is coupled with increasing marketing costs under heavier competition and escalating regulatory burdens. In addition, there is an overriding necessity to increase research and development expenditures in order to remain competitive.

     PROPERTY

     Cardiac owns and occupies a 50,000 square foot building on 4.11 acres of land in Palm Coast, Florida. The facility houses Cardiac's headquarters and its research and development, manufacturing, administrative and marketing divisions. The facility includes a 3,000 square-foot controlled environment area for the manufacture of Cardiac's medical products, and 18,000 square feet of unimproved space that is not in use. The production capacity of Cardiac's existing facility is greater than current production levels and should be sufficient to meet Cardiac's needs for at least the next several years. In the opinion of management, the property is adequately covered by insurance.

     Sirrom holds a first mortgage on Cardiac's premises and a first lien against all of Cardiac's real and personal property (including patents and royalties), but excluding inventory and accounts receivable. In June 1997, Cardiac obtained additional financing from Coast, pursuant to which Sirrom subordinated its first priority security interest in Cardiac's real and personal property to Coast; however, the priority interest of Coast in Cardiac's real estate is limited to $500,000. See "RISK FACTORS - Debt Obligations and Consequences of Default."

     LEGAL PROCEEDINGS

     On January 4, 1994, Strategica Group, Inc., a Miami-based financial brokering firm ("SGI"), filed suit against Cardiac in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida, alleging that Cardiac had breached certain contractual duties and obligations arising under an agreement (the "Agreement"), dated October 16, 1992. The suit seeks a judgment requiring Cardiac to deliver warrants to purchase shares of Cardiac Common Stock representing 15% of the total outstanding shares of Cardiac, and damages in excess of $15,000. Cardiac has denied liability and filed a counterclaim alleging that SGI fraudulently induced Cardiac into the Agreement then breached the Agreement and certain fiduciary duties. Management has vigorously defended the lawsuit and filed counterclaims, and believes the ultimate outcome would not be expected to materially affect Cardiac's financial position. Management has had settlement discussions with SGI and, in April 1998, reached an agreement-in-principle regarding settlement with SGI. The final terms have not yet been reduced to writing. The settlement, as proposed, contemplates the reciprocal dismissal of all claims asserted by each party and the grants by Cardiac to SGI of a warrant exercisable within five years for 25,000 shares of CTG Common Stock at an exercise price of $1.00 per share.

     In December, 1997, Japan Crescent, Inc. and Shinji Hara filed a civil action against Cardiac in the Circuit Court of the 9th Judicial Circuit in and for Orange County, Florida. The suit alleges that Cardiac is indebted to the plaintiffs for approximately $200,000 for services rendered in connection with the acquisition of import approvals for certain of Cardiac's products. Cardiac has answered the complaint and has informed the plaintiffs that Cardiac intends to pay for the total value of the services rendered of approximately $200,000 with funds obtained through its public offering in connection with the Merger, however, if a judgment were to be entered against Cardiac prior to the consummation of the public offering requiring Cardiac to pay in excess of a few thousand dollars in any lump-sum payment before Cardiac has obtained additional financing, Cardiac could, depending upon the amount of such lump-sum payment, be unable to make such a payment and this could have a material adverse effect on Cardiac's business.

     DEBT OBLIGATIONS

     Cardiac has certain outstanding financial obligations. In March 1995, Cardiac borrowed $1.5 million from Sirrom evidenced by a $1.5 million promissory note (the "Sirrom Note"). The Sirrom Note is secured by a first mortgage and an assignment of rents and leases on Cardiac's headquarters, subject to Sirrom's subordination to another lender of up to a maximum of $500,000. The Sirrom Note is also secured by a first lien (also subject to subordination to another lender) on all of Cardiac's personal property and proceeds thereof, including general intangibles such as Cardiac's patents and royalties, but excluding Cardiac's inventory and accounts receivable. The Sirrom Note bears interest at the rate of 13.5% annually and is payable monthly, interest only, with a balloon payment of principal and accrued and unpaid interest due on March 31, 2000. Interest payments on the Sirrom Note in each of the fiscal years ended March 31, 1998 and 1997 were $202,500. The Sirrom Loan Agreement imposes certain constraints on Cardiac's business including, among other things, that Sirrom's consent is required to sell or encumber Sirrom's collateral having an aggregate fair market value exceeding $25,000. Additionally, Cardiac may license its intellectual property in the ordinary course of business so long as Cardiac's interest in the license agreements are freely assignable to Sirrom. Also, Cardiac may not incur certain additional indebtedness in excess of $200,000 annually without Sirrom's consent (which consent may not be unreasonably withheld or delayed). Such consent and notice requirements could impede Cardiac's ability to act expeditiously in its operations or corporate matters, which may have an adverse impact on Cardiac's business and corporate affairs. Cardiac issued common stock purchase warrants to Sirrom in connection with this loan. See "PRINCIPAL SHAREHOLDERS."

     On June 13, 1997, Cardiac closed on the Coast Loan. As of September 30, 1998, the outstanding principal balance of the loan was $1,046,296. Under the Coast Loan Agreement, Cardiac may borrow for working capital and other purposes, up to the lesser of $3.5 million or the sum of: (a) receivable loans of up to 80% of certain eligible accounts receivable; (b) inventory loans not to exceed the lesser of $500,000 or 40% of eligible raw materials and 50% of eligible finished goods of eligible inventory; (c) a maximum aggregate of $500,000 for the purchase of new or used equipment; and (d) a $300,000 term loan. The interest rate on the receivable and inventory borrowing is the prime rate plus 2% per annum, and on the equipment borrowing and term loans, the prime rate plus 2.25% per annum; PROVIDED, HOWEVER, all loans are subject to a minimum interest rate of 9% per annum. Interest is payable monthly and calculated on the outstanding principal, but not less than a deemed minimum loan balance of $1 million. Cardiac is obligated to pay a $35,000 commitment fee on each June 13, a quarterly facility fee of $3,500, and a renewal fee equal to $17,500 upon the renewal of the Coast Loan. Payment in full of the principal balance of the Coast Loan is due on June 30, 2000, subject to automatic renewal for successive one-year terms, continuing until one party gives advance written notice to the other that such party wishes to terminate the Coast Loan. The Coast Loan is subject to an early termination fee of $70,000 if terminated on or before June 12, 1999; and $35,000 if terminated on or after June 14, 1999. In addition, the Coast Loan imposes certain constraints on Cardiac's business including, among other things, the requirement that Cardiac obtain Coast's written consent prior to merging or consolidating with another party, or paying or declaring dividends. Cardiac has discussed the Merger with Coast and Coast has indicated it will provide such written consent. Cardiac and Coast have also discussed the possibility of Coast providing additional debt financing for CTG.

     The Coast Loan is secured by: (a) a first priority lien on (1) all the personal property of Cardiac located at its headquarters, including, among other things, all fixtures, building materials, inventory, goods, equipment, and machinery, and (2) Cardiac's operating bank account; (b) a first priority lien on all of Cardiac's intellectual property, including copyrights, patents, trademarks, goodwill, etc.; and (c) a mortgage on Cardiac's headquarters, of which Coast receives a first priority lien up to $500,000 (plus Coast's costs and expenses of collection and enforcement of such mortgage). Coast's remaining lien on Cardiac's headquarters is second to Sirrom's lien. In order to obtain its first priority liens on Cardiac's property as described above, Coast entered into an Intercreditor and Subordination Agreement with Sirrom which holds a $1.5 million promissory note of Cardiac. Sirrom agreed to subordinate its security interest, and take a second priority lien, with respect to: (1) Cardiac's headquarters only up to a maximum of $500,000 (plus Coast's costs and expenses of collection and enforcement of such mortgage) of Cardiac's indebtedness to Coast; and (2) all other assets of Cardiac in which it has a security interest up to the full amount of the indebtedness of Cardiac to Coast. Cardiac issued common stock purchase warrants to both Coast and Sirrom in connection with this loan. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources - Cardiac" and "PRINCIPAL SHAREHOLDERS."

     On June 11, 1998, Cardiac and Coast amended the Coast Loan Agreement to provide for the Bridge Loan. In connection with the Bridge Loan: (i) Cardiac executed a promissory note in the amount of $250,000; (ii) Coast received a warrant to purchase 5,000 shares of Cardiac Common Stock exercisable at $2.00 per share; and (iii) the exercise price per share of the warrant to purchase 7,500 shares issued to Coast in connection with the Coast Loan was reduced from $20.00 per share to $2.00 per share. The Bridge Loan accrues interest at the prime rate plus 5% per annum and is due and payable on August 31, 1998. Cardiac and Coast executed an amendment to the Bridge Loan providing for the repayment of the Bridge Loan on September 30, 1998, and subsequently verbally agreed to extend the date of repayment of the Bridge Loan to October 31, 1998.

     Cardiac is current with regard to its monetary obligations under the Sirrom Note and the Coast Loan. Nonetheless, in order to ultimately fully service the debt and pay in full when due the outstanding principal and any accrued and unpaid interest, Cardiac must refinance or renegotiate such loans and/or obtain new financing in the form of sales of securities and/or obtaining new loans. There can be no assurance that Cardiac will be able to do so. It is a condition of the Merger that Cardiac obtain a minimum of $4.0 million in financing through a combination of this offering and a loan or line of credit. Cardiac's ability to continue operations will depend on its ability to service its debt from operations. If the terms of Cardiac's loans are too burdensome, Cardiac may default under its loan agreements and be faced with proceedings wherein lenders could foreclose upon substantially all of Cardiac's assets, in which case stockholders would be unlikely to realize any value with respect to their shares of CTG Common Stock.

     Under the Sirrom Loan Agreement, the occurrence of any of the following constitutes an event of default: (1) default of the payment of this loan or any other indebtedness of Cardiac which exceeds $50,000 in the aggregate, which is not actively contested by Cardiac; (2) any misrepresentation of or any failure to perform by Cardiac any material matter or obligation; (3) the admission by Cardiac in writing of its inability to pay its debts generally as they become due; (4) any proceeding pursuant to which Cardiac is or has a petition against it for it to be liquidated, dissolved, partitioned or terminated, under bankruptcy or any similar action; or (5) the failure to cure any default under the loan or otherwise. Cardiac has 30 business days (or ten business days if the default may be cured by payment of a sum of money) to cure a default. Upon the occurrence of an event of default, any indebtedness of Cardiac to Sirrom shall either be immediately due and payable in full, or Sirrom may, at its option, accelerate the maturity of any indebtedness of Cardiac to Sirrom.

     Under the Coast Loan Agreement, the occurrence of any of the following shall constitute an event of default: (1) any material misrepresentation or any failure to perform any material obligation of Cardiac to Coast; (2) default in the payment of any indebtedness when due; (3) the loans and other obligations of Cardiac exceed the credit limit established by Coast in its sole discretion; (4) the failure of Cardiac to perform its security obligations; (5) the breach by Cardiac of any material obligation which has or may have a material adverse affect on Cardiac's business or financial condition; (6) any proceeding pursuant to which Cardiac is the subject of a petition for liquidation, dissolution, partition or termination, under bankruptcy or any similar action; (7) a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of Cardiac (as compared to the ownership of outstanding shares of Cardiac in effect on June 13, 1997), without the prior written consent of Coast; or (8) if Coast, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of any event. Upon the occurrence of any event of default, Coast may cease making loans or otherwise extending credit to Cardiac or may accelerate any financial obligations of Cardiac to Coast. Cardiac must pay all reasonable attorneys' fees, expenses, costs, liabilities and other obligations incurred by Coast in exercising Coast's right upon an event of default.

     From April 22 through May 4, 1998, Cardiac obtained $300,000 in interim financing from selected current investors through the issuance of 8% convertible debentures, convertible at the conversion rate of $2.00 per share. In consideration for this investment, Cardiac lowered the exercise price of previously issued options to purchase 715 shares of Cardiac Common Stock from $17.50 per share to $2.00 per share and lowered the exercise price of certain warrants to purchase 3,363 shares of Cardiac Common Stock from $25.00 per share to $2.00 per share. Cardiac is also attempting to obtain an additional loan for $250,000 on similar terms. There can be no assurance that Cardiac's attempts to obtain additional financing will be successful.

     On July 30, 1998, and August 13, 1998, Cardiac executed the Minrad Notes, which bear interest at the rate of 15% annually. The principal amount and all interest due thereunder is due and payable, after September 29, 1998, within ten days after written demand from Minrad.

     On August 26, 1998, Cardiac received $134,000 from IHI and executed the IHI
Note in favor of IHI. Concurrently with execution of the IHI Note, Cardiac paid Goodbody a $34,000 consulting fee for services relating to the obtaining of additional debt financing. Pursuant to the terms of the IHI Note, Cardiac has agreed to repay the IHI Note on October 25, 1998. If Cardiac does not repay the IHI Note on or before October 25, 1998, but does so on or before November 12, 1998, in addition to repayment of the IHI Note, Cardiac has agreed to pay the Goodbody Fee. If repayment of the IHI Note and the Goodbody Fee have not been received by IHI on or before November 12, 1998, an immediate penalty fee of $2,500 shall be incurred at 12:01 a.m. On November 13, 1998, and an additional $2,500 fee will accrue and be imposed at 12:01 a.m. every 24 hours, until the IHI Note, the Goodbody Fee and all penalty fees have been paid in full.

     In connection with the IHI Note, Cardiac has agreed to issue up to four warrants to IHI under certain conditions, each giving IHI the right to purchase 10,000 shares of CTG Common Stock at an exercise price of $.05 per share. If repayment of the IHI Note and the Goodbody Fee have not been received by IHI on or before November 12, 1998, at 12:01 a.m. On November 13, 1998, the first of the four warrants will be deemed issued to and earned by IHI. At 12:01 a.m. on the 13th day of each month thereafter for up to three months, one additional warrant shall be issued and deemed earned, if the IHI Note, the Goodbody Fee and all penalty fees have not been paid in full. Furthermore, if the IHI Note, the Goodbody Fee and all penalty fees have not been paid in full by January 1, 1999, IHI will have the option to convert any or all of the amounts due into CTG Common Stock at an exercise price of $.05 per share. As additional consideration for the IHI Note, IHI received a warrant to purchase 66,000 shares of CTG Common Stock at an exercise price of $0.64 per share, exercisable at any time on or before 5:00 p.m. Eastern Standard Time on August 26, 2003.

BUSINESS OF ELECTRO

     GENERAL

     Electro is engaged in the business of design, development, manufacture, marketing and sale of products utilized in connection with illnesses of the heart and circulatory system and make use of catheters and related devices. Electro was incorporated in New Jersey in 1961. Electro has targeted electrophysiology as its focal area for future growth, but intends to maintain and develop products for the emergency care, invasive and non-invasive cardiology and invasive radiology markets. Electro also continues to explore opportunities to expand its OEM business and contract research and development business to capitalize on its catheter technology expertise and its manufacturing capabilities. Electro produces a wide range of catheter products intended to be utilized by doctors and other trained hospital personnel for diagnostic as well as therapeutic purposes.

     Electro markets its cardiovascular catheters and other catheters worldwide. Export sales were approximately $1,828,000 in fiscal year 1997, $2,324,000 in fiscal year 1996 and $1,964,000 in fiscal year 1995, representing approximately 27%, 32% and 27% of net sales in such fiscal years, respectively.

     PRODUCTS

     Electro produces a wide range of catheter products intended to be utilized by doctors and other trained hospital personnel for diagnostic or therapeutic purposes. Catheters are hollow tubes that can be passed through veins, arteries and other anatomical passageways. Electro considers the market within which it sells its present and proposed products as a single industry segment.

     In over thirty-six (36) years of business, Electro has sold well over two
(2) million catheters. The current selling prices for the catheters marketed by Electro typically range from thirty-five dollars to five hundred dollars.

          ELECTROPHYSIOLOGY CATHETERS. The field of cardiac electrophysiology
(EP) is one of the most rapidly growing areas of medical technology. Cardiac electrophysiology is the study of the electrical system of the heart. Cardiac electrophysiologists are concerned with electrical disorders in the heart, their etiology, diagnosis and treatment. The medical problems on which cardiac electrophysiologists focus are conduction problems of the heart, which include tachyarrhythmic episodes which can lead to sudden cardiac death. The development of transcatheter diagnosis of the heart's conduction system and transcatheter correction of certain conduction dysfunctions have increasingly attracted the attention of cardiologists.

      Electro's line of diagnostic EP catheters is comprised of three categories, the Detector, the Investigator and the Cloverleaf, and each category has its unique characteristics requested by physicians that desire different handling features. In addition, Electro has a Genesis line of steerable EP catheters that provides the physicians with a more sophisticated mapping tool for difficult diagnostic procedures. These catheters are available in many curve and electrode configurations.

      Electro markets its Circuit Breaker steerable catheters with temperature control for catheter ablation for international distribution only. These catheters are compatible with most radio frequency generators. Due to certain development issues, clinical trials scheduled to have commenced were delayed. Electro plans to begin clinical trials in the U.S. in fiscal year 1999 in order to seek approval to market these catheters domestically.

           PACING AND MONITORING CATHETERS. Electro's line of monitoring catheters are made of flexible radiopaque materials which are visible in use through fluoroscopy. The catheters have a variety of tips, shapes and internal configurations and can be manipulated by an experienced physician through the anatomy to the desired location. Through the use of these catheters, electrophysiological data, pressure and flow readings and blood samples may be obtained. In addition, Electro's catheters may be utilized as conduits for the injection of radiopaque materials into the bloodstream to permit fluoroscopic observation of abnormalities in the vasculature.

      Monitoring catheters are marketed under the following names: Baltherm(R) Flow Directed Balloon Catheters, Pacewedge(R) Balloon Guided Catheters and Balwedge(R) Catheters.

      Electro's pacing catheters are fabricated from a number of materials and frequently consist of an electrode-bearing tube. The tube is guided into the body and the electrode is delivered through the venous system to the heart where it is then used for pacing. This procedure involves the delivery to the heart muscle, from a source outside the body, of an electrical stimulus causing contractions like the natural heartbeat. Such pacing is necessary where there is a conduction blockage in the heart causing the heart to beat at a slow or irregular rate.

      One of the pacing catheters manufactured by Electro is the Balectrode(R) Bipolar Pacing Probe. With this product, both the amount of manipulation of the catheter required to cause the stimulating electrode to be positioned in the proper location within the heart and the time required from the commencement of the procedure until it is completed, are substantially less than they would be if a non-balloon catheter were used as the delivery system.

      The pacing products usually are sold in kits containing the catheter, a placement needle, connectors and various other devices. These kits are sold under various names, including the following: Balectrode(R) Flow-Directed Temporary Pacing Kit, Silicore(R) Semi-Floating Pacing Kit and Multipace.

           MULTI-PURPOSE CATHETERS. Multi-Purpose catheters have features or uses which, under certain circumstances, result in the combination of pacing and monitoring functions. Further, Electro manufactures certain electrode-bearing catheters used to make electrical measurements within the heart and provide electrical stimulation for both therapeutic and diagnostic purposes.

           DRAINAGE CATHETERS. Although Electro's principal activities have been in the cardiovascular area, it currently is manufacturing and marketing the Elecath(R) One Step(TM) Fluid Drainage System which is used for draining fluid collections from various locations in the body. This system consists of a catheter, composed of a unique formulation developed by Electro, mounted on a simple penetration apparatus. In Electro management's opinion, the product is useful to a broad range of physicians, and results in more complete and safer drainage.

      SALES, MARKETING AND DISTRIBUTION METHODS

      Electro markets, sells and distributes its products domestically through its own sales force. As of September 30, 1998, Electro employed 2 salespersons in the field and maintained a home office staff of marketing and sales support of 3 people. Electro also employs an International Marketing Manager based in Europe on an independent contractor basis. In previous years, Electro had one significant distributor in the United States which was responsible for sales in all or part of thirteen Eastern states plus the District of Columbia. This distributor accounted for approximately 11% of net sales for fiscal year 1995. Electro terminated its arrangement with this distributor on May 31, 1995 and Electro now markets its products directly in this territory. As such, there were no sales through this distributor in fiscal years 1997 and 1996. The principal customers for Electro's products are hospitals whose purchasing decisions are determined on the basis of assessment of the products by the physicians. No one customer accounted for more than ten percent of Electro's net revenues for fiscal years 1997 and 1996. International markets are serviced by a network of independent distributors. Electro also sells its products to OEM customers, performs contract research and development work for third parties and engages in licensing of its technology to third parties.

      While export sales have contributed significantly to Electro's net sales in fiscal years 1997, 1996 and 1995, Electro has not effected substantial penetration of the domestic electrophysiology market which is attributable, in part, to its lack of an FDA-approved ablation catheter. Electro's focus on engineering efforts in contract research and development and its OEM business has also contributed to lower domestic sales together with a lower demand for older products in pacing and monitoring.

      Advertising of Electro's products consists primarily of displays at medical conventions and meetings, advertisements in medical journals and direct mail. Electro also cooperates in the publication of technical papers written by medical authorities in areas relating to Electro's products.

      PRODUCT WARRANTIES

      Electro's catheters are covered by a limited warranty, the duration of which is tied to product expiration dates. Generally, however, the warranties extend for five years. All warranties provide for replacement with a comparable Electro product or issuance of a credit at Electro's discretion. Product returns are not material to Electro's results of operations.

      CERTAIN PATENTS, TRADEMARKS AND LICENSES

      Electro's policy is to protect its proprietary position by, among other methods, filing United States and select foreign patent applications to protect the technology that is important to the development of the business. Pursuant to provisions adopted under the General Agreement on Tariffs and Trade, patents in force on June 8, 1995, are entitled to a patent term of the longer of 17 years from issuance or 20 years from the earliest filing date of the patent. Electro currently holds six patents in the U.S. (one of which is owned jointly with another party) and has one application pending. The last to expire of Electro's patents will remain in effect until 2015. Electro has also obtained certain patents in its principal overseas markets. The following are Electro's current material patents:


UNITED STATES PATENTS                         DESCRIPTION                                 DATE OF ISSUE
---------------------                         -----------                                 -------------
     4,699,157           Pacing Catheter and Method for Making Same                          10/13/87

     4,790,825           Closed Chest Cannulation Method and Device for Atrial Major         12/13/88
                            Artery

     5,190,050           Tip Deflectable Steerable Catheter                                   3/2/93

     5,358,479           Multiform Twistable Tip Deflectable Catheter                        10/25/94

     5,571,085           Steerable Open Lumen Catheter                                       11/5/96

     5,718,701*          Ablation Electrode                                                  2/17/98

----------------
*owned jointly with another party

      Although Electro holds such patents, it believes that its business as a whole is not or will not be materially dependent upon patent protection. However, Electro will continue to seek such patents as it deems advisable to protect its research and development efforts and to market its products. Electro believes that it is not infringing on any other party's patent. However, there can be no assurance that current and potential competitors will not file applications or apply for patents or additional proprietary rights relating to materials or processes used by Electro.

      Electro develops new products as a result of its own analysis of the needs of the market which it serves and as a result of needs perceived by physicians and researchers who work with Electro on the design and development of the devices and systems needed by them. In certain instances, Electro pays the cooperating physician or researcher a royalty based upon the revenues derived from the sales of the product to others.

      Electro also relies upon technical know-how and continuing technological innovation to develop and maintain its position in the market and believes that the success of its operations will depend largely upon such know-how and innovation. Electro requires employees and consultants to execute appropriate confidentiality agreements and assignments of inventions in connection with their employment or consulting arrangement with Electro.

      There can be no assurance that trade secrets will be established, that secrecy obligations will be honored or that competition will not independently develop superior or similar technology.

      RESEARCH AND DEVELOPMENT

      Electro's research and development activities are devoted primarily to the design and development of new products and enhancements to existing products. For the three years ended August 31, 1997, Electro incurred aggregate direct expenses of approximately $2,824,000 for research and development activities, including new product development, of which approximately $882,000 was attributable to fiscal year 1997, $1,010,000 to fiscal year 1996 and $932,000 to fiscal year 1995. All of such activities were sponsored by Electro. The major portion of such expenses was related to salaries and other expenses of personnel employed on a regular basis in research and development efforts. During fiscal years 1997 and 1996, Electro performed research and development and pre-production planning for an unrelated medical device company for which services Electro recognized $544,293 and $155,707 in revenues in such years, respectively. The costs associated with these revenues are shown in cost of sales and, as such, are not included in research and development expenses. In May 1997, the agreement-in-principle to perform contract research and development work for the medical device company, which work commenced in June 1996, was terminated at the request of the other company. The terms of the agreement-in-principle called for the other company to pay Electro a monthly fee of $150,000 for a period of one year. A definitive agreement was never executed. Electro received $600,000 for the work it had performed prior to termination and an additional $100,000 termination fee. As a result of the termination, Electro's revenues were adversely affected.

      PRODUCTION AND SOURCES OF SUPPLY

      Electro manufactures its products in a 25,000 square foot facility it owns and another 10,000 square foot facility which it leases. Electro believes that these facilities have sufficient capacity to meet Electro's anticipated catheter needs for several years. The manufacturing of catheters is a complex process and each catheter is assembled and tested. Electro designs its catheters and manufactures a portion of the tubing, balloons, and many components with tooling and formulations developed by it or especially for it. Electro maintains facilities to manufacture tubing and balloons and for the production of catheters in the unique configurations required for their use. In addition, where more convenient or when the level of sophistication warrants it, Electro uses outside suppliers for certain components. Electro contracts out for the performance of sterilization. Although most components and processes are available from more than one vendor, certain components and processes are manufactured or provided by single vendors, some involving molds owned by Electro. Significant components for which Electro has only one source include tubing for catheters, connector pins used in pacing catheters, latex used in balloons, needles and certain packaging. Electro attempts to maintain an adequate supply of the components on hand in order to minimize any supply interruption from single source vendors to allow for time to locate and qualify a new vendor or to find a substitute for a single source. As such, there can be no assurance that Electro's ability to manufacture certain products will not be materially affected by single source vendors.

      INSURANCE

      Electro maintains comprehensive general liability insurance coverage in the amount of $5.0 million and products liability coverage in the amount of $2.0 million. Electro believes that such coverages are adequate and reasonable, however, no assurance can be given that the products liability coverage will be sufficient to protect Electro's assets against claims by users of its products or that Electro will be able to maintain such coverage (or obtain additional coverage) in the future at reasonable premium rates or at all, in which case its assets will be at risk in the event of successful claims by users of its products. Furthermore, Electro's liability coverage may not cover costs incurred by Electro under its product warranties (see "- - Product Warranties" ) or costs incurred by Electro in the event of a product recall.

      Electro has no pending, threatened or actual claims as of this date, nor is Electro aware of any current circumstances that might give rise to such claims. However, Electro could be exposed to possible claims for personal injury or death resulting from the sale or subsequent malfunction of allegedly defective products.

      EMPLOYEES

      As of September 30, 1998, Electro had 69 full-time employees. Of the total employees, 48 were engaged in manufacturing and quality control, 9 in general administration and executive activities, 8 in engineering and research and development, and 4 in sales and marketing. Electro is not a party to any collective bargaining agreement and considers its relations with its employees to be good.

      GOVERNMENT REGULATION

      FEDERAL REGULATIONS. The products developed by Electro come under the jurisdiction of the FDA of the United States Department of Health and Human Services, as well as other Federal, state and local agencies and similar health authorities in foreign countries. The regulations promulgated by such agencies govern the introduction of new medical devices and modifications to approved devices, the observances of certain standards with respect to the manufacture and labeling of such devices, the maintenance of certain records and the reporting of potential product defects.

      The FDA Act regulates manufacturers of "medical devices." Electro's products are medical devices within the meaning of such Act. An amendment to the FDA Act providing for the classification of medical devices and the establishment of standards relating to their safety and effectiveness, scientific review of certain devices and the registration of manufacturers and others has been in effect since 1976 and has been supplemented by the Safe Medical Devices Act of 1991. Under these provisions, a manufacturer must obtain approval from the FDA of a new medical device before it can be marketed, which approval process requires, in the case of certain classes of medical devices, that the safety and efficacy of such devices be demonstrated by the manufacturer to the FDA through the conduct of an FDA approved clinical evaluation program. Under certain circumstances, the cost of obtaining such approval may be high and the process lengthy and no assurance can be given that approval will be obtained. Although Electro has received FDA approval to market its principal existing products, or is exempt from formal approval requirements as provided by law for those devices already in distribution before May 28, 1976, there can be no assurance that Electro will receive the requisite approvals to market additional products. Furthermore, any substitution by Electro of its current sources for certain raw materials utilized in its production processes will, if such substitution results in a change in the composition of the material, be subject to FDA approval, and there can be no assurance that such approvals will be obtained.

      Since the devices developed by Electro are intended for "human use", as defined by the FDA, Electro and such devices are subject to FDA regulations which, among other things, allow for the conduct of routine detailed inspections of device manufacturing establishments and require adherence to cGMP in the manufacture of medical devices which include testing, quality control, design and documentation requirements.

      In addition, certain other classes of medical devices must comply with industry-wide performance standards with respect to safety and efficacy promulgated by the FDA. The FDA has not yet developed industry-wide performance standards with respect to the safety and efficacy of those products manufactured by Electro which will be subject to such standards. When and if such standards are adopted, Electro will be required to submit data demonstrating compliance with the standards (during which period Electro may be permitted to continue to market products which have been previously approved by the FDA).

      In recent years, the FDA has pursued a more rigorous enforcement program to ensure that regulated businesses, like Electro, comply with applicable laws and regulations. Noncompliance with applicable requirements can result in fines, penalties, recall of products, suspension of production or the inability to obtain premarket clearance or approval for new products. Electro cannot predict the extent or impact of future Federal, State or local legislation or regulation.

      In February 1997, the FDA conducted an inspection and audit of Electro. At the conclusion of the audit, the FDA issued a number of observations regarding noncompliance by Electro with certain cGMP in the manufacture of its products. On March 11, 1997, the FDA issued a Warning Letter to Electro requesting that prompt action be taken to correct the violations. The areas of noncompliance include Electro's methods of investigation of device complaints, methods of validation of device sterilization, environmental monitoring procedures, methods of validation of extrusion processes which are used in the manufacture of certain of Electro's catheters and other quality assurance and record keeping requirements. Electro has communicated with the FDA its intentions to remedy the noncompliance, has established a plan and timetable to effectuate such remediation and has diligently worked to take the necessary corrective actions; Electro's actions have included the establishment of certain validation protocols, revisions to Electro's Quality System and Quality System Manual, the implementation of a program for environmental testing, the purchase of equipment for extrusion process validation and the institution of file and record keeping protocols. A subsequent FDA inspection in September 1997 indicated that while substantial progress has been made, not all corrective actions have been completed. Electro is continuing in its efforts to complete such actions and it is Electro's intention to inform the FDA before the end of 1998 that it has completed such actions and is ready for reinspection. There can be no assurance, however, that Electro will be ready for such reinspection before the end of 1998 nor that Electro will pass any such reinspection when it occurs. While Electro is currently under no restrictions by the FDA regarding the manufacture or sale of its products, Electro is unable to precisely determine the short-term economic impact of instituting the required corrective actions and there can be no assurance that the FDA will not take further action, including seizure of products, injunction and/or civil penalties, if the necessary corrective actions are not completed on a timely basis. At this time, Electro is unable to precisely determine the short-term adverse economic impact which will result from instituting the corrective actions, but the voluntary discontinuation of manufacturing of certain products and the delay in the sale of other products has adversely affected sales by an estimated 10%.

           EUROPEAN REGULATION. Many countries in which Electro markets its products regulate the manufacture, marketing and use of medical devices. Electro intends to pursue product approval or registration procedures for its new products in countries where it is marketing existing products as well as for new and existing products in additional countries where it believes there is a market for its products. The international registration and approval process is normally accomplished in coordination with its international distributors. In order for Electro to continue to sell certain of its products in the nations of the EEC after June 14, 1998, it must obtain certification, the CE Mark, from ISO. Since Electro has not yet obtained the CE Mark and is now unable to sell certain of its products in the Nations of the EEC (which account for approximately 17% of total revenues), international sales should be adversely affected in Europe for about the next six months or more. The effort to obtain the CE Mark is continuing and management of Electro is hopeful of obtaining this designation before the end of the calendar year on its major products in order to allow sales into this market. However, there can be no assurance that Electro will obtain the CE Mark or maintain the same level of revenue upon receiving the CE Mark as it did previously.

      Export sales of devices that have not received FDA marketing clearance generally are subject to export permit requirements. In order to obtain such a permit, Electro must provide the FDA with documentation from the medical device regulatory authority of the country in which the purchaser is located, stating that the sale of the device is not in violation of that country's medical device laws. In April 1996, new legislation was enacted to permit the export of devices unapproved in the U.S., if the product complies with the laws of the country and as long as the products are approved by any of the industrialized countries specified in the export reform legislation. Electro has received such clearance for its Circuit Breaker steerable catheter with temperature control for ablation and is currently distributing it outside the U.S.; sales of Electro's Circuit Breaker steerable catheter for the fiscal years ended August 31, 1997 and August 31, 1996 were approximately $87,000 and $180,000, respectively.

      Electro is also subject to various Federal, state and local laws pertaining to such matters as safe working conditions, environmental protection, fire hazard control and other regulations. Electro is not aware of any regulations with which it is not in compliance.

      BACKLOG

      Electro typically does not operate with a significant backlog. The majority of product shipments in a quarter relate to orders received in that quarter. Electro's actual product shipments depend on its production capacity, manufacturing yields and component availability, among other factors. At September 30, 1998, Electro had a backlog of orders for its products which, aggregated, was approximately $206,000, as compared to approximately $745,000 at September 30, 1997. The prior year's total included orders totaling $312,000 from one customer which had placed an annual order but now orders on a monthly basis. Electro anticipates that substantially all of the backlog recorded at September 30, 1998 will be completed within the next twelve months.

      COMPETITION IN THE INDUSTRY

      The medical technology industry is a highly competitive field, characterized by rapid technological advances, and Electro competes with many other companies on current products and products in the development stages. Many of these competitors have significantly greater financial, marketing, sales, distribution and technical resources than Electro. Rapid technological advances by Electro's competitors could at any time require that Electro redesign a portion of its product line. Accordingly, there can be no assurance as to the success of Electro's products in competition with such companies.

      Electro's older products compete primarily with those of larger companies that have greater resources and better distribution capabilities. The current principal basis of competition in these markets is price. Electro's limited resources make it less capable than larger competitors to offer aggressive pricing to meet competition. In addition, certain customers purchase catheters in blanket contracts which include products offered by Electro's larger competitors but not by Electro. For these reasons, Electro has not been able to compete effectively during recent years in the market for non-EP products.

      The electrophysiology market is also highly competitive and competition is expected to increase. These competitors currently include USCI, a division of C.R. Bard, Inc.; Mansfield and EP Technologies, divisions of Boston Scientific Corporation; CardioRhythm, Inc., a division of Medtronic, Inc.; Cordis-Webster Laboratories, a division of Johnson & Johnson, Inc. and Daig Corporation, a division of St. Jude Medical, Inc. These companies are more capable of offering a broader range of products to the cardiologist. Electro's ability to compete effectively in the future could be dependent upon broadening its range of products and/or forging an alliance with another company which would effect greater product diversity. Electro's electrophysiology products compete with other treatments, including prescription drugs, implantable cardiac defibrillators and open heart surgery.

      Electro's catheter ablation product is not yet approved for marketing in the U.S., but some competitors have developed products, specifically for use in catheter ablation, which are approved in the U.S. Due to certain development issues, clinical trials scheduled for 1997 were delayed. Electro plans to begin its clinical trials for ablation in fiscal year 1999 in order to seek approval to market these catheters domestically. The costs to perform such clinical trials are estimated at $150,000 which Electro anticipates would be funded from financing obtained in connection with the Merger. The primary competitive factors relative to other catheter ablation products are technical superiority, financial resources, the timing of regulatory approval, commercial introduction and quality. Electro's competitive position also depends on its ability to attract and retain qualified personnel, develop effective proprietary products and implement production and marketing plans. Electro hopes that it can effectively compete in this market.

         PROPERTY

         Electro's principal manufacturing facilities and executive offices are located at 2100 Felver Court, Rahway, New Jersey, in premises which it purchased in 1976. This property secures part of the indebtedness to The T Partnership. Electro also leases a 10,000 square foot facility located in Avenel, New Jersey. The lease for the Avenel facility is on a month-to-month basis. These premises are suitable for all of Electro's current and foreseeable production, development and administrative functions.

      LEGAL PROCEEDINGS

      In September 1997, a Superior Court jury in Middlesex County, New Jersey found Electro liable for age discrimination in connection with its termination of an employee in April 1994. The jury awarded the terminated employee $283,000 plus attorney's fees and expenses and prejudgment interest in the combined amount of approximately $47,990. Electro also incurred legal costs from September 1996 through September 1997 in the amount of approximately $115,665 which is also included in the litigation expense in the accompanying 1997 Statements of Operations. Electro filed an appeal of the judgment.

      Pending Electro's appeal, the plaintiff, in an effort to execute upon the judgment rendered in his favor, levied on certain of Electro's bank accounts, thereby freezing the available funds. Notwithstanding management's belief that Electro had arguments supporting its appeal, management weighed the considerable cash requirements of an appeal bond, the costs of continued efforts relative to the appeal, and the need to vacate the levies to satisfy Electro's immediate cash requirements, against the likelihood of prevailing on its appeal and the terms of a possible settlement and, on April 8, 1998, Electro entered into a settlement agreement (the "Settlement Agreement") with the plaintiff.

      Under the key terms of the Settlement Agreement, the matter has been settled for the sum of $305,000 payable as follows: (i) by a lump sum payment of $65,000 within five business days of the date of the Settlement Agreement; and
(ii) the remaining balance, bearing interest at the rate of 6% per annum, payable in monthly installments of $10,000, plus interest, commencing July 1, 1998. The Settlement Agreement provides that a default in any monthly payment which remains unpaid for a period of ten days after notification of not having been received by the plaintiff, shall allow the plaintiff to declare a default and accelerate the payment of the entire outstanding balance with interest. Electro has made the payments due to date on a timely basis.

      Electro is currently a party to certain litigation incident to the normal conduct of its business. In March 1997, a female employee of Electro, holding the position of field sales representative, filed a complaint against Electro with the Equal Employment Opportunity Commission (the "EEOC") alleging sex discrimination. In October 1997, subsequent to Electro's response to the allegations and to the EEOC's investigation thereof, the EEOC dismissed the complaint upon a finding that no violation had occurred. In February 1998, the employee filed a lawsuit against Electro making the same allegations as in her EEOC complaint. In light of the foregoing and based upon management's discussions with its counsel on this matter, it believes that the allegations are groundless and that the final outcome of such litigation will not have a material adverse effect on Electro's financial position.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding the executive officers and directors of CTG upon consummation of the Restructuring Merger and the Merger. The first column under "CTG" reflects their respective positions in CTG. The other two columns under "Cardiac" and "Electro" reflect their respective positions in Cardiac or Electro, as the case may be, prior to the consummation of the Restructuring Merger and the Merger. There are no family relationships among the directors and executive officers of CTG.

NAME                AGE    POSITION                              CTG      CARDIAC(1)   ELECTRO(2)
----                ---    --------                              ---      ----------   ----------
Bart C. Gutekunst   47     Chairman of the Board                  *           *
Alan J. Rabin       48     President, Chief Executive Officer     *           *
                             and Director
W. Alan Walton      64     Executive Vice President and Chief     *           *
                             Operating Officer
Jonathan S. Lee     46     Vice President - Research and          *           *
                             Development
Kirk D. Kamsler     47     Vice President - Sales                 *           *
William H. Burns    48     Director                               *           *
Larry Haimovitch    51     Director                               *           *
Abraham Nechemie    74     Director                               *                        *
Augusto Ocana       54     Director                               *           *
Robert T. Rylee     67     Director                               *           *
Ervin Schoenblum    58     Director                               *                        *
Tracey E. Young     43     Director                               *           *

--------------------

(1) Reflects executive officers and directors of Cardiac as of October 7, 1998 and prior to the consummation of the Merger. Such persons will hold offices and directorships in CTG substantially consistent with their respective positions in Cardiac prior to the consummation of the Merger.

(2) Reflects certain directors of Electro as of October 7, 1998 and prior to the consummation of the Merger. Such persons will hold directorships in CTG after the consummation of the Merger.

      BART C. GUTEKUNST has been a member of the Cardiac Board since July 1994 and became Chairman of the Board in October 1994. In July 1995 he became Chairman and CEO of NovaVision, Inc., an eye care technology company. In May 1997, NovaVision Inc. was merged with American Consolidated Laboratories, Inc., a specialty vision products company, and Mr. Gutekunst was Chairman of the Board of the resulting company from May 1997 until January 1998. Also, since August 1997, Mr. Gutekunst has been a director of Platform Technologies, LLC, a venture capital fund. From September 1992 to September 1994, he was Vice Chairman and Chief Financial Officer of R-2 Medical Systems, Inc., a cardiac care device company, with responsibility for strategic and corporate development as well as overseeing the financial functions of CTG. From February 1994 to March 1996, Mr. Gutekunst served as Chairman of the board of directors of United Education and Software, Inc., a multi-state operator of nursing and vocational schools operating under Chapter 11 of the United States Bankruptcy Code, where he was retained to oversee the voluntary liquidation of CTG's assets. From 1988 to 1990, he was a senior member of an investment firm, Entrecanales, Inc., funded by a major European family, making equity investments and leveraged buyouts. From 1981 to 1987, he was Executive Vice President and a member of the board of directors, as well as the Management and Investment Committees of Laidlaw, Adams & Peck Inc., where he supervised the investment banking department and completed over 50 public and private transactions. From 1976 to 1981, he was a member of Chemical Bank's Merchant Banking Group. Mr. Gutekunst has been a member of the board of directors or advisor to the board for many companies.

         ALAN J. RABIN joined Cardiac in October 1994 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Rabin has 26 years experience in the management and growth of medical companies, with emphasis on internal business development through marketing, sales, new product development and building strategic relationships. Prior to joining Cardiac, Mr. Rabin held an array of management positions. From 1992 to September 1994, he served as President and Chief Executive Officer of R-2 Medical Systems, Inc., a manufacturer of cardiac care devices, including disposables used in cardiac pacing. He was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer of disposable and capital ophthalmic diagnostic devices from 1987 to 1992. Mr. Rabin was Director of Marketing and Sales of Tycos Life Sciences, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices from 1985 to 1986. From 1980 to 1985, Mr. Rabin held various marketing, new business development and product management positions with Davol, Inc., a division of C.R. Bard, in the surgical and cardiovascular equipment area.

         Mr. Rabin currently serves as a director of BioVector, Inc., a medical distribution company. He received a Bachelor of Science degree in biology and a Master in Business Administration degree from the University of Illinois and Northwestern University, respectively.

         W. ALAN WALTON joined Cardiac in March, 1996 as Executive Vice President and Chief Operating Officer. Mr. Walton is a fellow of the Institute of Chartered Accountants in England and from March, 1995 to February, 1996 was engaged as a financial and operations consultant with Biosight Inc. of Orchard Park, New York, a firm specializing in helping health care businesses enhance their performance. Prior to his experience with Biosight, he spent 19 years in senior financial and systems management positions with Dunlop Holdings PLC in the United Kingdom and the United States, including a position as General Manager, Group Information System with responsibility for Dunlop's global computing and communications.

         JONATHAN S. LEE a biomedical engineer, joined the management team at Cardiac in May, 1996 and serves as Vice President - Research and Development. Prior to joining Cardiac, Mr. Lee spent 18 years in Research and Development, Regulatory Affairs and Marketing with Telectronics Pacing Systems, a leading pacemaker manufacturer. He established and managed Telectronics' worldwide service facilities and established Telectronic's US research and development presence in Denver, Colorado. Mr. Lee was also involved in International Marketing Management with Telectronics. Mr. Lee received a Bachelor of Engineering degree in Biomedical Engineering from the University NSW in Sidney, Australia. He also completed two years post graduate work in computer studies at the University NSW. He has been a member of the North American Society of Pacing and Electrophysiology since 1984.

         KIRK D. KAMSLER joined Cardiac in April 1996 as Director of Marketing and Sales. He has over 20 years of sales, sales management and marketing management experience with a variety of medical device companies, including Davis & Geck Inc., Matrix Medical Inc. and Marquette Electronics Inc. Mr. Kamsler received a Bachelor of Arts degree from St. Lawrence University in Canton, New York.

         WILLIAM H. BURNS JR. has been a member of the Cardiac Board since September 1995. Mr. Burns is a health care entrepreneur and is a director and president of five health care businesses (Biosight Inc., BioVector Inc., Minrad Inc., Medical Infusion Inc., and Fertility Acoustics Inc.), and is a fund manager of Platform Technologies Holdings, LLC, a venture capital fund. From July 1988 through March 1994, he was Founder, President and CEO of Matrx Medical Inc., a medical product design and distribution company. His efforts in building Matrx Medical, Inc. earned him an award as Entrepreneur of the Year in New York State in 1993. From 1975 through 1988, Mr. Burns held various positions with the BOC Group, including Vice President and General Manager of Ohmeda, DVE Care Products.

         LARRY HAIMOVITCH has been a member of the Cardiac Board since November 1994. He is President of Haimovitch Medical Technology Consultants, a San Francisco, California based healthcare consulting firm which specializes in the medical device and technology industry with a particular emphasis on cardiology-related areas and whose clients have included a major hospital chain, numerous medical device companies, venture capital firms, investment groups, and investment bankers. Prior to forming his firm in 1991, Mr. Haimovitch spent over 20 years as a healthcare industry analyst for a number of leading research firms and financial institutions such as Furman Selz, Sutro & Co., and Wells Fargo Investment Advisors. He also serves as a director to Electro- Pharmacology, Inc. and ORBTEC, Inc.

      ABRAHAM H. NECHEMIE has been a member of the Electro Board since April 1992. He is a 5% equity owner in The T Partnership. Mr. Nechemie serves as a business consultant. He was a founding partner in Wiss & Company, a regional certified public accounting firm, from which he retired in 1985. He also serves on the board of directors of Phytotech Inc., a New Jersey company. Mr. Nechemie received an accounting degree from Rutgers University.

      AUGUSTO OCANA was appointed to the Cardiac Board in April 1996. He has over 20 years experience in building, turning around and managing international health care businesses. Until December 31, 1997, he was Executive Vice President of Grupo Taper International., S.A., a Spanish based holding group of companies engaging in distribution of state-of-the-art medical products. Prior to Grupo Taper, Dr. Ocana had been President and Chairman of Rempak International and Marketing Director of Abbott Laboratories. Dr. Ocana has also been trained as a physician and has a degree in international law.

      ROBERT T. RYLEE has been a member of the Cardiac Board since November 1988. He practiced law from 1958 to 1969 and was a partner in the firm of Wood, Boykin, Rylee, and Walter from 1965 to 1969. In 1969, Mr. Rylee became the President and CEO of Wright Manufacturing Company, a manufacturer of orthopedic implants and instruments, a position he held until 1981 when he became a Dow U.S. Area Vice President and the General Manager of Health Care Business. On May 31, 1993, he retired as Vice President and Chairman of Health Care Business, a position he had held with Dow since 1986. He is currently a director of Clarus Medical Systems, which position he has held since September 1993.

      ERVIN SCHOENBLUM has been Acting President and Chief Operating Officer of Electro since December 1993. He has been a member of the Electro Board since April 1992. He is a 5% equity owner in The T Partnership. Mr. Schoenblum was a Manager in the Management Consulting Department of KPMG Peat Marwick from 1968 to 1981. He was Director of Operations and Acquisitions for Page Mill Management Group, a leveraged buyout firm, from 1981 to 1982. From 1982 through 1993 he was an independent management consultant. He continues to provide consulting services to some clients on a part-time basis. He has undergraduate and graduate degrees in electrical engineering from New Jersey Institute of Technology and a Master of Business Administration degree from Harvard Business School.

      TRACEY E. YOUNG has been a member of the Cardiac Board since September 1995. She is the Founder and President of Elliot Young & Associates, Inc., a proprietary health care consulting concern, formed in 1987 to assist companies and investors in identifying, evaluating, capturing and managing strategic growth and financing opportunities in high technology health care markets. Ms. Young also held key consulting positions with The Wilkerson Group, both as the founding Associate Director of its Cardiovascular Market Intelligence Service and as an independent consultant to the firm. She also spent seven years in the pacemaker industry in senior marketing and strategic planning positions with Telectronics Pacing Systems and Intermedics.

      In addition to the directors listed in the above table, following the Merger and the Restructuring Merger, the CTG Board will be expanded to include
(i) a representative from Ross, Foster, Scillia & Brooks, Inc., the investment banking firm assisting Cardiac in connection with the Merger, the Restructuring Merger and this offering; (ii) a representative from the syndicate of independent broker-dealers to be formed to assist in this offering; and (iii) a representative of the new lender providing financing to CTG pursuant to the financing condition of the Merger, if so required by such lender.

      The CTG Board is elected at each annual meeting of the stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, with or without cause, at any duly noticed special meeting of the stockholders of CTG by the affirmative vote of the holders of a majority of the shares of CTG Common Stock present in person or represented by proxy and entitled to vote at an election of directors.

      Under the bylaws of CTG, officers are elected annually by the CTG Board at the meeting of the CTG Board following the annual meeting of the stockholders. Each officer holds office until his or her successor has been chosen and qualified, or until his or her death, resignation or removal, with or without cause, by the CTG Board.

      None of the executive officers or directors of CTG is a director of any company other than CTG (or Cardiac or Electro, as the case may be, prior to the consummation of the Merger), with a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended except for Larry Haimovitch who is a director of Electro-Pharmacology, Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information about the compensation earned by, awarded or paid to Cardiac's Chief Executive Officer, Chairman of the Board and any other executive officer whose aggregate compensation in Cardiac exceeded $100,000 in fiscal years ended March 31, 1998, 1997 and 1996. As of the date of this Prospectus, the persons listed below will be the only executive officers of CTG whose aggregate compensation is expected to exceed $100,000 during CTG's first fiscal year of operation.

                                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                   -------------------------   ----------------------------------
                                                                               AWARDS, SECURITIES
                                 FISCAL YEAR                                       UNDERLYING         ALL OTHER
                                    ENDED          SALARY            BONUS         OPTIONS(1)        COMPENSATION
NAME AND PRINCIPAL POSITION       MARCH 31           ($)              ($)             (SHS)              ($)
---------------------------      -----------       -------         ---------   ------------------    ------------
Alan J. Rabin................        1998          150,624             --            2,512(2)            $559(3)
   (President and CEO)               1997          146,000             --            2,400(2)             521(3)
                                     1996          110,000         10,000(4)         4,000(2)          26,349(3)

Bart C. Gutekunst............        1998           48,624             --            2,182(5)          15,934(6)
   (Chairman of the Board)           1997           48,000             --            2,000(5)          11,313(6)
                                     1996           48,000             --            3,000(5)           8,700(6)

Kirk D. Kamsler..............        1998           93,928         10,200(7)         1,600(8)              --
   (Vice President - Sales)          1997           81,104             --            2,000(8)          45,000(9)
                                     1996               --             --               --                 --

Jonathan S. Lee..............        1998          100,514         10,920(10)        1,600(11)             --
   (Vice President - Research        1997           80,596             --            2,000(11)         33,460(12)
   and Development)                  1996               --             --               --                 --

----------------

(1) CTG Common Stock listed under this heading and in the footnotes below reflects the number of shares of CTG Common Stock issuable upon exercise of options after giving effect to the Reverse Split and Merger.


                                      -66-

(2) With respect to fiscal year 1998, the 2,512 shares are comprised of options to purchase 2,400 shares of CTG Common Stock at $5.00, exercisable immediately, and a warrant to purchase 112 shares of CTG Common Stock at $0.90. With respect to fiscal year 1997, the Cardiac Board, on August 22, 1996, awarded Mr. Rabin options to purchase 2,400 shares of CTG Common Stock at $17.50 per share, exercisable after March 31, 1997 (the "1996 Options"). With respect to fiscal year 1996, the Cardiac Board, on May 5, 1995, awarded

       Mr. Rabin options to purchase 4,000 shares of CTG Common Stock at $18.15 per share, which options are currently exercisable (the "1995 Options").

(3) The $559 represents interest on a Security Agreement and Promissory Note between Mr. Rabin and Cardiac, dated April 15, 1997. The $521 represents interest received prior to conversion of the debentures to stock. The $26,349 represents reimbursement of $21,549 in relocation expenses paid pursuant to Mr. Rabin's employment agreement and $4,800 in consulting fees paid to Mr. Rabin in connection with the debenture financing.

(4) In addition to salary, Mr. Rabin is entitled to a performance bonus (under the terms of his employment agreement). This represents the performance bonus paid to Mr. Rabin during the fiscal year ended March 31, 1996.

(5) With respect to fiscal year 1998, the 2,182 shares are comprised of 1,600 shares of CTG Common Stock at $5.00, exercisable immediately, and a warrant to purchase 582 shares of CTG Common Stock at $0.90. With respect to fiscal year 1997, Mr. Gutekunst was awarded options to purchase 2,000 shares of CTG Common Stock pursuant to the terms of the 1996 Options. With respect to fiscal year 1996, Mr. Gutekunst was awarded options to purchase 3,000 shares of CTG Common Stock pursuant to the terms of the 1995 Options.

(6) The $15,934 represents interest of $2,906 on two security agreements and promissory notes between Mr. Gutekunst and Cardiac dated March 24, 1997 and April 21, 1997, and consulting fees related to the Coast financing in the amount of $13,028. The $11,313 is comprised of (i) $7,500 paid to Mr. Gutekunst in connection with his facilitation of the Grupo Taper Distributor and Sirrom mortgage agreements, (ii) $3,292 of interest paid on a $100,000 secured promissory note, and (iii) $521 of interest paid on debentures held prior to the conversion of the debentures to stock. The $8,700 represents consulting fees paid to Mr. Gutekunst in connection with the debenture financing.

(7) This represents the performance bonus paid to Mr. Kamsler during the fiscal year ended March 31, 1997.

(8) This represents options to purchase 1,600 shares of CTG Common Stock at $5.00, exercisable immediately. In addition, upon commencement of his employment with Cardiac, Mr. Kamsler was granted options to purchase 2,000 shares of CTG Common Stock at $17.50 per share, exercisable one-third on April 21, 1997, one-third on April 21, 1998 and one-third on April 21, 1999.

(9) This represents reimbursement of relocation expenses paid to Mr. Kamsler pursuant to the offer of employment.

(10) This represents the performance bonus paid to Mr. Lee during the fiscal year ended March 31, 1997.

(11) This represents options to purchase 1,600 shares of CTG Common Stock at $5.00, exercisable immediately. In addition, upon commencement of his employment with Cardiac, Mr. Lee was granted options to purchase 2,000 shares of CTG Common Stock at $17.50 per share, exercisable one-third on May 5, 1997, one-third on May 5, 1998 and one-third on May 5, 1999.

(12) This represents reimbursement of relocation expenses paid to Mr. Lee pursuant to the offer of employment.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning options granted by Cardiac during the fiscal year ended March 31, 1998 to those persons named in the preceding Summary Compensation Table. The information contained below reflects the number of shares of CTG Common Stock which may be purchased, and the exercise price with respect thereto, after giving effect to the Reverse Split and the Merger.

                        OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF
                      SECURITIES            % OF TOTAL OPTIONS
                      UNDERLYING OPTIONS    GRANTED TO EMPLOYEES     EXERCISE PRICE    EXPIRATION
                      GRANTED               IN FISCAL YEAR           ($/SHARE)         DATE
                      ------------------    --------------------     --------------    ----------
Bart C. Gutekunst         1,600                     9%                   $5.00         5/08/2002
Alan J.  Rabin            2,400                    14%                   $5.00         5/08/2002
Kirk D.  Kamsler          1,600                     9%                   $5.00         5/08/2002
Jonathan S.  Lee          1,600                     9%                   $5.00         5/08/2002

         The following table sets forth information concerning the value of unexercised stock options at March 31, 1998 for those persons named in the Summary Compensation Table. The number of shares listed below gives effect to the Reverse Split and the Merger.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES TABLE

                                                   NUMBER OF SHARES                 VALUE OF UNEXERCISED
                       SHARES                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                       ACQUIRED ON    VALUE        OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END
                       EXERCISE       REALIZED     EXERCISABLE/UNEXERCISABLE(1)     EXERCISABLE/UNEXERCISABLE
                       -----------    --------     ----------------------------     -------------------------
Bart C. Gutekunst           -            -                 10,886/0                           $0/$0
Alan J. Rabin               -            -                 14,515/0                           $0/$0
Jonathan S. Lee             -            -                  2,267/1,333                       $0/$0
Kirk D. Kamsler             -            -                  2,267/1,333                       $0/$0

(1) These options have also been adjusted to give effect to Cardiac's one-for-seven reverse stock split effected December 13, 1994.

COMPENSATION OF DIRECTORS

         For their service on the CTG Board, each outside director is entitled to receive a total of $9,000 annually, $3,000 of which is paid in cash, and the remaining $6,000 of which is paid in shares of CTG Common Stock with the number of shares of CTG Common Stock being determined by dividing $6,000 by the average of the bid and asked prices of CTG's Common Stock on the last day of the appropriate fiscal year.

EMPLOYMENT AGREEMENTS

         Mr. Alan J. Rabin is employed as the President and Chief Executive Officer of Cardiac pursuant to a three-year employment agreement, dated as of October 13, 1994 and amended by the Cardiac Board of Directors at its meeting of May 15, 1996, which provides for one year renewal periods following the initial three-year period. As compensation thereunder, Mr. Rabin receives an annual salary of $150,000; reimbursement for business travel and other business expenses; and a bonus of up to 50% of his annual salary based on the performance of Cardiac. The employment agreement also provided reimbursement for Mr. Rabin's relocation and temporary living expenses, not to exceed $38,000 plus the cost associated with the moving of personal possessions and his family. Under certain specified circumstances, his employment agreement provides a severance package equal to the balance of the salary due under the employment agreement (payable in accordance with Cardiac's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by Cardiac (to the extent permitted under plan documents) for nine months from the date of termination of all benefit plans in which he was entitled to participate while an employee, or the equivalent. The nine-month lump sum severance payment is also payable to Mr. Rabin in the event his employment agreement is not renewed by Cardiac at the end of its term. Pursuant to his employment agreement, Cardiac awarded to Mr. Rabin a stock option for 5,715 shares of CTG Common Stock at an exercise price of $17.50 per share, 4,762 of which were exercisable immediately and the remaining 953 shares became exercisable in October 1997. Mr. Rabin's stock option agreement contains a change of control provision whereby in the event of a change in control of Cardiac, all outstanding options become immediately exercisable.

         Mr. Bart C. Gutekunst is employed as the Chairman of the Cardiac Board pursuant to a three year employment agreement dated as of October 13, 1994, which provides for one year renewal periods following the initial three year period. As compensation thereunder, Mr. Gutekunst receives an annual salary of $48,000, reimbursement for business travel and other business expenses and a bonus related to Cardiac's financial, capital raising and corporate development and acquisition activities in the form of the following transactional fees: 1% for debt and equity source and 1% of the gross consideration for asset acquisitions or sales, which fees are payable to Mr. Gutekunst upon closing by Cardiac or its successor-in-interest of the applicable transaction. Pursuant to his employment agreement, Mr. Gutekunst is entitled to receive a bonus of 1% of the value of the Merger (which is an amount equal to $25,000), however, Mr. Gutekunst has agreed to waive his right to receive a bonus of 1% of the total value of any new capital raised pursuant to the Merger and the offering. Previously under his employment agreement, Mr. Gutekunst received an option to purchase 4,286 shares of CTG Common Stock at an exercise price of $17.50 per share, 3,572 of which were exercisable immediately and the remaining 715 became exercisable in October 1997. His employment agreement contains the same severance provisions as Mr. Rabin's employment agreement and his stock option agreement contains the same change of control provision as Mr. Rabin's.

         Mr. Rabin and Mr. Gutekunst will enter into employment agreements with CTG containing substantially the same terms as their respective employment agreements with Cardiac.

STOCK OPTION PLANS

         On January 19, 1995, the Cardiac Board authorized the combination of two then existing stock option plans into one combined plan known as the Combined 1987-1992 Non-Qualified Stock Option Plan ("Combined Option Plan"). The Combined Option Plan provides that all issued and outstanding stock option agreements under the previous plans shall be governed by the Combined Option Plan. Under the Combined Option Plan, 80,000 shares of Cardiac Common Stock were set aside for issuance of options to officers, directors and employees.

         On May 20, 1987, Electro's stockholders approved the 1987 Incentive Stock Option Plan (the "1987 Plan"). Under the 1987 Plan, 45,000 shares of authorized but unissued shares of Electro Common Stock were set aside for the issuance of options to officers, directors and employees.

         On May 23, 1990, Electro's stockholders approved the 1990 Incentive Stock Option (the "1990 Plan"). The terms of the 1990 Plan are substantially the same as the terms of the 1987 Plan. Under the 1990 Plan, 45,000 shares of Electro Common Stock were reserved for issuance of options to officers, directors and employees.

         On July 15, 1992, Electro's stockholders approved the 1992 Incentive Stock Option Plan (the "1992 Plan"). The terms of the 1992 Plan are substantially the same as the terms of the 1987 and 1990 Plans. Under the 1992 Plan. 45,000 shares of Electro Common Stock were reserved for issuance of options to officers, directors and employees.

      On April 1, 1992, the Electro Board adopted the 1992 Non-Qualified Stock Option Plan (the "Non-Qualified Plan") pursuant to which 40,000 shares of Electro Common Stock were reserved for issuance of options to directors, officers and key employees.

      Upon consummation of the Merger and this offering, there will be outstanding options to purchase a total of 116,128 shares of CTG Common Stock, all of which will be exercisable at $1.5625 to $18.75 per share.

      CTG intends to adopt a stock option plan for its officers, directors and key employees.


                              CERTAIN TRANSACTIONS

      The information set forth herein briefly describes transactions over the past two (2) years between: (i) Cardiac and its directors, officers and 5% stockholders; and (ii) Electro and its directors, officers and 5% stockholders. The foregoing transactions between Cardiac and its affiliates were negotiated on behalf of Cardiac by its management. Cardiac believes that such transactions are in compliance with Cardiac's policy that transactions with affiliates be on terms at least as favorable as could have been reasonably obtained from an unaffiliated third party. The foregoing transactions between Electro and its affiliates were negotiated on behalf of Electro by its management. Electro believes that such transactions are in compliance with Electro's policy that transactions with affiliates be on terms at least as favorable as could have been reasonably obtained from an unaffiliated third party. Future transactions between CTG and its affiliates will be negotiated on behalf of CTG by its management, and such transactions will be on terms at least as favorable as could have been reasonably obtained from an unaffiliated third party.

CARDIAC

      During fiscal 1996, Tracey E. Young, a director of Cardiac, provided consulting services to Cardiac regarding development of international markets for Cardiac's products. In March 1996, the Cardiac Board approved payment of $5,000 in consulting fees to Ms. Young together with a grant of a stock option for 1,000 shares of Cardiac Common Stock, exercisable at $18.75 per share. In respect of consulting services, the Cardiac Board approved royalty payments to Ms. Young of $100 per unit (each unit comprised of a pacemaker and lead) sold in Japan for the three year period following approval of the product by regulatory authorities in that country. As of December 26, 1997, Ms. Young has accrued approximately $1,000 in royalty fees, however, Cardiac has not made any royalty payments to her. Ms. Young has also provided Cardiac with consulting services on clinical studies and other matters which included assisting Cardiac in implementing its clinical studies for its single-lead DDD system, as well as performing due diligence on Cardiac's merger with Electro. As of December 26, 1997, Ms. Young has invoiced Cardiac approximately $100,000 for consulting services performed by her through such date. Cardiac intends to pay Ms. Young for her consulting services with funds obtained in connection with this offering.

      During fiscal 1996, Cardiac entered into a distribution agreement for the European market with Grupo Taper, S.A., Madrid, Spain ("Grupo Taper"). As part of the distribution agreement, Grupo Taper was permitted to designate a member of the Cardiac Board. Through December 31, 1997, that member of the Cardiac Board designated by Grupo Taper was Dr. Augusto Ocana, an executive officer of Grupo Taper. On January 1, 1998, Dr. Augusto Ocana left Grupo Taper's employ, and is therefore no longer Grupo Taper's designate on the Cardiac Board. Dr. Augusto Ocano has, however, remained on the Cardiac Board as an independent director. Grupo Taper does not have a right to designate another individual as a non-voting member of the Cardiac board of directors, but does currently have the right to have an observer at all board of directors meetings.

      On October 28, 1996, Cardiac executed a Security Agreement and Promissory Note with Bart C. Gutekunst, director and Chairman of the Board. Under the agreement and note, Mr. Gutekunst advanced Cardiac $108,247 at an annual interest rate of 10%. This advance, plus accrued interest, was repaid to Mr. Gutekunst on February 14, 1997.

      On March 24, 1997, Cardiac executed a Security Agreement and Promissory Note with Bart C. Gutekunst, director and Chairman of the Board. Under the agreement and note, Mr. Gutekunst advanced Cardiac $100,000 at an annual interest rate of 10% plus the right to purchase one share of restricted Common Stock of Cardiac at an exercise price of $0.90 per share for each $5.00 of interest earned under the note. This advance, plus accrued interest, was repaid to Mr. Gutekunst on June 16, 1997.

      On April 21, 1997, Cardiac executed a Security Agreement and Promissory Note with Bart C. Gutekunst, director and Chairman of the Board. Under the agreement and note, Mr. Gutekunst advanced Cardiac $61,554 at an annual interest rate of 10% plus the right to purchase one share of restricted CTG Common Stock at an exercise price of $0.90 per share for each $5.00 of interest earned under the note. This advance, plus accrued interest, was repaid to Mr. Gutekunst on June 16, 1997.

      From April 22, 1998 through May 4, 1998, Cardiac obtained $300,000 in interim financing from selected current investors through the issuance of an 8% convertible debenture, convertible into shares of CTG Common Stock at $2.00 per share. Bradley Resources Company, a partnership and beneficial owner of over 5% of Cardiac Common Stock ("Bradley"), purchased $100,000 worth of convertible debentures. In return for its investment, the exercise price of the option controlled by Mr. George Holbrook, but beneficially owned by Bradley, to purchase 715 shares of CTG Common Stock at $17.50 per share and the exercise price of the warrant held by Bradley to purchase 3,363 shares of CTG Common Stock at $25.00 per share were each reduced to $2.00 a share.

         On July 30, 1998 Cardiac executed a $75,000 promissory note in favor of Minrad, Inc., and on August 13, 1998 Cardiac executed another promissory note in favor of Minrad, Inc. in the amount of $125,000. William H. Burns, Jr., a director of Cardiac, is a director and president of Minrad. The Minrad Notes bear interest at the rate of 15% annually, and the principal amount and all interest due thereunder is due and payable, after September 29, 1998, within 10 days after written demand from Minrad.

ELECTRO

      On October 11, 1993, Electro entered into an agreement with The T Partnership to borrow up to $1.0 million. Ervin Schoenblum, Electro's Acting President and a director, and Abraham Nechemie, also a director of Electro, are partners in The T Partnership. On August 31, 1995, after Electro had drawn down all of the $1.0 million, Electro entered into an agreement with The T Partnership to borrow an additional $500,000 ("Lending Agreement"). In January 1996, Electro and The T Partnership agreed to a restructuring of its financing agreement. The T Partnership advanced an additional $200,000 to Electro and agreed to defer interest payments for a period of three months (interest payments were added to the outstanding principal on The T Partnership indebtedness) and in April 1997, Electro borrowed an additional $100,000 from The T Partnership under the same terms and conditions as its previous borrowing.

      The rate of interest on the debt is 12% per annum on any outstanding balance and is payable monthly. Electro made scheduled monthly principal payments of $25,000 for four months beginning on September 1, 1996. The scheduled monthly payments were then deferred to September 1, 1998. Any remaining balance is due on August 1, 2003. The loan is secured by Electro's property, building, accounts receivable, inventories and machinery and equipment. Electro is to prepay the outstanding balance in the event it is merged into or consolidated with another corporation or it sells all or substantially all of its assets, unless The T Partnership and Electro agree otherwise. The T Partnership has waived the prepayment of the outstanding balance in order to facilitate the Merger.

      Under the provisions of the agreement with The T Partnership, Electro is obligated to comply with certain financial covenants, to be tested on a monthly basis. Non-compliance by Electro shall allow The T Partnership to declare an Event of Default and accelerate repayment of indebtedness. As of August 31, 1997, Electro was not in compliance with this financial covenant. However, in November 1997, The T Partnership agreed not to exercise its right to accelerate the repayment of indebtedness through September 1, 1998 as a result of non-compliance with the aforementioned financial covenant and the nonpayment of principal payments in the 1998 fiscal year. The T Partnership has also agreed to a modification of the financial covenant. Electro is currently in compliance with such covenant. In September 1997, in December 1997, in January 1998, in May 1998, and in July 1998, Electro borrowed additional amounts from The T Partnership, in each case in the amount of $100,000, under substantially the same terms and conditions as its previous borrowings, without issuing any additional warrants. Under the current arrangement, Electro is obligated to comply with a financial covenant to be tested on a monthly basis. Non-compliance by Electro with such covenant would allow The T Partnership to declare an event of default and accelerate repayment of indebtedness. Electro is currently in compliance with the covenant. The total indebtedness due to The T Partnership at September 30, 1998 was approximately $2.5 million.

      Under the provisions of the original agreement, The T Partnership was granted warrants which permit The T Partnership to purchase 33,334 shares of Electro Common Stock at a price of $16.25 per share. The August 1995 Lending Agreement provides that The T Partnership surrender its warrants and be granted a new warrant to purchase 100,000 shares of Electro Common Stock at an exercise price of $4.938 per share in exchange for the surrendered warrant. No additional warrants were issued as a result of subsequent borrowings. A value has been allocated to the warrants based upon their estimated fair market value at the date of the agreement. Such amount ($50,000) is amortized as additional interest expense over the term of the indebtedness. The unamortized balance is shown in other assets in the accompanying 1997 and 1996 balance sheets. The warrants are immediately exercisable and expire on August 1, 2001. As of September 30, 1998, these warrants remain outstanding.

         Under the terms of the Merger Agreement, Electro's secured indebtedness to The T Partnership will be redeemed by: (a) issuance to The T Partnership of an aggregate of 1,000 shares of Series A Preferred Stock with a liquidation value equal to $1.0 million, convertible into shares of CTG Common Stock at a conversion price equal to 120% of the price per share of the CTG Common Stock used as the basis for the consideration given in exchange for any capital raised in satisfaction of the financing condition of the Merger; (b) the delivery to The T Partnership of a conditional promissory note made by CTG in the amount of $1.0 million, at an interest rate of 9% per annum, with the principal and interest thereon due only upon the occurrence of certain events related to the failure to pay amounts which are due but not paid on the Series A Preferred Stock (or in the event of certain other non-monetary defaults); and (c) the delivery to The T Partnership of a secured promissory note made by CTG in an amount not to exceed $1.3 million (which amount shall be the remaining amount of Electro's secured indebtedness to The T Partnership exclusive of the amount redeemed under (a) above), bearing interest at the rate of 12% per annum payable quarterly, the principal amount of which shall be due and payable three years from the date of execution of such note. As a result of the issuance of Series A Preferred Stock, The T Partnership shall be entitled to receive dividends. See "MERGER - Redemption of The T Partnership Debt." In addition, pursuant to the terms of the Merger Agreement, The T Partnership shall be entitled to reimbursement for cash advances provided to Electro in the amount of $200,000, or any greater amount as may be agreed to by Electro and Cardiac, in writing, which may have been extended by The T Partnership between May 1, 1998 and the completion of the Merger for the purpose of operating capital. Ervin Schoenblum and Abraham Nechemie, who comprise the entire Electro Board, are also partners in The T Partnership. Mr. Schoenblum is also Electro's Acting President. See "MERGER - Interests of Certain Persons in the Merger." As of September 30, 1998, Electro's indebtedness to The T Partnership was $2,269,596. The indebtedness to The T Partnership is secured by Electro's headquarters, its accounts receivable, inventories, machinery and equipment and is subordinated only to one creditor who has priority in payment to The T Partnership in the amount of $220,000 as of September 30, 1998. See "BUSINESS - Electro - - Legal Proceedings."

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to the beneficial ownership of outstanding CTG Common Stock known by CTG as of September 30, 1998 after giving effect to: (a) the one-for-five Reverse Split of Cardiac Common Stock; (b) the exchange of each share of Electro Common Stock for one-fifth of a share of CTG Common Stock; and (c) the exchange of each share of Cardiac Common Stock for one share of CTG Common Stock, and as adjusted to reflect the sale of the CTG Common Stock offered hereby. The following table sets forth the information with respect to: (i) each person or entity known by CTG to be the beneficial owner of more than 5% of the CTG Common Stock; (ii) each director of CTG who owns any shares of CTG Common Stock; (iii) each named executive officer of CTG set forth in the Summary Compensation Table above who beneficially owns any shares of CTG Common Stock; and (iv) all directors and named executive officers of CTG as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of CTG Common Stock owned by them, except to the extent such power may be shared with a spouse.

                                                               PERCENT OF CLASS
      NAME AND ADDRESS               AMOUNT AND NATURE OF      AFTER MERGER AND
     OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP (1)      OFFERING (2)
     -------------------           ------------------------    ----------------

William H. Burns                             7,644(3)(4)              *

Bart C. Gutekunst                           13,516(3)                 *

Larry G. Haimovitch                          9,558(3)(4)              *

Alan J. Rabin                               17,115(3)                 *

Robert T. Rylee                             11,530(3)(4)              *

Tracey E. Young                              7,488(3)(4)              *

Augusto Ocana                                5,024(3)(4)              *

Kirk D. Kamsler                              3,134(3)                 *

Jonathan S. Lee                              3,934(3)                 *

The T Partnership, L.L.P.(5)                644,484(6)               23.8%

Fred Lafer(5)                               644,484(6)               23.8%

Abraham H. Nechemie(5)                      645,484(6)(7)            23.8%

Ervin Schoenblum(5)                         660,484(6)(8)            24.2%

Stephen D. Shapiro(5)                       644,484(6)               23.8%

Henry Taub(5)                               644,484(6)               23.8%

Bruce Paul(9)                               131,680                   5.4%

All directors and executive officers
as a group (12 persons)                     740,027                  26.8%

--------------------
*      Less than 1%.

(1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of CTG Common Stock.

(2) Computations of percentage ownership of each individual treats warrants and options to purchase CTG Common Stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding. Assumes sale of all 650,000 shares in this offering.

(3) Includes options and warrants exercisable within the next 60 days to purchase shares of CTG Common Stock as follows:

           NAME OF INDIVIDUAL OR                             NUMBER
           NUMBER OF PERSONS IN GROUP                      OF SHARES
           --------------------------                      ---------

           William H. Burns                                   2,600
           Bart C. Gutekunst                                 11,641
           Larry G. Haimovitch                                3,000
           Alan J. Rabin                                     14,800
           Robert T. Rylee                                    7,286
           Tracey E. Young                                    3,600
           Augusto Ocana                                      1,400
           Kirk D. Kamsler                                    2,934
           Jonathan S. Lee                                    2,934
           Ervin Schoenblum                                  16,000
           Abraham H. Nechemie                                1,000

(4)    Includes 2,790 accrued and unissued shares for director fees.

(5) The T Partnership, L.L.P. is a New Jersey limited liability partnership (formerly The T Partnership, a New Jersey general partnership) whose address is c/o Wiss & Co. 354 Eisenhower Pkwy., Livingston, NJ 07039. The partnership consists of five individuals with varying equity interests. Fred Lafer (10% equity interest) and Henry Taub (70% equity interest) each of whose address is c/o The Taub Foundation 300 Frank W. Burr Blvd. Teaneck, NJ 07666; Abraham H. Nechemie at Wiss & Co. 354 Eisenhower Pkwy., Livingston, NJ 07039 (5% equity interest); Ervin Schoenblum c/o Electro-Catheter Corporation 2100 Felver Court, Rahway, NJ 07065 (5% equity interest); and Stephen D. Shapiro 20 Old Post Road E., Setauket, NY 11733 (10% equity interest). The T Partnership disclaims any beneficial ownership of shares issuable upon currently exercisable stock options held by each of Messrs. Nechemie and Schoenblum.

(6) Includes 16,669 and 100,000 shares which The T Partnership has the right to acquire pursuant to outstanding warrants, which warrants are immediately exercisable at prices of $7.125 and $4.9375 per share, respectively. Also includes 151,515 shares which are issuable upon the conversion of the Series A Preferred Stock issued by Electro to The T Partnership, assuming a conversion price of $5.50 per share, which is subject to adjustment in accordance with the offering price for the CTG Common Stock offered hereby.

(7) Includes 1,000 shares issuable upon the exercise of currently exercisable stock options.

(8) Includes 16,000 shares issuable upon the exercise of currently exercisable stock options.

(9)    Mr. Paul's address is 1 Hampton Road, Purchase, NY 10577.

-----------------

                            DESCRIPTION OF SECURITIES

      The following description of securities of CTG does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of CTG's Certificate of Incorporation and Bylaws. Upon approval of the Restructuring Merger by Cardiac's stockholders, Cardiac will become a direct, wholly-owned subsidiary of CTG. Each share of Cardiac Common Stock outstanding immediately prior to the Restructuring Merger will be converted into one share of CTG Common Stock (after giving effect to the Reverse Split) having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof. The consolidated assets and liabilities of Cardiac and its subsidiary will be the same as the consolidated assets and liabilities of CTG and its subsidiaries immediately after the Restructuring Merger. All of the business and operations conducted immediately prior to the Restructuring Merger by Cardiac and its subsidiary will be conducted after the Restructuring Merger by Cardiac and its subsidiary, as subsidiaries of CTG. Upon consummation of the Merger, CTG will acquire all of the issued and outstanding shares of Electro Common Stock and Electro will become a subsidiary of Cardiac. Each outstanding share of Electro Common Stock will be cancelled and converted into one-fifth of a share of CTG Common Stock (after giving effect to the Reverse Split). See "MERGER" and "RESTRUCTURING MERGER."

CTG COMMON STOCK

      CTG's authorized capital stock consists of 30,000,000 shares of common stock, $.10 par value per share. As of the date of this Prospectus, 100 shares of CTG Common Stock were issued and outstanding. Upon consummation of the Restructuring Merger and the Merger, holders of Cardiac Common Stock and Electro Common Stock will automatically become holders of CTG Common Stock and will have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of CTG, including the election of directors. There is no right to cumulate votes for the election of directors. Stockholders holding a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of CTG's stockholders, and the vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of CTG's Certificate of Incorporation.

      Holders of CTG Common Stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the CTG Board, from funds legally available therefor, subject to the rights of holders of any outstanding preferred stock. In the event of the liquidation, dissolution or winding up of the affairs of CTG, all assets and funds of CTG remaining after the payment of all debts and other liabilities, shall be distributed, pro rata, among the holders of CTG Common Stock. Holders of CTG Common Stock are not entitled to preemptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to CTG Common Stock. All outstanding shares of CTG Common Stock are, and the shares of CTG Common Stock offered hereby will be when issued, fully paid and non-assessable.

WARRANTS

      Prior to the Merger, each of Cardiac and Electro issued warrants representing the right to purchase shares of their respective common stock. Upon consummation of the Merger and without any further action on the part of any holder thereof, each of Cardiac's and Electro's then outstanding warrants will be assumed by CTG and automatically converted, on the same terms (except with respect to actual number of shares of CTG Common Stock underlying the warrants and the exercise prices thereof), into a warrant to purchase shares of CTG Common Stock. There will be 301,869 shares underlying the Warrants at exercise prices ranging from $.05 to $25.00, all of which gives effect to the Reverse Split. The converted warrants shall be exercisable in the same terms and conditions as the warrants existing prior to the Merger without, however, giving any effect to any mandatory or permissive exercise arising by virtue of the Merger. The expiration dates are March 31, 1999 as to 20,006 warrants, March 31, 2000 as to 66,669 warrants, August 1, 2001 as to 100,000 warrants, June 6, 2002 to June 30, 2002 for 22,194 warrants, July 31, 2003 to September 30, 2003 for 21,000 warrants, August 26, 2003 for 66,000 warrants, and March 29, 2006 for 5,000 warrants.

      The exercise prices of the warrants were determined by negotiation and should not be construed to imply that any price increases in CTG's securities will occur. CTG has reserved from its authorized but unissued shares a sufficient number of shares of CTG Common Stock for issuance upon the exercise of the warrants. Upon notice to the warrantholders, CTG has the right to reduce the exercise price or extend the expiration date of the warrants.

      The warrants do not confer upon the warrantholder any voting or other rights of a stockholder of CTG. The warrants provide for customary anti-dilution provisions in the event of certain events which may include mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits and other changes in CTG's capital structure. Also, the warrants issued to Sirrom entitle Sirrom to participate in rights offerings made to stockholders of CTG.

      Certain warrantholders are entitled to certain "piggy-back" registration rights enabling them, under certain conditions, to include the CTG Common Stock underlying the warrants in a registration statement to register the CTG Common Stock under the Securities Act.

      The foregoing is a summary of the terms generally applicable to the warrants as of the date of this Prospectus. The terms of the individual Warrants may vary according to negotiation between CTG and the various warrantholders.

      Management of Cardiac consulted with representatives from Fahnestock & Co., Inc., a member of the New York Stock Exchange, regarding corporate opportunities in the development of Cardiac, as well as certain aspects of the merger transaction. In consideration for such sources, Fahnestock & Co., Inc. will receive, upon consummation of the Merger, a three-year redeemable warrant from CTG for 27,000 shares of CTG Common Stock at an exercise price of $12.50 per share.

BUSINESS COMBINATION PROVISIONS

      CTG is subject to a statute under the Delaware Act regulating "business combinations," defined to include a broad range of transactions, between Delaware corporations and "interested stockholders," defined as persons who have acquired at least 15% of a corporation's stock. Under the statute, a corporation may not engage in any business combination with any interested stockholder for a period of three years from the date such person became an interested stockholder unless certain conditions are satisfied. CTG has not sought to "elect out" of the statute and, therefore the restrictions imposed by such statute apply to CTG.

TRANSFER AGENT AND REGISTRAR

      American Stock Transfer & Trust Company has been appointed as the transfer agent and registrar of the CTG Common Stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

      If CTG sells all 650,000 shares offered under this Prospectus, CTG will have outstanding 2,457,826 shares of CTG Common Stock. Of that amount, 2,066,728 of those shares (including the 650,000 offered hereby) will be freely tradable without restriction or further registration under the Securities Act, unless purchased or held by "affiliates" of CTG, as defined in Rule 144 of the Securities Act.

RESTRICTED SHARES

      Upon consummation of the Merger, the Restructuring Merger and this offering, 391,098 shares of outstanding CTG Common Stock will be deemed "restricted securities" under Rule 144 (the "Restricted Shares") and may not be sold unless they are registered under the Securities Act or unless an exemption, such as the exemption provided by Rule 144, is available. All of these shares may be eligible for sale in the public market in accordance with Rule 144 under the Securities Act; however, it is anticipated that all of such shares will be subject to the terms of the Lock-up Agreements described below.

      In general, under Rule 144, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned his shares of CTG Common Stock for at least one year (including the prior holding period of any prior owner other than an affiliate) may resell within any three-month period that number of such shares which does not exceed the greater of (i) one percent of the then outstanding shares of CTG Common Stock (approximately 24,578 shares assuming all shares offered under this Prospectus are sold) or (ii) the average weekly trading volume in the CTG Common Stock during the four calendar weeks preceding each such sale. A person (or persons whose shares are aggregated) who is not deemed an "affiliate" of CTG for at least three months, and who has beneficially owned his shares for at least two years (including the holding period of any prior owner other than an affiliate) would be entitled to sell such shares under Rule 144 without regard to the limitations described above. Rule 144 defines "affiliate" of a company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such company. Affiliates of a company generally include its directors, officers and principal shareholders.

LOCK-UP AGREEMENTS

      Concurrently with the consummation of the Merger and this offering, it is intended that CTG and its executive officers and directors, who beneficially own 391,098 shares of CTG Common Stock and options, warrants and rights to purchase an aggregate of 335,379 shares of CTG Common Stock will enter into Lock-up Agreements under which those stockholders may not, directly or indirectly, without the prior written consent of the Company, offer, sell or otherwise dispose of any shares of CTG Common Stock, options or warrants to acquire shares of CTG Common Stock, or any securities exercisable for or convertible into CTG Common Stock for a period of 180 days following the date of this Prospectus.

WARRANTS

      Upon consummation of the Merger and this offering, there will be outstanding warrants to purchase a total of 301,869 shares of CTG Common Stock, all of which will be exercisable and have expiration dates ranging from March 31, 1999 to March 29, 2006. Warrants for 26,469 shares will be exercisable at $25.00 per share and the remaining 275,400 warrants will be exercisable at prices ranging from $.05 per share to $7.125 per share. After the expiration of the Lock-up Agreements, CTG intends to register the common stock underlying the warrants for sale under the Securities Act by the holders of the warrants.

OPTIONS

      Upon consummation of the Merger and this offering, there will be outstanding options to purchase a total of 116,128 shares of CTG Common Stock, all of which will be exercisable at exercise prices ranging from $1.5625 to $18.75 per share. Further, CTG may in the future implement a stock option plan for its officers, directors and employees and in connection therewith may file one or more registration statements on Form S-8 under the Securities Act to register shares of CTG Common Stock underlying options. Shares covered by these registration statements will thereupon be eligible for sale in the public market.

DEBENTURES

      Upon consummation of the Merger and this offering, there will be outstanding $300,000 in 8% convertible debentures, convertible at $2.00 per share into 150,000 shares of CTG Common Stock.

PREFERRED STOCK OF ELECTRO

      Upon consummation of the Merger and this offering, The T Partnership will beneficially own 1,000 shares of the Series A Preferred Stock of Electro, which will be convertible at any time beginning on the date such stock is issued and ending five years thereafter into CTG Common Stock. The number of shares to be issued upon conversion is derived by dividing $1,000,000 by the conversion price. The conversion price is equal to 120% of the per share offering price in this offering. Assuming an offering price of $5.50 per share and a conversion price of $6.60 ($5.50 x 120%), the 1,000 shares of the Series A Preferred Stock would be convertible into 151,515 shares of CTG Common Stock. See "MERGER - Redemption of the T Partnership Debt" and "CERTAIN TRANSACTIONS -Electro."

REGISTRATION RIGHTS

      Following the consummation of the Merger and this offering and after expiration of the Lock-up Agreements, CTG intends to register under the Securities Act a total of 598,384 shares of CTG Common Stock underlying currently outstanding warrants and other derivative securities. However, prior to effecting such registration, if CTG proposes to register any of its securities under the Securities Act, either for its own account or for the account of a security holder, the holders of the warrants may be entitled to include the shares underlying their warrants in such registration, subject to certain limitations on the number of shares to be included in the registration if the offering is an underwritten offering.

                              PLAN OF DISTRIBUTION

      CTG is offering a minimum of 390,245 and a maximum of 650,000 shares of CTG Common Stock. The estimated price range per share is $5.125 to $6.125. The Company anticipates that it will receive gross proceeds of $2.0 million to $3.3 million from this Offering, depending on the offering price and number of shares sold. The CTG Common Stock is being offered on a "best efforts" basis through this Prospectus only. Payment for subscriptions of CTG Common Stock offered hereby are due in full upon subscription. Subscription funds are irrevocable and will initially be held in an escrow account (the "Escrow Account") by American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"). This Offering will close 30 days from the date of this Prospectus, unless extended by CTG for an additional period not to exceed 30 days (in either case, the "Closing Date"). CTG is not obligated to provide written notice of any such extension to persons who are subscribers at the time of the extension, and any such extension will not alter the binding nature of the subscriptions already executed and delivered.

      Upon the effective date of this Prospectus, CTG expects to engage the assistance of independent broker-dealers ("Selected Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD") to sell the shares of CTG Common Stock offered hereby and to accept orders for the shares. Payment for the purchase price of shares of CTG Common Stock sold directly by CTG shall be made by check payable to "American Stock Transfer & Trust Company, as Escrow Agent for Catheter Technology Group, Inc." Payment for the purchase price of shares of CTG Common Stock sold through Selected Dealers shall be paid for in the normal and customary manner for such transactions at each respective Selected Dealer, and will be delivered by such Selected Dealer to the Escrow Agent by wire transfer, immediately upon receipt from subscribers. to the Escrow Agent. The Escrow Agent will not release the funds held in the Escrow Account to CTG unless and until the following conditions have been satisfied on or prior to the Closing Date:(i) a minimum of 390,245 shares of CTG Common Stock have been sold; (ii) the Merger Agreement and the Merger shall have been approved and adopted by the stockholders of Cardiac and Electro; (iii) the Reverse Split and the Restructuring Merger shall have been approved, adopted and completed; (iv) CTG shall have secured a minimum of $4.0 million in financing, through a combination of the proceeds of this offering and a loan or line of credit; and
(v) all other conditions to the Restructuring Merger and the Merger shall have been satisfied (collectively, the "Closing Conditions"). All shares of CTG Common Stock subscribed for and whose subscriptions have cleared the banking system will be considered sold for purposes of determining whether the financing condition set forth in subsection (iv) above has been satisfied. In the event that all of the Closing Conditions have not been satisfied on or before the Closing Date, or if the offering is terminated on or before the Closing Date, all funds held in the Escrow Account will be promptly returned to the investors without deduction or interest. Any interest earned on the funds in the Escrow Account will be paid to CTG and allocated to the payment of the Escrow Agent's fees and costs. In the event that all of the Closing Conditions have been satisfied on or before the Closing Date, the Escrow Agent will disburse the funds held in the Escrow Account to CTG immediately after the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey relating to the Merger.

      This is a self-underwritten offering, and no officer or director of CTG will receive compensation or commission from sales of the CTG Common Stock of this offering. The officers and directors of CTG are indemnified through CTG's Certificate of Incorporation and are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, as the exemption from registration as a broker-dealer. Should CTG engage Selected Dealers to assist it in this offering, CTG plans to pay sales commissions to Selected Dealers of 10% percent, and a non-accountable expense allowance of 3% of the offering purchase price of the CTG Common Stock sold by them. Selected Dealers will not receive selling commissions with respect to CTG Common Stock sold by CTG or its officers or directors. Further, CTG and the selected Dealers may agree to indemnify each other against certain liabilities, including liabilities under the Securities Act, which may arise in connection with this offering.

      There is no lead underwriter for this offering. Selected Dealers will execute selected dealer agreements with CTG ("Selected Dealer Agreements"); however, such Selected Dealers will be under no obligation to sell any or all of the CTG Common Stock offered hereby. Any broker/dealer that sells securities in the offering may be deemed an underwriter as defined in Section 2(11) of the Securities Act. CTG currently has not entered into any Selected Dealer Agreements with Selected Dealers. There is no assurance that, even if any Selected Dealer sells the CTG Common Stock, a court of competent jurisdiction or arbitration panel would deem any such Selected Dealer to be an underwriter as so defined.

      Any Selected Dealers will agree, in accordance with the provisions of Rule 15c2-4 promulgated by the SEC under the Exchange Act, to cause all funds received upon the sale of Securities to be immediately forwarded to the Escrow Agent.

      It is the intention of CTG to apply for acceptance to trade the CTG Common Stock on the Philadelphia Exchange or other regional exchange. There can be no assurance that the CTG Common Stock will be accepted for listing or that if listed it will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such a market develops, it will be sustained.

      Prior to the offering, there has been no public market for the CTG Common Stock. Accordingly, the initial public offering price has been arbitrarily determined by CTG. Among the factors considered were CTG's results of operations, current financial conditions, estimates of business potential and prospects of CTG, the experience of CTG's management, the economics of the industry in general, the general condition of the equities market, market conditions for new offerings of securities, the prices of similar securities of comparable companies and other relevant factors. There can be no assurance that any active trading market will develop for the CTG Common Stock or as to the price at which the CTG Common Stock may trade in the public market from time to time subsequent to the offering made hereby.

                                  LEGAL MATTERS

      The validity of the CTG Common Stock being offered hereby will be passed upon for CTG by Greenberg Traurig, P.A., Orlando, Florida. Greenberg has warrants to purchase an aggregate of 21,000 shares of CTG Common Stock, 7,000 of which are exercisable at $1.875 per share (expires July 31, 2003), 7,000 of which are exercisable at $1.70 per share (expires August 31, 2003) and 7,000 of which are exercisable at $1.775 per share (expires September 30, 2003). Greenberg has not exercised any of its warrants to purchase CTG Common Stock, which are currently exercisable.

                                     EXPERTS

      The financial statements of CTG and Cardiac included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports (which Cardiac's report contains an explanatory paragraph regarding Cardiac's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

      The financial statements and schedule of Electro as of August 31, 1997 and 1996, and for each of the years in the three-year period ended August 31, 1997 have been included herein and in the Registration Statement of which this Prospectus forms a part, and, in each case, are included in reliance upon such report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere, and upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the August 31, 1997 financial statements contains an explanatory paragraph that states that Electro's recurring losses from operations and limited working capital resources raise substantial doubt about Electro's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                              AVAILABLE INFORMATION

      We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this Prospectus. This Prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this Prospectus, refer to the registration statement and its exhibits. The statements we make in this Prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

      You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information contained in this document is current as of the date this document was filed with the SEC. If any material changes occur after such date, then we will notify you of the changes by an amendment to this document. We are not offering to sell you securities if you live in a jurisdiction where such an offer would be unlawful.

      After the effective date of this offering, we intend to furnish to our stockholders annual reports containing audited financial statements and interim reports. Cardiac and Electro currently file annual, quarterly and special reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Cardiac Common Stock and Electro Common Stock are traded in the over-the-counter market and are quoted on the OTC Bulletin Board(R) and such reports, proxy statements and other information concerning Cardiac and Electro may be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878. In addition, Cardiac and Electro are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.


                         CATHETER TECHNOLOGY GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE NO.
                                                                                                             -------
Catheter Technology Group, Inc.:
   Independent Auditors' Report..............................................................................F-3
   Balance Sheet at September 9, 1998........................................................................F-4
   Note to Financial Statement...............................................................................F-5

Cardiac Control Systems, Inc.:
   Balance Sheet at June 30, 1998 (Unaudited)................................................................F-6

   Statements of Operations and Accumulated Deficit for the Three Months
       Ended June 30, 1998 and 1997 (Unaudited)..............................................................F-7

   Statements of Cash Flows for the Three Months Ended June 30, 1998 and 1997 (Unaudited)....................F-8

   Notes to Financial Statements (Unaudited)..........................................................F-9 - F-12

   Report of Independent Certified Public Accountants.......................................................F-13

   Balance Sheet at March 31, 1998...................................................................F-14 - F-15

   Statements of Operations for the Years Ended March 31, 1998 and 1997.....................................F-16

   Statements of Stockholders' Equity for the Years Ended March 31, 1998 and 1997...........................F-17

   Statements of Cash Flows for the Years Ended March 31, 1998 and 1997..............................F-18 - F-19

   Summary of Significant Accounting Policies........................................................F-20 - F-22

   Notes to Financial Statements ....................................................................F-23 - F-33

Electro-Catheter Corporation:
   Condensed Comparative Balance Sheets at May 31, 1998 and August 31, 1997 (Unaudited).....................F-34

   Condensed Comparative Statements of Operations for
       Three Months Ended May 31, 1998 and Nine Months Ended May 31, 1997 (Unaudited).......................F-35

   Condensed Comparative Statements of Cash Flows for
       Nine Months Ended May 31, 1998 and 1997 (Unaudited)..................................................F-36

   Notes to Condensed Financial Statements (Unaudited)...............................................F-37 - F-40

   Independent Auditors' Report ............................................................................F-41

   Balance Sheets - August 31, 1997 and 1996................................................................F-42

   Statements of Operations -Years Ended August 31, 1997, 1996 and 1995.....................................F-43


                                      F-1



   Statements of Stockholders' Deficiency/Equity -
       Years Ended August 31, 1997, 1996 and 1995...........................................................F-44

   Statements of Cash Flows - Years Ended August 31, 1997, 1996 and 1995....................................F-45

   Notes to Financial Statements.....................................................................F-46 - F-56

   Valuation and Qualifying Accounts........................................................................F-57

INDEPENDENT AUDITORS' REPORT



Board of Directors
Catheter Technology Group, Inc.



We have audited the accompanying balance sheet of Catheter Technology Group, Inc. as of September 9, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Catheter Technology Group, Inc. as of September 9, 1998 in conformity with generally accepted accounting principles.



                                                     BDO Seidman, LLP
Orlando, Florida
October 6, 1998

                         CATHETER TECHNOLOGY GROUP, INC.
                                  BALANCE SHEET


SEPTEMBER 9,                                                     1998
------------                                                     ----

ASSETS

Cash                                                             $ 10
                                                                 ----
LIABILITIES

Common stock, $.10 par value, 30,000,000 shares
  authorized, 100 shares issued                                  $ 10
                                                                 ----

                  SEE ACCOMPANYING NOTE TO FINANCIAL STATEMENT.

                         CATHETER TECHNOLOGY GROUP, INC.
                           NOTE TO FINANCIAL STATEMENT

1. BUSINESS         Catheter Technology Group, Inc. ("CTG") was
                    incorporated on September 3, 1998 under the laws of the State of Delaware and was organized as a directly wholly-owned subsidiary of Cardiac Control Systems, Inc.
                    ("Cardiac") for the purpose of restructuring into a holding company which is intended to hold both Cardiac and Electro-Catheter Corporation ("Electro"). It is intended that through the merger of a direct, wholly-owned subsidiary of CTG with and into Cardiac (the "Restructuring Merger"),
                    Cardiac will become a direct, wholly-owned subsidiary of CTG. It is further intended that through the merger of an indirect, wholly-owned subsidiary of CTG with and into Electro (the "Merger"), Electro will become an indirect, wholly-0owned subsidiary of CTG and a direct, wholly-owned subsidiary of Cardiac. The result of the Restructuring
                    Merger and Merger will be the formation of a holding company, CTG, which holds two operating companies, Cardiac and Electro. Prior to the effectiveness of the Merger and as a condition to the Merger, Cardiac will effectuate a one-for-five reverse stock split (the "Reverse Split") of its Common Stock. All share information has been adjusted to reflect the Reverse Split.


                          CARDIAC CONTROL SYSTEMS, INC.
                                  BALANCE SHEET

                                   (Unaudited)

-----------------------------------------------------------------------------------------------------
                                                                                     JUNE 30,
                                                                                       1998
-----------------------------------------------------------------------------------------------------
ASSETS                                                                              (Unaudited)
       CURRENT ASSETS:
           Cash and cash equivalents                                             $         33,527
           Accounts and notes receivable                                                  560,529
           Inventories                                                                  1,396,572
           Prepaid expenses                                                               254,710
-----------------------------------------------------------------------------------------------------
                      TOTAL CURRENT ASSETS                                              2,245,338
-----------------------------------------------------------------------------------------------------
       PROPERTY, PLANT AND EQUIPMENT (NET)                                              1,918,680
-----------------------------------------------------------------------------------------------------
       OTHER ASSETS:
           Deferred financing costs, less accumulated
               amortization of $272,177                                                   426,270
           Deferred license fees, less accumulated
               amortization of $53,333                                                    146,667
           Deferred merger costs                                                          427,372
           Other                                                                           80,010
-----------------------------------------------------------------------------------------------------
                      TOTAL OTHER ASSETS                                                1,080,319
-----------------------------------------------------------------------------------------------------
                      TOTAL ASSETS                                                 $    5,244,337
-----------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES:
           Accounts payable                                                        $    1,160,095
           Due to related party                                                           102,522
           Accrued compensation                                                           308,874
           Accrued royalties                                                              210,111
           Other accrued expenses                                                          74,285
           Deposits payable                                                               352,481
           Notes and debt obligations payable within one year                           1,112,862
-----------------------------------------------------------------------------------------------------
                      TOTAL CURRENT LIABILITIES                                         3,321,230
       8% CONVERTIBLE DEBENTURES                                                          300,000
       NOTES AND DEBT OBLIGATIONS PAYABLE AFTER ONE YEAR                                1,503,038
       OTHER LIABILITIES                                                                   84,622
-----------------------------------------------------------------------------------------------------
                      TOTAL LIABILITIES                                                 5,208,890
-----------------------------------------------------------------------------------------------------
       STOCKHOLDERS' EQUITY
           Common stock, $.10 par value, 30,000,000 shares authorized,
               2,648,739 shares issued                                                    264,874
           Additional paid in capital                                                  22,337,797
           Accumulated deficit                                                        (22,567,224)
-----------------------------------------------------------------------------------------------------
                      TOTAL STOCKHOLDERS' EQUITY                                           35,447
-----------------------------------------------------------------------------------------------------
                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $    5,244,337
-----------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements


                          CARDIAC CONTROL SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                             AND ACCUMULATED DEFICIT
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------------------
                                                                       THREE MONTHS ENDED JUNE 30
                                                                      1998                   1997
------------------------------------------------------------------------------------------------------------
REVENUE
       Net sales                                                  $         620,777      $          852,288
       Royalty income                                                             0                 697,125
                                                             -----------------------------------------------
            Total revenue                                                   620,777               1,549,413
                                                             -----------------------------------------------

COSTS AND EXPENSES
       Cost of products sold                                                326,090                 503,815
       Selling, general and administrative expenses                         469,091                 743,072
       Engineering, research and development expenses                       334,915                 458,272
                                                             -----------------------------------------------
            Total cost and expenses                                       1,130,096               1,705,159
                                                             -----------------------------------------------

OPERATING INCOME (LOSS)                                                    (509,319)               (155,746)
                                                             -----------------------------------------------
OTHER INCOME (EXPENSES)
       Interest income                                                          317                   5,983
       Interest expense                                                    (156,295)                (82,586)
       Other income
                                                             -----------------------------------------------
            Total other income (expenses)                                  (155,978)                (76,602)
                                                             -----------------------------------------------

NET INCOME (LOSS)                                                          (665,297)               (232,348)

ACCUMULATED DEFICIT - BEGINNING OF PERIOD                               (21,901,927)            (20,662,217)
                                                             -----------------------------------------------

ACCUMULATED DEFICIT - END OF PERIOD                               $     (22,567,224)        $   (20,894,565)
                                                             ===============================================

NET INCOME (LOSS) PER COMMON SHARE - BASIC                                   ($0.25)                 ($0.09)

AVERAGE NUMBER OF SHARES OUTSTANDING                                      2,648,739               2,619,371
------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements


                          CARDIAC CONTROL SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

------------------------------------------------------------------------------------------------
THREE MONTHS ENDED JUNE 30,                                           1998               1997
------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                     $  (665,297)      $  (232,348)
     Adjustments to reconcile net loss to net cash used for
     operating activities:
         Depreciation and amortization                                114,263           104,579
         Gain (loss) on fixed asset disposals                         -                    (671)
         Cash provided by (used for):
             Accounts receivable                                      113,143          (273,180)
             Inventories                                               27,124          (118,157)
             Prepaid expenses                                         (47,147)         (158,281)
             Other assets                                              (2,026)             -
             Accounts payable                                         132,677          (199,755)
             Due to related parties                                    (4,500)             -
             Accrued interest                                           3,054             -
             Accrued compensation                                      50,356            36,253
             Accrued compensated absences                                 606            22,694
             Deposits payable                                         -                 184,011
             Other accrued expenses                                     6,736            (7,359)
             Other liabilities                                          1,230            15,455
                                                                   -----------------------------
Net cash provided by (used for) operating activities                 (269,781)         (626,758)
                                                                   -----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES;
     Purchase of property, plant and equipment                         (1,180)         (186,640)
     Deferred merger costs                                           (106,922)             -
     Proceeds from sale of equipment                                  -                   4,260
     Increase in other assets                                         -                  (2,600)
                                                                   -----------------------------
Net cash provided by (used for) investing activities                 (108,102)         (184,980)
                                                                   -----------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes and debt obligations payable                 -                  93,893
     Repayment of notes and debt obligations payable                  -                (193,983)
     Proceeds from issuance of 8% convertible debenture               300,000             -
     Net borrowings on line of credit                                  56,225           (93,893)
     Proceeds from short term debt                                     35,745             -
     Repayments of long term debt                                      (1,973)           (1,534)
     Debt issuance costs                                              -                (165,288)
                                                                   -----------------------------
Net cash provided by (used for) financing activities                  389,998          (360,804)
                                                                   -----------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   12,115           (34,184)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           21,412           185,463
                                                                   -----------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                           $   33,527        $  151,279
                                                                   =============================
SUPPLEMENTAL CASH FLOW INFORMATION:

     Interest paid during the period                               $  109,344        $   57,071
------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements

                          CARDIAC CONTROL SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL

The accompanying balance sheet of Cardiac Control Systems, Inc. (the "Company") as of June 30, 1998, the related statements of operations and accumulated deficit for the three months ended June 30, 1998 and 1997, and the statements of cash flows for the three months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, such financial statements reflect all adjustments, consisting only of normal recurring items, necessary to present fairly the financial position of the Company at June 30, 1998, and the results of operations and the cash flows for the three months ended June 30, 1998.

Certain reclassifications have been made to the unaudited financial statements previously reported for the three months ended June 30, 1997 to conform with classifications used in the unaudited financial statements for the three months ended June 30, 1998.

The accompanying unaudited financial statements as of June 30, 1998 and for the three months ended June 30, 1998 and 1997 should be read in conjunction with the Company's audited financial statements for the year ended March 31, 1998.

The accompanying unaudited financial statements have been prepared assuming that the Company will continue operations on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company has a history of net losses and incurred a net loss for the three months ended June 30, 1998 of $665,297. The Company's ability to continue as a going concern is dependent upon the consummation of the proposed merger with Electro-Catheter Corporation (see Note 6 below) and the attainment of a profitable level of operations. The Company believes that continual development of new product and resultant sales growth is critical to attaining a profitable level of operations. Therefore, the Company is continuing its efforts to invest in development of its single lead technology and expand its sales volume, both domestically and internationally. Management believes that the Company has the potential to increase sales and ultimately achieve a profitable level of operations. Also, the Company is pursuing additional working capital to expand its market position and pursue development of new technologies. However, there is no assurance that the Company will be able to attain profitable operations and continue operations as a going concern.

NOTE 2 - LOSS PER COMMON SHARE

Net loss per common share is based on the weighted average number of common shares outstanding during the period. Common stock equivalents have not been included for the three months ended June 30, 1998 and 1997, as their effect on the loss per share is anti-dilutive.

NOTE 3 - INVENTORIES

Inventories at June 30, 1998 are summarized as follows:

-----------------------------------------------------------------------------
                                                           JUNE 30, 1998
                                                          -------------------
                                                            (unaudited)

Raw materials and supplies............................    $     812,251
Work-in-process.......................................          341,668
Finished goods........................................          279,601
                                                          -------------
                                                              1,433,520
Reserve for obsolescence..............................           36,948
                                                          -------------
                                                           $  1,396,572
-----------------------------------------------------------------------

Finished goods inventories include approximately $135,427 of products consigned to customers and independent sales representatives at June 30, 1998.

NOTE 4 - NOTES AND DEBT OBLIGATIONS PAYABLE

Notes and debt obligations consist of the following at June 30, 1998:

--------------------------------------------------------------------------
                                                             JUNE 30, 1998
                                                             -------------

Sirrom mortgage note, net of discount (A)................... $   1,492,950
Coast Business Credit (B)...................................     1,069,523
Other.......................................................        53,427
                                                             -------------
                                                                 2,615,900
Amount payable within one  year.............................     1,112,862
                                                             -------------
Amount payable after one year............................... $   1,503,038
--------------------------------------------------------------------------

(A) On March 31, 1995, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Sirrom Capital Corporation ("Sirrom") and executed a $1,500,000 secured promissory note. Interest on the note is payable monthly at 13.5% per annum and principal is due on March 31, 2000. The note is secured by a first mortgage lien on all the Company's real and personal property, excluding inventory and accounts receivable, but including general intangibles such as its patents and royalties. The Loan Agreement restricts the Company from incurring additional indebtedness in excess of $200,000 annually without the lender's consent. In addition, the Company must give the lender advance notice of certain events, such as dividend payments, certain new stock issues, reorganizations, and merger or sale of substantially all assets.

         In connection with the Loan Agreement, the Company granted Sirrom warrants to purchase, initially, 100,000 shares of the Company's common stock at $.01 per share. An additional 50,000 warrants to purchase shares of common stock at $.01 per share will be granted to the lender upon each anniversary date, beginning March 31, 1997 through March 31, 1999, that any amount owed to Sirrom shall be outstanding. On March 31, 1997 and, again, on March 31, 1998, the Company granted Sirrom 50,000 additional warrants pursuant to the Loan Agreement. The Company recorded $279,000 (100,000 shares) in fiscal 1995, $71,376 (50,000 shares) in fiscal 1997 and $19,550 (50,000 shares) in fiscal 1998 as a debt discount with the offset to additional paid-in capital, representing the difference between the estimated fair market value of the underlying stock at the date of grant and $.01 per share. This has resulted in an effective interest rate of approximately 30% per annum on the Sirrom debt. The Sirrom note includes an unamortized debt discount of $7,050 at June 30, 1998.

(B) On June 13, 1997, the Company entered into a Loan Agreement ("Agreement") with Coast Business Credit ("CBC") for a maximum borrowing of $3.5 million which includes a line of credit up to $2.7 million, a $500,000 sub line for capital expenditures ("CAPEX"), and a $300,000 term loan ("Term Loan"). The maximum borrowing base available under the line of credit is based upon eligible receivables and inventory as defined in the Agreement. The maturity date for the Agreement is June 30, 2000. The CAPEX and the Term Loan are based upon a 48 month amortization period. The interest rate on the line of credit is equal to the prime rate plus 2%, and the interest rate for the Term Loan and the CAPEX Subline is equal to prime rate plus 2.25%. Borrowings under the Agreement are collateralized by a first security interest in substantially all of the assets of the Company. The Agreement also contains a minimum tangible net worth requirement. In addition, CBC was granted warrants to purchase 37,500 shares of stock at $4 per share, expiring June 30, 2002.

         In conjunction with the Agreement, the Company obtained an Intercreditor and Subordination Agreement between CBC and Sirrom. This agreement provides that Sirrom subordinate its first security interest in the assets of the Company to CBC, however, the priority interest of CBC in the Company's real estate is limited to $500,000. As consideration for its waiver of its first security interest in the assets of the Company, Sirrom was granted warrants to purchase 50,000 shares of stock at $5 per share, exercisable at any time from June 6, 1997 and expiring on June 6, 2002.

         On June 11, 1998, the Company and CBC executed an amendment to the original Loan Agreement whereby CBC agreed to advance the Company a further Bridge Loan in the sum of $250,000 repayable on August 31, 1998. The interest rate on the Bridge Loan is equal to prime rate plus 5% per annum , calculated on the basis of a 360-day year for the actual number of days elapsed. The exercise price of the warrants to purchase 37,500 shares of stock granted under the Agreement dated June 13, 1997 was reduced from $4.00 to $0.40 and, in addition, CBC was granted warrants to purchase 25,000 shares of stock at $0.40, expiring June 30, 2002.

Aggregate notes and debt obligations outstanding at June 30, 1998 mature as follows: 1999 - $ 1,112,862; 2000 - $ 4,153; 2001 - $ 1,497,251; 002 - $ 1,634.



NOTE 5 - 8% CONVERTIBLE DEBENTURES From April 22 through May 4, 1998, the Company obtained $300,000 in interim financing from selected current investors through the issuance of an 8% convertible debenture, convertible to shares of stock at $0.40 per share. The debenture holders include two stockholders of Cardiac Control Systems, Inc., Mr. George Holbrook and Mr. A. Bruce Brackenridge. In return for their efforts, the exercise price of the option controlled by Mr. Holbrook to purchase 3,571 shares of the Company stock at $3.50 a share and the exercise price of the warrant controlled by Mr. Holbrook to purchase 16,811 shares of the Company stock at $5.00 a share were each reduced to $0.40 a share and the exercise price of the warrant held by Mr. Brackenridge to purchase 866 shares of the Company stock at $5.00 was reduced to $0.40. The Company is attempting to obtain an additional $250,000 on similar terms.

NOTE 6 - PROBABLE MERGER...On October 27, 1997, the Company entered into a letter of intent with Electro Catheter Corporation, Inc (Electro), a New Jersey corporation, to effect a merger of a wholly-owned subsidiary of the Company ("Sub"), into and with Electro (the "Merger") as a result of which Electro will become a wholly-owned subsidiary of the Company.

To effectuate the Merger, the Company, Electro and Sub executed an Agreement and Plan of Reorganization dated January 20, 1998, as amended by a First Amendment to Agreement and Plan of Reorganization, dated May 5, 1998 and a Second Amendment to Agreement and Plan of Reorganization, dated August 7, 1998 (collectively, the "Merger Agreement"). Simultaneously with the Merger, the Company will reorganize into a holding company structure, whereby the Company will become a direct wholly-owned subsidiary of Catheter Technology Group, Inc., a Delaware corporation and a holding company ("CTG"). The stockholders of the Company will become stockholders of CTG and will continue to hold their shares of common stock without any change in number, designation, terms or rights. The structure of the transaction contemplates that upon effectiveness of the Merger, holders of Electro's common stock, $.10 par value per share ("Electro Common Stock"), will receive one-fifth of a share of common stock, $.10 par value, of CTG for each share of Electro Common Stock held. No fractional shares will be issued in the Merger.

Consummation of the Merger and transactions contemplated thereby are subject to the satisfaction of certain conditions, including, among other things: (i) The approval and adoption of the Merger Agreement and the Merger by the stockholders of Electro; and (ii) the registration under the Securities Act of 1933, as amended, and all applicable state securities laws, of the shares of Cardiac Common Stock to be issued pursuant to the Merger.

Electro is based in Rahway, New Jersey, and is engaged in the business of the design, development, manufacture, marketing and sale of catheters and related devices utilized in connection with illnesses of the heart and circulatory system. The Company believes the Merger may allow certain efficiencies to improve operating performance and that the broader product line may provide for a more effective marketing and distribution process. There can be no assurance, however, that consummation of the Merger will occur, or that if it does, it will yield positive operating results in the future.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Cardiac Control Systems, Inc.

We have audited the accompanying balance sheet of Cardiac Control Systems, Inc. as of March 31, 1998 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardiac Control Systems, Inc. as of March 31, 1998 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced significant operating losses and has an accumulated deficit at March 31, 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                /s/ BDO SEIDMAN, LLP
                                BDO Seidman, LLP

Orlando, Florida
June 15, 1998

                          CARDIAC CONTROL SYSTEMS, INC.

                                  BALANCE SHEET

----------------------------------------------------------------------------
                                                              MARCH 31, 1998
----------------------------------------------------------------------------
ASSETS

CURRENT:
       Cash and cash equivalents.............................    $ 21,412
       Accounts receivable, net (Note 3).....................     673,673
       Inventories (Note 4)..................................   1,423,697
       Prepaid expenses......................................     207,563
----------------------------------------------------------------------------
              TOTAL CURRENT ASSETS...........................   2,326,345
----------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT NET (NOTES 5 AND 7)............   1,974,096
----------------------------------------------------------------------------

OTHER ASSETS:
       Deferred financing costs, less accumulated
         amortization of $238,248 (Note 8)...................     460,200
       Deferred license fees, less accumulated
         amortization of $43,333.............................     156,667
       Deferred merger costs (Note 13).......................     320,450
       Other  ...............................................      79,220
----------------------------------------------------------------------------
              TOTAL OTHER ASSETS.............................   1,016,537
----------------------------------------------------------------------------
                                                               $5,316,978
----------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.

                          CARDIAC CONTROL SYSTEMS, INC.

                                  BALANCE SHEET

--------------------------------------------------------------------------------
                                                                 MARCH 31, 1998
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable........................................... $1,028,440
       Due to related party (Note 6)..............................    106,000
       Accrued compensation.......................................    257,912
       Accrued royalties (Note 11)                                    226,906
       Other accrued expenses.....................................     48,372
       Deposits payable...........................................    352,482
       Current portion of long-term debt (Note 7).................  1,021,682
--------------------------------------------------------------------------------
              TOTAL CURRENT LIABILITIES...........................  3,041,794

       LONG-TERM DEBT, LESS CURRENT PORTION (NOTE 7)..............  1,491,720
       OTHER LIABILITIES..........................................     82,720
--------------------------------------------------------------------------------
              TOTAL LIABILITIES...................................  4,616,234
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

STOCKHOLDERS' EQUITY (NOTES 7 AND 8):
       Common stock, $.10 par value, 30,000,000 shares authorized,
          2,648,739 shares issued ................................    264,874
       Additional paid-in capital................................. 22,350,756
       Accumulated deficit........................................(21,901,927)
       Cumulative translation adjustment..........................    (12,959)
--------------------------------------------------------------------------------
              TOTAL STOCKHOLDERS' EQUITY..........................    700,744
--------------------------------------------------------------------------------
                                                                   $5,316,978
--------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.

                          CARDIAC CONTROL SYSTEMS, INC.

                          STATEMENTS OF OPERATIONS AND
                               ACCUMULATED DEFICIT

-----------------------------------------------------------------------------
YEAR ENDED MARCH 31,                                     1998        1997
-----------------------------------------------------------------------------

REVENUE:
    Sales (Note 10).................................  $3,823,059  $4,201,047
    Royalty income..................................   2,063,250   2,394,250
-----------------------------------------------------------------------------
         Total revenue..............................   5,886,309   6,595,297
-----------------------------------------------------------------------------
COSTS AND EXPENSES:
    Cost of products sold...........................   2,339,973   2,378,743
    Selling, general and administrative expenses....   2,496,818   3,013,724
    Engineering, research and development expenses..   1,775,917   1,778,294
-----------------------------------------------------------------------------
         Total cost and expenses....................   6,612,708   7,170,761
-----------------------------------------------------------------------------

OPERATING INCOME (LOSS).............................    (726,399)   (575,464)
-----------------------------------------------------------------------------

OTHER INCOME (EXPENSES):
    Interest income.................................       9,697      17,432
    Interest expense................................    (523,949)   (490,508)
    Other income....................................         941     167,300
-----------------------------------------------------------------------------
         Total other income (expenses)..............    (513,311)   (305,776)
-----------------------------------------------------------------------------

NET LOSS                                              (1,239,710)   (881,240)
-----------------------------------------------------------------------------

NET INCOME (LOSS) PER COMMON SHARE -BASIC...........       $(.47)      $(.34)
-----------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING   2,636,954   2,585,212
-----------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.


                          CARDIAC CONTROL SYSTEMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        COMMON STOCK
                                   --------------------        ADDITIONAL                                       CUMULATIVE
                                    NUMBER         PAR          PAID-IN       TREASURY        ACCUMULATED       TRANSLATION
                                   OF SHARES      VALUE         CAPITAL         STOCK           DEFICIT         ADJUSTMENT
--------------------------------- ------------ ------------- -------------- -------------- ------------------ ----------------
BALANCE, March 31, 1996              2,532,942   $253,294     $21,857,388   $   (10,938)      $(19,780,977)          $     -
Common shares issued, net of
  costs of $8,968                       91,428      9,143         296,889             -                 -                 -
Stock warrants issued                        -          -         152,376             -                 -                 -
Acquisition of treasury stock                -          -               -        (5,000)                -
Retirement of treasury stock            (4,999)      (500)        (15,438)       15,938                 -
Translation adjustment                       -          -               -             -                 -            (7,055)
Net loss                                     -          -               -             -          (881,240)                -
--------------------------------- ------------ ------------- -------------- -------------- ------------------ ----------------

BALANCE, March 31, 1997              2,619,371    261,937      22,291,215             -       (20,662,217)           (7,055)
Common shares issued                    29,368      2,937          39,991             -                 -                 -
Stock warrants issued                        -          -          19,550             -                 -                 -
Translation adjustment                       -          -               -             -                 -          $ (5,904)
Net loss                                     -          -               -             -        (1,239,710)                -
--------------------------------- ------------ ------------- -------------- -------------- ------------------ ----------------

BALANCE, March 31, 1998              2,648,739   $264,874     $22,350,756     $       -      $(21,901,927)         $(12,959)
--------------------------------- ------------ ------------- -------------- -------------- ------------------ ----------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.


                          CARDIAC CONTROL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------
YEAR ENDED MARCH 31,                                                                              1998           1997
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)........................................................................$(1,239,710)       $(881,240)
    Adjustment to reconcile net income (loss) to net cash provided by (used for)
      operating activities:
       Depreciation and amortization.........................................................    506,675          551,225
       Gain on fixed asset disposals.........................................................    (12,935)         (12,957)
       Stock issued for payment of director's fees...........................................     34,000                -
       Stock issued for payment of consulting fees...........................................      8,928                -
       Cash provided by (used for):
           Accounts receivable...............................................................    279,169          382,515
           Inventories.......................................................................     95,941          514,807
           Prepaid expenses..................................................................     48,549         (192,039)
           Other assets......................................................................    (10,811)         (50,588)
           Accounts payable..................................................................    200,197          327,535
           Due to related parties............................................................    106,000                -
           Accrued expenses..................................................................    (36,648)         (13,957)
           Deposits payable..................................................................    (40,150)        (126,962)
           Other liabilities.................................................................     12,046         (112,717)
           Deferred royalties................................................................          -         (328,250)
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used for) operating activities ........................................    (48,749)          57,372
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property, plant and equipment................................................   (471,992)        (544,628)
    Deferred merger costs....................................................................   (320,450)               -
    Proceeds from sale of equipment..........................................................     29,458           22,633
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used for) investing activities ........................................   (762,984)        (521,995)
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock and stock warrants, net of issuance costs.........          -          301,032
    Deferred financing costs.................................................................   (254,878)         (99,149)
    Net borrowings on line of credit.........................................................    775,798                -
    Proceeds from long-term debt.............................................................    463,149          163,253
    Repayments of long-term debt.............................................................   (330,483)        (875,174)
----------------------------------------------------------------------------------------------------------------------------

Net cash provided by (used for) financing activities.........................................    653,586         (510,038)
----------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES IN CASH......................................................     (5,904)          (7,055)
----------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........................................   (164,051)        (981,716)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR................................................    185,463        1,167,179
CASH AND CASH EQUIVALENTS - END OF YEAR......................................................    $21,412         $185,463
----------------------------------------------------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.


                          CARDIAC CONTROL SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------------------
YEAR ENDED MARCH 31,                                                                              1998           1997
----------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid during the year............................................................   $317,356         $283,676

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    Deferred financing costs incurred by issuance of stock warrants..........................   $      -         $ 81,000
    Treasury stock acquired for reinstatement of accounts payable............................          -            5,000
    Reduction in accounts payable in exchange for common stock...............................          -            5,000
    Accounts payable incurred for costs of license fees......................................          -          200,000
    Debt discount incurred by issuance of stock warrants.....................................     19,550           71,376
    Debt incurred for purchase of property and equipment.....................................          -           15,345

----------------------------------------------------------------------------------------------------------------------------

      SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES
                            TO FINANCIAL STATEMENTS.

                          CARDIAC CONTROL SYSTEMS, INC.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


INVENTORIES                Inventories are stated at the lower of cost or
                           market. Cost is determined by the first-in, first-out
                           (FIFO) method for raw material and supply inventories. Cost of work-in-process and finished goods inventories is determined based upon standard cost, which approximates cost on a FIFO basis.

PROPERTY, PLANT
AND EQUIPMENT              Property, plant and equipment are stated at cost.
                           Additions,improvements and expenditures that significantly extend the useful life of an asset are capitalized.

                           Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation and amortization are provided on the straight-line method for financial reporting purposes and accelerated methods for tax purposes over the estimated useful lives of the assets as follows:

                               Building and building improvements           10    -    30 years
                               Land improvements                                       20 years
                               Machinery and equipment                       5    -     6 years
                               Office equipment and furniture and fixtures   5    -    10 years
                               Vehicles                                      3    -     5 years
                               Ancillary equipment                                      2 years

DEFERRED                   Deferred financing costs related to a mortgage
COSTS                      note payable and other loan agreements are
AND FEES                   capitalized and amortized over the term of the
                           loans (see Note 7). Deferred license fees related to a license to distribute products in Japan are capitalized and amortized over five years, the life of the license. Deferred merger costs relate to the proposed merger with Electro and will be a cost of the transaction when the merger occurs or charged to operations if the merger does not occur (see Note
                           13).

IMPAIRMENT OF LONG-LIVED   The Company evaluates impairment of long-lived
ASSETS                     assets in accordance with Statement of
                           Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," (SFAS 121).
                           SFAS 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

TRANSLATION OF             The financial statements of the non-U.S. division
FOREIGN CURRENCY           are translated into U.S. dollars as follows: all
                           assets and liabilities at the year-end exchange rate and revenue and expenses at the average exchange rate. Adjustments resulting from the translation of financial statements are reflected as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in income currently and were not significant for the years ended March 31, 1998 and 1997.

REVENUE                    Sales revenue and cost of sales are recognized as
RECOGNITION                products are shipped and title passes, unless the
                           buyer has a right to return the products. Sales revenue and cost of sales attributable to shipments that the buyer has the right to return are recognized when the return privilege has expired, usually upon resale (implant) of the products.

                           Pursuant to a license agreement with a third-party distributor, the Company recognizes royalty income as leads are sold by the distributor.

ENGINEERING,               The Company capitalizes the cost of materials and
RESEARCH AND               equipment acquired or constructed for research and
DEVELOPMENT COSTS          development activities that have alternative
                           future uses. All other costs incurred for the purpose of product research, design, and development are charged to operations as incurred. Research and development costs included in engineering, research and development expenses on the statements of operations for the years ended March 31, 1998 and 1997 approximate $975,100 and $1,086,800, respectively.

INCOME TAXES               The Company accounts for income taxes in accordance
                           with Statement of Financial Accounting Standards No.
                           109, "Accounting for Income Taxes" ("FAS 109"). FAS
                           109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

LOSS PER
COMMON SHARE               Loss per share is based upon the weighted average
                           number of common shares outstanding during each period. Potential common shares have not been included since their effect would be anti-dilutive.
                           Potential common shares include 397,475 stock options and 465,965 warrants.

                           In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share," (FAS 128), which is effective for financial statements issued for periods ending after December 15, 1997. FAS 128 simplifies the standards for computing earnings per share and makes them comparable to international earnings per share standards. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. Adoption of this statement did not have a material effect on the Company's reported loss per share amounts.

FAIR VALUE OF              Statement of Financial Accounting Standards No. 107,
FINANCIAL                  "Disclosures about Fair Value of Financial
INSTRUMENTS                Instruments," requires disclosure of fair value
                           information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 1998.

                           The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and deposits payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's long-term debt is estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

USE OF
ESTIMATES                  The preparation of financial statements in conformity
                           with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT                     In June 1997, the Financial Accounting Standards
ACCOUNTING                 Board issued Statement of Financial Accounting
PRONOUNCEMENT              Standards No. 130, "Reporting Comprehensive Income"
                           (FAS 130), and No. 131, "Disclosure about Segments of an Enterprise and Related Information" (FAS 131). FAS
                           130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. Both FAS
                           130 and FAS 131 are effective for periods beginning after December 15, 1997. The Company has not determined the impact that the adoption of these new accounting standards will have on its future financial statements and disclosures.

RECLASSIFICATIONS          Certain reclassifications have been made to the
                           financial statements previously reported for the year ended March 31, 1997 to conform with classifications used in the financial statements for the year ended
                           March 31, 1998.

                          CARDIAC CONTROL SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   NATURE OF             Cardiac  Control  Systems,  Inc. (the  "Company")
     OPERATIONS            was  incorporated  in June 1980 as a Delaware
                           Corporation. The Company is engaged in the design, development, manufacture and marketing of implantable cardiac pacemaker systems, consisting of implantable pacemakers, connecting electrode leads and devices used for programming and monitoring the pacemaker systems. The Company commenced its principal business operations during the year ended March 31, 1986 after the commercial release of its initial single-chamber pacemaker system. The Company has received clearance from the United States Food and Drug Administration
                           (the "FDA") to commercially distribute and market a line of the Company's pacemaker systems.

                           In August 1996, the Company formed a division in Tokyo, Japan to distribute and market the Company's products in Japan. The Company has obtained the appropriate licensing for the sale of several of its products in Japan.

2.   GOING CONCERN AND     As  shown in the accompanying financial statements,
     MANAGEMENT'S PLANS    the Company has experienced significant losses which
                           have resulted in an accumulated deficit of $21,901,927. The Company has also experienced severe cash flow shortages which have resulted in a decrease in operating activity and have caused the Company to significantly reduce its labor force. In addition, royalties of $2,063,250 and $2,394,250 during fiscal
                           1998 and 1997, respectively, received under a license agreement ceased in January 1998. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                           The Company has executed a letter of intent to merge with Electro-Catheter Corporation (see Note 13). It is believed that as a result of this merger, the combined entity will be able to generate significant volume and cost savings, allowing the realization of profitable operations and positive cash flow within a 12- to 18-month period post completion of the merger. It is also believed that this merger will also provide the vehicle and opportunity for additional acquisitions of like companies, further building critical mass and enhancing growth potential.

                           As a condition of this merger, the Company is planning to raise a minimum of $4 million in a combination of debt and equity. This capital will be utilized to fund the ongoing operations of the two companies, as well as the research and development of new technologies. Management believes that such financing will occur and that sufficient funds will be provided to overcome its financial difficulties. However, no assurances can be given that the Company will be successful in obtaining financing and completing the merger, and if the Company is unable to obtain adequate financing, there remains substantial doubt concerning the Company's ability to continue as a going concern.

3. ACCOUNTS RECEIVABLE     Accounts receivable at March 31, 1998 are summarized
                           as follows:

                           Trade accounts receivable            $     677,281
                           Other accounts receivable                    2,265
                                                                -------------
                                                                      679,546

                           Allowance for doubtful accounts             (5,873)
                                                                -------------
                                                                $     673,673
                                                                =============

4.   INVENTORIES           Inventories at March 31, 1998 consist of the
                           following:

                           Raw materials and supplies            $     859,836
                           Work-in-process                             315,643
                           Finished goods                              285,166
                                                                 -------------
                                                                     1,460,645

                           Reserve for obsolescence                    (36,948)
                                                                 -------------
                                                                 $   1,423,697
                                                                 =============

                           Finished goods inventories include approximately $192,000 of products consigned to customers and independent sales representatives at March 31, 1998.

5.   PROPERTY, PLANT AND   Components of property, plant and equipment at
     EQUIPMENT             March 31, 1998 are as follows:

                           Land                                   $    123,300
                           Building and building improvements        1,788,251
                           Land improvements                            29,450
                           Machinery and equipment                   1,147,277
                           Office equipment                            559,593
                           Furniture and fixtures                      149,620
                           Ancillary equipment                       1,250,743
                           Construction in progress (estimated costs
                             to complete $300,000)                     577,620
                                                                  ------------
                                                                     5,625,854

                           Accumulated depreciation                 (3,651,758)
                                                                  ------------
                                                                  $  1,974,096
                                                                  ============

                           Depreciation expense for the years ended March 31, 1998 and 1997 was $268,697 and $310,797, respectively.

6.   RELATED PARTY
     TRANSACTIONS          As of March 31, 1998, $106,000 was due to an
                           affiliate owned by a director of the Company for consulting services provided to the Company during fiscal 1998.

                           During the year ended March 31, 1998, the Company repaid in full $200,983 of advances from the Chairman of the Board and President of the Company under certain promissory notes.

7.   LONG-TERM DEBT        Long-term debt consists of the following at March 31,
                           1998:

                              Sirrom mortgage note, net of discount (see note below)           $   1,480,450
                              CBC line of credit (see note below)                                    775,798
                              CBC term note (see note below)                                         237,500
                              Other                                                                   19,654

                                                                                                   2,513,402

                              Less current portion                                                (1,021,682)
                                                                                               -------------
                              Total                                                            $   1,491,720
                                                                                               =============

                           Aggregate maturities of long-term debt over future years are as follows:

                              1999                               $   1,021,682
                              2000                                   1,485,642
                              2001                                       3,539
                              2002                                       2,539
                                                                 -------------
                                                                 $   2,513,402
                                                                 =============
                           SIRROM

                           On March 31, 1995, the Company entered into a Loan and Security Agreement (the "Loan Agreement") with Sirrom Capital Corporation ("Sirrom") and executed a $1,500,000 secured promissory note. Interest on the note is payable monthly at 13.5% and principal is due on March 31, 2000. The note is secured by a first mortgage lien on all the Company's real and personal property, excluding inventory and accounts receivable, but including general intangibles such as its patents and royalties. The Loan Agreement restricts the Company from incurring additional indebtedness in excess of $200,000 annually without the lender's consent. In addition, the Company must give the lender advance notice of certain events, such as dividend payments, certain new stock issues, reorganizations, and merger or sale of substantially all assets.

                           In connection with the Loan Agreement, the Company originally granted the lender warrants to purchase 100,000 shares of the Company's common stock at $.01 per share. An additional 50,000 warrants to purchase shares of common stock at $.01 per share will be granted to the lender upon each anniversary date, beginning March 31, 1997 through March 31, 1999, that any amount owed to Sirrom shall be outstanding. On March 31, 1997 and 1998, the Company granted Sirrom 50,000 additional warrants pursuant to this agreement. The Company recorded $279,000 (100,000 shares) in fiscal 1995, $71,376 (50,000 shares) in fiscal 1997 and $19,550 (50,000 shares) in fiscal 1998 as a debt discount with the offset to additional paid-in capital, representing the difference between the estimated fair market value of the underlying stock at the date of grant and $.01 per share (see
                           Note 8). This has resulted in an effective interest rate of approximately 24% on the Sirrom debt. The Sirrom note includes an unamortized debt discount of $19,550 at March 31, 1998.

                           CBC

                           On June 13, 1997, the Company entered into a Loan Agreement ("Agreement") with Coast Business Credit ("CBC") for a maximum borrowing of $3.5 million, which includes a line of credit up to $2.7 million, a $500,000 Subline for capital expenditures ("CAPEX"), which was unused at March 31, 1998, and a $300,000 Term Loan. The maximum borrowing base available under the line of credit is based upon eligible receivables and inventory as defined in the Agreement. The maturity date for the Agreement is June 30, 2000. The CAPEX and the term loan are based upon a 48-month amortization period. The interest rate on the line of credit is equal to the prime rate plus 2% (10.5% at March 31, 1998), and the interest rate for the Term Loan and the CAPEX Subline is equal to the prime rate plus 2.25% (10.75% at March 31, 1998). Borrowings under the Agreement are collateralized by a first security interest in substantially all of the assets of the Company. The agreement also contains a minimum tangible net worth requirement, of which the Company was in violation as of March 31, 1998. Accordingly, the amounts due under the CBC agreement as of March 31, 1998 amounting to $1,013,298 have been classified as current. In addition, CBC was granted a warrant to purchase 37,500 shares of stock at $4 per share, expiring June 30, 2002.

                           In conjunction with the Agreement, Company obtained an Intercreditor and Subordination Agreement between CBC and Sirrom. This agreement provided that Sirrom subordinate its first security interest in the Company's real estate to CBC limited however to $500,000 secured by the Sirrom mortgage. As consideration for its waiver of its first security interest in the assets of the Company, Sirrom was granted warrants to purchase 50,000 shares of stock at $5 per share, exercisable at any time and expiring five years from the date of the Warrant Agreement.

                           On June 11, 1998, the CBC Loan Agreement was amended to include an additional $250,000 bridge loan bearing interest at prime plus 5% and due on August 31, 1998. The warrant originally granted to CBC to purchase 37,500 shares of stock was also amended. The exercise price was reduced from $4 per share to $.40 per share. In addition, CBC was granted a second warrant to purchase 25,000 shares of stock at $.40 per share. The warrant expires June 30, 2002.

8.   STOCKHOLDERS'         ISSUANCE OF COMMON SHARES
     EQUITY
                           In May 1996, Sirrom purchased 50,000 shares of common stock for $5.00 per share. In June 1996, the Company issued 1,428 shares of common stock as payment for accounts payable of $5,000 to a third party. The accounts payable balance was then reinstated in March
                           1997, in conjunction with the Company's purchase of 1,428 shares of treasury stock.

                           In January 1997, the Company entered into a supply agreement with a major defibrillator manufacturer whereby the Company will be the exclusive outside supplier of a defibrillation lead. The agreement expires in December 1999. In connection with this agreement, the manufacturer paid the Company $200,000 and received 40,000 shares of common stock valued at $60,000, representing the quoted market price of the common shares. The difference between the purchase price and the value assigned to the common stock of $140,000 was recorded as a gain on sale of the technology underlying the supply agreement included in other income.

                           During the year ended March 31, 1998, the Company issued 23,654 shares of common stock as payment of directors' fees, which were valued at $34,000 and 5,714 shares of common stock as payment for consulting services which were valued at $8,928.

                           STOCK OPTION PLAN

                           On September 9, 1987, the Company's Board of
                           Directors adopted the 1987 Non-Qualified Stock Option Plan (the "1987 Plan"). On February 7, 1992, the Company's Board of Directors adopted the 1992 Non-Qualified Stock Option Plan (the "1992 Plan"). In fiscal 1995, the Company combined the 1987 Plan and the 1992 Plan. This Plan provides the Board of Directors with the authority to grant officers, directors, and employees of the Company non-qualified options to purchase up to a maximum of 400,000 shares of the Company's common stock. Options granted under the Plan expire five years after the date the options are granted or upon termination of employment.

                           The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options issued to employees. Accordingly, no compensation cost has been recognized for options granted to employees at exercise prices which equal or exceed the market price of the Company's common stock at the date of grant. Options granted at exercise prices below market prices are recognized as compensation cost measured as the difference between market price and exercise price at the date of grant.

                           Statement of Financial Accounting Standards No. 123 (FAS 123) "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's employee stock options had been determined in accordance with the fair value based method prescribed in FAS 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively: no dividend yield for both years, an expected life of five years for both years, expected volatility of 60% and 44% and risk-free interest rates of 6.6% and 6.4%.

                           Under the accounting provisions of FAS 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                  1998                1997

                           NET LOSS
                             As reported     $  (1,239,710)       $  (881,240)
                             Pro forma          (1,264,723)          (952,300)

                           LOSS PER SHARE

                             As reported     $        (.47)       $      (.34)
                             Pro forma                (.48)              (.37)

A summary of the status of options under this plan as of March 31, 1998 and 1997 and changes during the years ending on those dates are presented below:

                                                    1998                                       1997
                                    -------------------------------------        ------------------------------
                                                        WEIGHTED-AVERAGE                       WEIGHTED-AVERAGE
                                          SHARES        EXERCISE PRICE               SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------
Balance at beginning of year             309,969            $    3.72               305,186        $     4.02
  Granted                                 88,500                 1.04                84,429              3.50
  Forfeited or expired                   (24,542)                5.25               (79,646)             4.55
                                    ------------            ---------            ----------        ----------

Balance at end of year                   373,927            $    2.93               309,969        $     3.72
                                    ============            =========            ==========        ==========


Options exercisable at year end          350,617            $    2.89               244,658        $     3.69

Options granted during the year
 at exercise prices which exceed
 market price of stock at date of
 grant:

    Weighted average exercise price       88,500            $    1.04                74,429        $     3.50
    Weighted average fair value           88,500                  .47                74,429               .73

Options granted during the year at
 exercise prices which equal market
 price of stock at date of grant:

    Weighted average exercise price            -            $      -                 10,000        $     3.50
    Weighted average fair value                -                   -                 10,000              1.66


The following table summarizes information about fixed stock options at March 31, 1998:

                                           OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
                        --------------------------------------------------------    -------------------------------------
                            NUMBER                                                      NUMBER
RANGE OF                OUTSTANDING AT     WEIGHTED-AVERAGE     WEIGHTED-AVERAGE    EXERCISABLE AT    WEIGHTED-AVERAGE
EXERCISE PRICES         MARCH 31, 1998         REMAINING        CONTRACTUAL LIFE    EXERCISE PRICE     MARCH 31, 1998
---------------------- ------------------ -------------------- -------------------- ---------------- --------------------
$1.00                        87,000            4.1 YEARS            $    1.00            87,000           $    1.00
$3.50 TO 3.63               286,927            2.1 YEARS                 3.52           263,617                3.52
                            -------                                                     -------

                            373,927                                                     350,617
                            =======                                                     =======


                           NON-PLAN STOCK OPTIONS

                           The Company has granted options to independent sales representatives, Board of Directors and others. The total number of non-plan stock options outstanding at March 31, 1998 and 1997 were 23,548 and 31,406, respectively. The total number of exercisable non-plan stock options at March 31, 1998 and 1997 were 21,548 and 24,073, respectively. The exercise price for these options range from $.40 to $10.50 per share. These options are exercisable over five-year periods and expire five years from the date of grant. The value of these options was not material, and accordingly, no compensation cost has been recognized by the Company.

                           COMMON STOCK PURCHASE WARRANTS

                           Common stock purchase warrants outstanding at March 31, 1998 are as follows:

                                                                     NUMBER OF        EXERCISE
                                                                     UNDERLYING       PRICE           EXPIRATION
                                                                     SHARES           PER SHARE       DATE
                           -------------------------------------------------------------------------------------
                              Converted debenture holders                100,000      $    5.00        3/31/99
                              Sirrom (Note 7)                            200,000      $     .01        3/31/00
                              Sirrom (see note below)                     50,000      $     .01       10/18/00
                              Sirrom (Note 7)                             50,000      $    5.00         6/6/02
                              Coast Business Credit (Note 7)              37,500      $    4.00        6/30/02
                              Employees                                    3,465      $     .18        8/21/02
                              Grupo Taper (see note below)                25,000      $     .80         8/5/07

                           -------------------------------------------------------------------------------------

                           All of the above warrants were exercisable at March 31, 1998, except for Grupo Taper, of which 25,000 are unexercisable. The warrants issued to Grupo Taper become exercisable according to the following schedule: (i) 50,000 shares shall be exercisable one year after the Company achieves ISO and CE approval if the Distribution Agreement is still in force and if Grupo has achieved at least 60% of its forecasted sales commitment; (ii) 25,000 shares shall be exercisable after December 20, 1997 if the Distribution Agreement is in force and Grupo has achieved 60% of its forecasted sales commitment for the year ended December 20, 1997; and (iii) 25,000 shares shall be exercisable after December 20, 1998 if the Distribution Agreement is in force and if Grupo has achieved its forecasted sales commitment over the two-year period ending December 20, 1998. Certain of the above warrants contain "piggy-back" registration rights and anti-dilution provisions.

                           The Company granted Sirrom 25,000 warrants in October 1995 and 25,000 in May 1996 at an exercise price of $.01 per share. These warrants were issued under an agreement whereby Sirrom gave up a first security interest as a result of the issuance of a note payable. The Company recorded $81,000 during the year ended March 31, 1997 as deferred financing costs and additional paid-in capital, representing the difference between the estimated fair market value of the underlying stock at the date of grant and $.01 per share.

                           COMMON STOCK RESERVED

                           The aggregate number of shares of the Company's common stock reserved for future issuance at March 31, 1998 is summarized as follows:

                           Common stock options:
                             1987/1992 Stock Option Plan          396,407
                             Non-plan                              31,318

                           Common stock purchase warrants:
                             Sirrom Capital Corporation           300,000
                             Grupo Taper                           25,000
                             Converted debenture holders          100,000
                             Coast Business Credit                 37,500
                             Employees                              3,465
                             Directors' compensation               69,765
                                                                  -------
                                                                  963,455
                                                                  -------
9.  INCOME TAXES           Significant components of the Company's deferred
                           income tax assets and liabilities at March 31, 1998 are as follows:

                           Deferred tax assets:

                            Accrued liabilities                    $    99,000
                            Net operating loss carryforwards         6,785,000
                            Inventory                                  148,000
                            Amortization                                42,000
                            Other                                        3,000

                            Gross deferred tax assets                7,077,000

                            Deferred tax liability - depreciation     (409,000)
                            Valuation allowance                     (6,668,000)

                            Net deferred taxes                     $        -


                           The net change in the valuation allowance for deferred tax assets was a decrease of $178,000 in fiscal 1998. As of March 31, 1998, the Company has approximately $18,900,000 of tax net operating loss carryforwards (NOLs) available that expire from 1998 through 2011. The tax benefit of these losses of approximately $6,426,000 has been offset by a valuation allowance sufficient to reduce the deferred tax asset to an amount management believes is more likely than not to be realized.

                           The provision for income taxes differs from the amounts computed by applying the Federal statutory rates to loss before taxes due to the following:

                                                                             1998                1997
                              ------------------------------------------------------------------------------------
                              Provisions for Federal income taxes
                                    at the statutory rate                    (34.0%)           (34.0%)
                              Loss producing no current tax benefit           34.0%             34.0%
                              ------------------------------------------------------------------------------------
                              Taxes on income                                  -                 -
                              ====================================================================================

10.   SEGMENT DATA
      AND SIGNIFICANT
      CUSTOMERS            The Company operates in a single industry segment,
                           that of providing implantable medical products to the health care industry. During the years ended March
                           31, 1998 and 1997, the Company exported its products to European, Japanese and Asian distributors and exported components and assemblies to certain
                           European manufacturers. Sales by geographic area for the years ended March 31, 1998 and 1997 are as follows:

                             GEOGRAPHIC AREA        1998              1997

                             United States       $ 3,047,963     $  3,486,511
                             Europe                  605,440          626,508
                             Japan/Asia              169,656           88,028
                                                  ----------     ------------

                                                 $ 3,823,059     $  4,201,047
                                                  ===========    =============

                           The Company's products are primarily distributed through independent sales representatives in the United States. During the year ended March 31, 1998, two of the Company's independent sales representatives each accounted for in excess of 10% of the Company's sales and in the aggregate accounted for $897,492 (23%) of the Company's sales. During the year ended March 31, 1997, two of the Company's independent sales representatives each accounted for in excess of 10% of the Company's sales and in the aggregate accounted for $892,279 (21%) of the Company's sales.

                           Further, pursuant to an electrode lead Supply Agreement with Intermedics Inc., the Company sold $1,095,076 and $1,954,408 of product to Intermedics Inc. for the years ended March 31, 1998 and 1997, respectively, which accounted for 29% and 47% of the Company's sales.

11.   COMMITMENTS AND      PATENT LICENSING AGREEMENTS
      CONTINGENCIES

                           Effective July 1, 1986, the Company renegotiated its exclusive license to a patented electrode-wire coating system that was originally acquired by the Company on July 1, 1981. The modified license agreement requires the payment of royalties equal to a percentage of sales of products manufactured using the patented technology. The license became non-exclusive on July 1, 1994. The term of the license agreement expires upon the expiration date of the patent, July, 2009. Royalty expense under the terms of the agreement for the years ended March 31, 1998 and 1997 was $39,564 and $62,655 respectively.
                           Further, on March 29, 1993, the licensor executed a sublicense agreement with the Company, enabling an unrelated company to manufacture the licensed product.

                           PURCHASE OBLIGATIONS

                           During the year ended March 31, 1989, the Company entered into an agreement for the procurement of hybrid microelectronic circuits. The development of circuits for the Company's atrial-controlled ventricular and single-chamber pacing products was completed in fiscal 1992. Development of the circuits for the Company's dual-chamber devices was completed in fiscal 1993. As of March 31, 1998, the Company's future maximum purchase obligation approximated $629,000.

                           During the year ended March 31, 1990, the Company entered into an agreement for the procurement of integrated circuits. The development of these circuits was completed in fiscal 1992. As of March 31, 1998, the Company's future maximum purchase obligation approximated $235,000, of which approximately $165,000 has been prepaid by the Company.

                           LEGAL PROCEEDINGS

                           The Company is party to various legal proceedings arising in the normal conduct of business. Management believes that the final outcome of these proceedings will not have a material adverse effect upon the Company's financial position or results of operations.

12.   SUBSEQUENT           During April 1998, the Company issued $300,000 of 8%
      EVENT                convertible debentures. Interest is payable in cash
                           or stock, or a combination thereof, on each April 30 and October 31 commencing October 31, 1998 and ending
                           April 24, 2003, at which time all outstanding principal and interest is due. The debentures are convertible from April 24, 1998 through the day immediately prior to the maturity date at a rate of one share of common stock for each $.40 of outstanding principal. The conversion price is adjustable upon the occurrence of certain events.

13.   PROPOSED MERGER      In October 1997, the Company executed a letter of
                           intent to merge with Electro-Catheter Corporation
                           ("Electro"), wherein CCS Subsidiary, Inc. ("Sub") a newly-formed New Jersey corporation and wholly-owned subsidiary of the Company will merge into Electro pursuant to an Agreement and Plan of Reorganization among the Company, Electro and Sub. If the merger is consummated, of which there can be no assurance, the separate corporate existence of Sub will cease and Electro will become a wholly-owned subsidiary of the Company. Simultaneously with the merger, the Company will reorganize into a holding company structure, whereby the Company will become a direct, wholly-owned subsidiary of Catheter Technology Group, a Delaware corporation and a holding company ("CTG").
                           The stockholders of the Company will become stockholders of CTG and will continue to hold their shares of capital stock without any change in number, designation, terms or rights. Pursuant to the merger, each outstanding share of Electro common stock will be converted into the right to receive one share of common stock, $.10 par value, of CTG. The proposed merger will result in the reverse acquisition by Electro stockholders of CTG due to the fact that the number of shares of CTG common stock to be issued to Electro's current stockholders will represent approximately 55% of the outstanding CTG common stock.


                          ELECTRO-CATHETER CORPORATION
                      CONDENSED COMPARATIVE BALANCE SHEETS
                        MAY 31, 1998 AND AUGUST 31, 1997
                                   (UNAUDITED)

                                                                   MAY 31,       AUGUST 31,
                           ASSETS                                   1998            1997
                                                               ------------    ------------
Current assets:

     Cash and cash equivalents                                 $       --            98,127
     Accounts receivable, net                                       759,133         988,859
     Inventories

         Finished goods                                             447,388         481,660
         Work-in-process                                            575,201         490,621
         Materials and supplies                                     310,497         270,086
                                                               ------------    ------------

     Total inventories                                            1,333,086       1,242,367
         Prepaid expenses and other current assets                   64,885         168,781
                                                               ------------    ------------

     Total current assets                                         2,157,104       2,498,134

     Property, plant and equipment, net                             684,002         777,663
     Other assets, net                                              276,238          97,275
                                                               ------------    ------------

     Total assets                                                 3,117,344       3,373,072
                                                               ============    ============

LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities:
     Current installments of subordinated debentures due to         225,000            --
         T Partnership
     Current installments of capitalized lease obligations           65,629          50,734
     Accounts payable and accrued expenses                        1,382,143       1,045,406
     Accrued litigation expenses                                    288,400         443,820
                                                               ------------    ------------

Total current liabilities                                         1,961,172       1,539,960

Subordinated debentures due to T Partnership, excluding           1,922,125       1,747,125
     current installments
Capitalized lease obligation, excluding current installments        219,285         222,277
                                                               ------------    ------------

Total liabilities                                                 4,102,582       3,509,362
                                                               ------------    ------------

Stockholders' deficiency:
     Common stock                                                   639,039         638,361
     Additional paid-in capital                                  10,683,491      10,682,008
     Accumulated deficit                                        (12,307,768)    (11,456,659)
                                                               ------------    ------------

Total stockholders' deficiency                                     (985,238)       (136,290)
                                                               ------------    ------------

Total liabilities and stockholders'  deficiency                $  3,117,344    $  3,373,072
                                                               ============    ============

            SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.


                          ELECTRO-CATHETER CORPORATION
                 CONDENSED COMPARATIVE STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                         MAY 31,                               MAY 31,
                                                 1998                1997               1998               1997
                                                ----------         ----------          ----------         ----------

Net revenues                                    $1,502,537         $1,718,954          $4,152,546         $5,138,259
Cost of goods sold                               1,119,482          1,082,277           2,836,541          2,858,408
                                                ----------         ----------          ----------         ----------

Gross profit                                       383,055            636,677           1,316,005          2,279,851

Operating expenses:

     Selling, general and administrative           409,404            561,074           1,525,871          1,759,889
     Research and development                      118,734            225,198             416,224            672,979
                                                ----------         ----------          ----------         ----------

Operating loss                                    (145,083)          (149,595)           (626,090)          (153,017)

Other expense:

     Interest expense                              (77,607)           (70,073)           (225,019)          (185,562)
                                                ----------         ----------          ----------         ----------

     Net loss                                   $ (222,690)        $ (219,668)         $ (851,109)        $ (338,579)
                                                ==========         ==========          ==========         ==========

Basic and diluted loss per share                    $(0.03)            $(0.03)             $(0.13)            $(0.05)
                                                ==========         ==========          ==========         ==========

Dividends per share                                   None               None                None               None

Weighted average shares outstanding              6,390,389          6,383,611           6,387,000          6,378,661

            SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.


                          ELECTRO-CATHETER CORPORATION
                 CONDENSED COMPARATIVE STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                   NINE MONTHS ENDED
                                                                               MAY 31,             MAY 31,
                                                                                1998                1997
                                                                             ------------      ------------
Cash flows from operating activities:

Net loss                                                                     $   (851,109)     $   (338,579)

Reconciliation of net loss to net cash used in operating activities:
     Depreciation                                                                  95,746           107,658
     Amortization                                                                   6,250             6,250

     Changes in assets and liabilities:
         Decrease in accounts receivable, net                                     229,726          (131,067)
         (Increase) decrease in inventories                                       (90,719)          393,392
         Decrease (increase) in prepaid expenses and other
              current assets                                                      103,896          (174,642)
         (Increase) decrease in other assets                                     (185,213)           14,105
         Decrease in deferred revenues                                                  -          (144,293)
         Increase (decrease) in accounts payable and accrued
              expenses                                                            230,467           163,563
                                                                             ------------      ------------

Net cash used in operating activities                                        $   (460,956)         (103,613)
                                                                             ------------      ------------

Cash flows from investing activities -
     Cash purchases of property, plant and equipment                               (2,085)          (66,756)
                                                                             ------------      ------------

     Net cash used in investing activities                                         (2,085)          (66,756)
                                                                             ------------      ------------

Cash flows from financing activities:
     Proceeds from Stock Purchase Plan                                              2,161             3,682
     Proceeds from loan from T Partnership                                        400,000           100,000
     Reductions of debt and capitalized lease obligations                         (37,247)         (119,384)
                                                                             ------------      ------------

     Net cash (used in) provided by financing activities                          364,914           (15,702)
     Net decrease in cash                                                         (98,127)         (186,071)
Cash at beginning of period                                                        98,127           275,283
                                                                             ------------      ------------

Cash at end of period                                                        $         -0-     $     89,212
                                                                             ============      ============
Interest paid                                                                $    144,413      $    185,561

     Property, plan and equipment acquired under capitalized
         lease obligations                                                   $     49,150      $    196,125

            SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS.

                          ELECTRO-CATHETER CORPORATION

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1  BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position of Electro-Catheter Corporation as of May 31, 1998, the results of operations for the three and nine months ended May 31, 1998 and May 31, 1997 and statements of cash flows for the nine months ended May 31, 1998 and May 31, 1997, but are not necessarily indicative of the results to be expected for the full year.

The financial statements have been prepared in accordance with the requirements of Form 10-Q and consequently do not include disclosures normally made in an Annual Report on Form 10-K. Accordingly, the financial statements included herein should be reviewed in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997.

NOTE 2   OTHER ASSETS

In connection with the proposed merger (see Note 4 to Notes to Condensed Financial Statements), the Company has incurred $174,290 of expenses through May 31,1998. These expenses are included in Other Assets in the accompanying balance sheet at May 31, 1998. Consummation of the merger is subject to, among other things, raising capital. Upon consummation of the merger, these costs will either be included as a cost of the acquisition, charged to additional paid-in capital with equity financing, amortized over the term of any debt or charged to operations if the merger does not occur.

NOTE 3   SUBORDINATED DEBENTURES

In September 1997, in December 1997, in January 1998, and in May 1998, the Company borrowed additional amounts from the T Partnership, in each case in the amount of $100,000, under substantially the same terms and conditions as its previous borrowings, without issuing any additional warrants. Under the current arrangement, the Company is obligated to comply with a financial covenant to be tested on a monthly basis. Non-compliance by the Company with such covenant would allow the T Partnership to declare an event of default and accelerate repayment of indebtedness. The Company is currently in compliance with the covenant. The total indebtedness due to the T Partnership at May 31, 1998 was $2,147,125.

NOTE 4   COMMITMENTS AND CONTINGENCIES

FDA WARNING LETTER

The products developed and manufactured by the Company come under the jurisdiction of the Food and Drug Administration ("FDA") of the United States Department of Health and Human Services. Since the devices manufactured by the Company are intended for "human use", as defined by the FDA, the Company and said devices are subject to FDA regulations, which, among other things, allow for the conduct of routine detailed inspections of device manufacturing establishments and confirmation of adherence to "current good manufacturing practices" ("cGMP") in the manufacture of medical devices.

In February 1997, the FDA conducted an inspection and audit of the Company's facilities and practices as a result of which the FDA issued a Warning Letter regarding non-compliance by the Company with certain cGMPs in the manufacture of its products. Electro-Catheter Corporation communicated with the FDA its intentions to remedy the non-compliance, established a plan and timetable to effectuate such remediation and has diligently worked to take the necessary corrective actions. A subsequent FDA inspection in September 1997, indicated that while substantial progress had been made, not all corrective actions have been completed. The Company is continuing in its efforts to complete such actions and it is Electro-Catheter Corporation's intention to inform the FDA by late September

1998 that it has completed such actions and is ready for reinspection. There can be no assurance, however, that the Company will be ready for such reinspection in September 1998 nor that it will pass any such reinspection when it occurs. While the Company is currently under no restrictions by the FDA regarding the manufacture or sale of its products, the Company is unable to precisely determine the short-term economic impact of instituting the required corrective actions, and there can be no assurance that the FDA will not take further action including seizure of products, injunction and/or civil penalties, if the necessary corrective actions are not completed on a timely basis. At this time, the Company is unable to precisely determine the short-term adverse economic impact which will result from instituting the corrective actions, but the voluntary discontinuation of manufacturing of certain products and the delay in the sale of other products has adversely affected sales by an estimated 10%.

LITIGATION

In September 1997, a Superior Court jury in Middlesex County found the Company liable for age discrimination in connection with its termination of an employee in April 1994. The jury awarded the terminated employee $283,000 plus attorney's fees and expenses and prejudgment interest in the combined amount of approximately $47,990. The Company also incurred legal costs from September 1996 through September 1997 in the amount of approximately $115,665. All of the aforementioned costs were recorded in the financial statements for the year ended August 31, 1997. The Company filed an appeal of the judgment.

Pending the Company's appeal, the plaintiff, in an effort to execute upon the judgment rendered in his favor, levied on certain of the Company's bank accounts, thereby freezing the available funds. Notwithstanding management's belief that the Company had arguments supporting its appeal, management weighed the considerable cash requirements of an appeal bond, the costs of continued efforts relative to the appeal, and the need to vacate the levies to satisfy the Company's immediate cash requirements against the likelihood of prevailing on its appeal and the terms of a possible settlement, and on April 8, 1998, the Company entered into a Settlement Agreement with the plaintiff. Under the key terms of the Settlement Agreement, the matter is deemed settled for the sum of $305,000 payable as follows: (i) by a lump sum payment of $65,000 within five business days of the date of the Settlement Agreement; and (ii) the balance, bearing interest at the rate of 6% per annum, payable in monthly installments of $10,000, plus interest, commencing July 1, 1998. The Settlement Agreement provides that a default in any monthly payment which remains unpaid for a period of ten days allows the plaintiff to declare a default and accelerate the payment of the entire outstanding balance with interest. The Company has made the payments due to date on a timely basis.

MERGER

On January 20, 1998, the Company entered into an Agreement and Plan of Reorganization with Cardiac Control Systems, Inc. ("CCS"), a Delaware corporation located in Palm Coast, Florida, to effect a merger of the two companies targeted toward the development and marketing of advanced specialty electrophysiology products. Currently, the structure of the transaction contemplates the merger of a newly-created, wholly-owned subsidiary of CCS into and with the Company as a result of which the Company shall become a wholly-owned subsidiary of CCS and the stockholders of the Company will become stockholders of Catheter Technology Group, Inc. ("CTG"), a Delaware corporation and parent holding company of CCS, to be formed as part of a restructuring in connection with the merger. By virtue of the merger, each outstanding share of common stock, $.10 par value, of the Company will be converted into the right to receive one-fifth of a share of common stock $.10 par value of CTG. Pursuant to the restructuring, CTG will succeed to all rights and obligations of CCS and will become the successor issuer of CCS such that stockholders of CCS will be come stockholders of CTG. Subsequent to the restructuring, it is intended that CTG will undergo a 1 for 5 reverse stock split reducing the number of shares of common stock, $.10 par value, of CTG (the "CTG Common Stock") outstanding to approximately 529,748 shares. By virtue of the merger, subsequent to the reverse stock split, each outstanding share of common stock, $.10 par value, of the Company will be converted into the right to receive one-fifth of a share of CTG Common Stock, effectively equal to an even exchange of shares prior to such reverse stock split.

Upon closing of the transaction, $1,000,000 of the Company's senior debt is intended to be redeemed by: (a) the issuance by a surviving subsidiary corporation in the merger (the "Surviving Subsidiary") to the T Partnership of an
aggregate of 1,000 shares of Series A 9% preferred stock, no par value (the "Series A Preferred Stock") of the Surviving Subsidiary, which shares shall have a liquidation value equal to, and shall be issued in redemption of, $1.0 million of the indebtedness and shall be convertible into shares of CTG Common Stock at a conversion price equal to 120% of the price per share of the CTG Common Stock used as the basis for the consideration given (whether in the form of issued stock, if any, or warrants, provided the exercise price of the warrant reflects the current market value of the CTG Common Stock, or otherwise) in exchange for any capital raised in satisfaction of the financing contingency to the merger;
(b) the delivery to the T Partnership of a CTG 9% condition promissory note pursuant to which CTG is obligated to pay only those amounts which are due but not paid to the holders of the Series A Preferred Stock, or in the event of certain other non-monetary defaults such as bankruptcy, liquidation, a sale of substantially all assets, a change of ownership of the surviving subsidiary, or a default in the herein below mentioned secured promissory note (any payment or conversion of the Series A Preferred Stock shall be deemed a payment on the conditional note, and any principal or interest payments on the conditional note shall be deemed redemptions and payments under the Series A Preferred Stock, with the result being that CCS shall not be obligated to make aggregate payments with respect to both the Series A Preferred Stock and conditional note, in excess of $1.0 million plus interest); and (c) the delivery to the T Partnership of a secured promissory note made by CTG in an amount not to exceed $1.3 million (which amount shall be the remaining amount of the Company's secured indebtedness to the T Partnership, exclusive of the amount redeemed under (a) above), bearing interest at the rate of 12% per annum payable quarterly, the principal amount of which shall be due and payable three years from the date of execution of such note (the terms of the security for the note have yet to be agreed upon).

Consummation of the merger is subject, among other things, to: (i) raising sufficient capital to support the product development efforts of both companies;
(ii) declaration of the effectiveness of the registration statement filed with the Securities and Exchange Commission in connection with the merger; (iii) the approval of the merger and the transactions contemplated thereby by the stockholders of Electro-Catheter Corporation and CCS; and (iv) the receipt of all required regulatory approvals by the two companies.

CCS develops, manufactures and sells a broad line of implantable cardiac pacemakers, pacemaker leads and related products which Company management believes are complementary to its own product lines. The Company believes the merger may allow certain efficiencies to improve operating performance and that the broader product line may provide for a more effective marketing and distribution process. There can be no assurance, however, that consummation of the merger will yield positive operating results in the future.

From December 1997 through March 1998, the Company also had discussions regarding acquisition by another firm based outside the United States. In early April 1998, the Company's Board of Directors terminated these discussions, believing that the terms proposed were not in the best interest of the stockholders.

International sales should be adversely affected in Europe (approximately 17% of total revenues) for about the next six months as the Company was not able to obtain the "CE" Mark on its products on a timely basis, in order to continue to sell into this market. The effort to obtain the "CE" Mark is continuing and the Company is hopeful of obtaining this designation before the end of the calendar year on its major products in order to continue selling into this market. However, there can be no assurance that the Company will obtain the "CE" Mark or maintain the same level of revenue upon receiving the "CE" Mark as it did previously.

NOTE 5   RECLASSIFICATIONS

Certain reclassifications have been made to conform to the fiscal year 1998 presentation.

NOTE 6   EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 "Earnings Per Share" (SFAS 128). SFAS 128 supersedes Accounting Principles Board Opinion No. 15, Earnings Per Share and specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. SFAS 128 is effective for financial statements relating to both interim and annual periods ending after December 15, 1997.

Basic loss per share is based on net loss for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted loss per share is based on net loss for the relevant period, divided by the weighted average number of common shares outstanding during the period. Common share equivalents, such as outstanding stock options, are not included in the calculation since the effect would be antidilutive.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Electro-Catheter Corporation:

         We have audited the financial statements of Electro-Catheter Corporation as listed in the accompanying index. In connection with our audits of the financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electro-Catheter Corporation at August 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended August 31, 1997 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has limited working capital resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                               /s/ KPMG PEAT MARWICK LLP
                                               KPMG Peat Marwick LLP

Short Hills, New Jersey
November 12, 1997


                          ELECTRO-CATHETER CORPORATION

                                 BALANCE SHEETS

                            AUGUST 31, 1997 AND 1996

                                                                               1997            1996
                                                                          ------------    ------------
                                          ASSETS

Current assets:
     Cash and cash equivalents                                            $     98,127         275,283
     Accounts receivable, less allowance for doubtful
         accounts of $152,070 in 1997 and $15,000 in 1996                      988,859       1,016,201
     Inventories                                                             1,242,367       1,862,179
     Prepaid expenses and other current assets                                 168,781          64,344
                                                                          ------------    ------------

     Total current assets                                                    2,498,134       3,218,007

Property, plant and equipment, net                                             777,663         551,698
Other assets, net                                                               97,275         123,407
                                                                          ------------    ------------

     Total assets                                                         $  3,373,072       3,893,112
                                                                          ============    ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current installments of long-term debt                                    300,000
     Current installments of capitalized lease obligations                      50,734           7,489
     Accounts payable, trade                                                   566,816         345,888
     Deferred revenues                                                            --           144,293
     Accrued expenses                                                          478,590         395,591
    Accrued litigation expenses                                                443,820            --
                                                                          ------------    ------------

     Total current liabilities                                               1,539,960       1,193,261

Subordinated debentures due to T-Partnership, excluding current portion      1,747,125       1,447,125


Capitalized lease obligation, excluding current installments                   222,277          37,756
                                                                          ------------    ------------

     Total liabilities                                                       3,509,362       2,678,142
                                                                          ------------    ------------

Stockholders'(deficiency) equity:

     Common stock $.10 par value Authorized 20,000,000 shares;
         issued 6,383,611 in 1997 and 6,373,711 in 1996                        638,361         637,371
                                                                                               638,361
Additional paid-in capital                                                  10,682,008      10,679,316
Accumulated deficit                                                        (11,456,659)    (10,101,717)
                                                                          ------------    ------------
     Total stockholders' (deficiency) equity                                  (136,290)      1,214,970
                                                                          ------------    ------------
     Commitments and contingencies                                                --              --
                                                                          ------------    ------------

     Total liabilities and stockholders' deficiency/equity                $  3,373,072       3,893,112
                                                                          ============    ============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                          ELECTRO-CATHETER CORPORATION

                            STATEMENTS OF OPERATIONS

                   YEARS ENDED AUGUST 31, 1997, 1996 AND 1995

                                                                         1997                  1996                 1995
                                                                     -----------             ---------           ----------
Net revenues, including research and development revenue of
     $544,293 in 1997 and $155,707 in 1996                           $ 6,648,438             7,362,436            7,263,424
Cost of goods sold                                                     4,041,486             4,079,502            3,861,591
                                                                     -----------             ---------           ----------

         Gross profit                                                  2,606,952             3,282,934            3,401,833

Operating expenses:
     Selling, general and administrative                               2,384,127             2,954,991            3,438,811
     Research and development                                            881,728             1,010,073              931,956
                                                                     -----------             ---------           ----------

         Operating loss                                                 (658,903)             (682,130)            (968,934)

Other income (expense):

     Interest income                                                           -                    86                1,102
     Interest expense                                                   (249,384)             (210,896)            (168,058)
     Litigation expenses                                                (446,655)                    -                    -
                                                                     -----------             ---------           ----------

     Net loss                                                        $(1,354,942)             (892,940)          (1,135,890)
                                                                     ===========             =========           ==========

     Net loss per common share                                       $     (0.21)                (0.14)               (0.18)

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                          ELECTRO-CATHETER CORPORATION

                  STATEMENTS OF STOCKHOLDERS' DEFICIENCY/EQUITY

                   YEARS ENDED AUGUST 31, 1997, 1996 AND 1995

                                                                   ADDITIONAL
                                                     COMMON          PAID-IN          ACCUMULATED     TOTAL STOCKHOLDERS'
                                                      STOCK          CAPITAL            DEFICIT        DEFICIENCY/EQUITY
                                                  -----------     -------------       -----------     ------------------
Balances at August 31, 1994                       $   576,232        10,106,647        (8,072,887)         2,609,992
Employee stock plan                                       248             1,988              --                2,236
Common Stock issued under private placement            57,150           442,913              --              500,063
Proceeds from issuance of stock warrants                 --              63,750              --               63,750
Net loss                                                 --                --          (1,135,890)        (1,135,890)
                                                  -----------       -----------       -----------        -----------

Balances at August 31, 1995                           633,630        10,615,298        (9,208,777)         2,040,151

Stock options exercised                                 2,350            18,213              --               20,563
Employee stock plan                                       287               779              --                1,066
Common stock issued for services  rendered              1,104            10,631              --               11,735
Amortization of deferred compensation
    expense on stock options                             --              34,395              --               34,395
Net loss                                                 --                --            (892,940)          (892,940)
                                                  -----------       -----------       -----------        -----------

Balances at August 31, 1996                           637,371        10,679,316       (10,101,717)         1,214,970

Employee stock plan                                       990             2,692              --                3,682
Net loss                                                 --                --          (1,354,942)        (1,354,942)
                                                  -----------       -----------       -----------        -----------

Balances at August 31, 1997                       $   638,361        10,682,008       (11,456,659)          (136,290)
                                                  ===========       ===========       ===========        ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                          ELECTRO-CATHETER CORPORATION

                            STATEMENTS OF CASH FLOWS

                   YEARS ENDED AUGUST 31, 1997, 1996 AND 1995

                                                                           1997           1996           1995
                                                                       -----------    -----------    -----------
Cash flows from operating activities:
Net loss                                                               $(1,354,942)      (892,940)    (1,135,890)

Reconciliation of net loss to net cash used in operating activities:

Depreciation and amortization                                              145,614        130,524        137,106
Amortization of deferred charges                                             8,333          8,333         61,708
Changes in assets and liabilities:
       Decrease (increase) in accounts
          receivable, net                                                   27,342        190,087       (141,514)
       Decrease (increase) in inventories                                  619,812        230,900       (289,789)
(Increase) decrease in prepaid
      expenses and other current assets                                   (104,437)       (21,314)        96,749
       Decrease in other assets, net                                        17,799          4,207          3,527
       Decrease (increase) in deferred
                 revenues                                                 (144,293)       144,293           --
Increase (decrease) in accounts
      payable and accrued expenses                                         747,747       (340,700)       124,128
                                                                       -----------    -----------    -----------

Net cash used in
  operating activities                                                 $   (37,025)      (546,610)    (1,143,975)
                                                                       -----------    -----------    -----------
Cash flows used in investing activities -
Purchases of property, plant
 and equipment                                                            (115,292)       (34,167)       (12,143)
                                                                       -----------    -----------    -----------

Cash flows from financing activities:
   Net proceeds from issuance of stock                                        --             --          500,063
   Net proceeds from issuance of
      subordinated debentures and warrants                                 100,000        547,125        575,000
   Proceeds from exercise of
      stock options                                                           --           20,563           --
Proceeds from employee stock
  purchase plan                                                              3,682          1,066          2,236
Proceeds from loan on officer's
  life insurance policy                                                       --             --           25,000
      Repayment of debt                                                   (128,521)       (17,079)       (18,184)
                                                                       -----------    -----------    -----------
      Net cash (used in) provided by
        financing activities                                               (24,839)       551,675      1,084,115
                                                                       -----------    -----------    -----------

      Net decrease in cash                                                (177,156)       (29,102)       (72,003)
      Cash and cash equivalents
        at beginning of year                                               275,283        304,385        376,388
                                                                       -----------    -----------    -----------
      Cash and cash equivalents
         at end of year                                                $    98,127        275,283        304,385
                                                                       ===========    ===========    ===========

      Interest paid                                                    $   241,049        199,724        101,967
      Property, plant & equipment acquired
         under capitalized lease obligations                           $   256,287         49,268           --

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          ELECTRO-CATHETER CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                         AUGUST 31, 1997, 1996 AND 1995

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      NATURE OF BUSINESS

                  Electro-Catheter Corporation ("Company") has been in business for over 36 years. The Company develops, manufactures, markets, and sells products for hospitals and physicians. These products are diagnostic and therapeutic catheters which are utilized in connection with illnesses of the heart and circulatory system. The Company has targeted electrophysiology as its focal area for future growth, but intends to maintain and develop products for emergency care, cardiac surgery, invasive and non-invasive cardiology and invasive radiology.

         (b)      REVENUE RECOGNITION

                  Revenues are recognized at the time of shipment and provisions, when appropriate, are made when the right to return exists in accordance with SFAS No. 48. Revenues under service contracts are accounted for as the services are performed in accordance with the terms of the contract and are not refundable if the research effort is unsuccessful.

         (c)      CASH AND CASH EQUIVALENTS

                  For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost which approximates market value.

         (d)      CONCENTRATIONS OF CREDIT RISK

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company's customer base is primarily comprised of hospitals in the U.S. and distributors outside the U.S. As of August 31, 1997, the Company believes it has no significant concentration of credit risk with its accounts receivable.

         (e)      INVENTORY VALUATION

                  Inventories are stated at the lower of cost (first-in, first-out method) or market.

         (f)      PATENTS AND TRADEMARKS

                  Patents and trademarks are recorded at cost and are amortized on a straight-line basis over their useful lives. Such costs, net of accumulated amortization, are included in other assets, net in the accompanying balance sheets.

         (g)      PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment is carried at cost. Plant and equipment is depreciated using the straight-line method over the estimated useful lives of the assets.

                  Repairs and maintenance costs are charged to operations as incurred.

                  Betterments are capitalized. Leasehold improvements are amortized over the term of the lease or the useful life of the asset, whichever is shorter.

                  When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the related accounts, and any resulting gain or loss is recognized in operations for the period.

         (h)      RESEARCH AND DEVELOPMENT

                  Research and development costs are charged to expense when incurred.

         (i)      ACCOUNTING FOR INCOME TAXES

                  Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period in which such tax rate changes are enacted.

         (j)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

                  Actual results could differ from those estimates.

         (k)      STOCK-BASED COMPENSATION

                  Prior to September 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On September 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

         (l)      LOSS PER SHARE

                  Loss per share is computed using the weighted average number of shares outstanding during each year. Shares issuable upon exercise of outstanding stock options, warrants and conversion of debentures are not included in the computation of loss per share because the result of their inclusion would be anti-dilutive.

                  The weighted average number of shares of common stock used in the computation of loss per share was approximately 6,380,000 in 1997, 6,354,000 in 1996 and 6,027,000 in 1995.

         (m)      LONG-LIVED ASSETS TO BE DISPOSED OF

                  In accordance with SFAS No. 121, the Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. Adoption of SFAS No. 121 in fiscal 1997 did not have any impact on the Company's financial position, operating results or cash flows.

         (n)      FINANCIAL INSTRUMENTS

                  The carrying amounts of cash and cash equivalents and other current assets and current liabilities approximate fair value due to the short-term maturity of these instruments.

(2)      LIQUIDITY

         The accompanying financial statements have been prepared on a going concern basis which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company incurred net losses of $1,354,942, $892,940 and $1,135,890 for the years ended August 31, 1997, 1996 and
         1995 respectively, and at August 31, 1997 had an accumulated deficit of $11,456,659. The net losses incurred by the Company have consumed working capital and weakened the Company's financial position. The Company's ability to continue in business is dependent upon its success in generating sufficient cash flow from operations or obtaining additional financing. The Company continues to re-evaluate its plans and adopt certain cost reduction measures. The Company is attempting to increase sales by examining and, where appropriate, modifying its distribution network, utilizing aggressive pricing and introducing new products to market. The Company's ability to continue as a going concern is dependent upon the successful implementation of the aforementioned programs. There can be no assurances that these programs can be successfully implemented. The financial statements do not include any adjustments relating to the recoverability and classifications of reported asset amounts or the amounts of liabilities that might result from the outcome of this uncertainty.

(3)      INVENTORIES

         Inventories consisted of the following:

                                                     1997           1996
                                                 ----------      ---------

                 Finished goods                  $  481,660        954,997
                 Work-in-process                    490,621        490,396
                 Materials and supplies             270,086        416,786
                                                    -------        -------

                                                  1,242,367      1,862,179
                                                  =========      =========

(4)      PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consisted of the following:

                                                      1997         1996
                                                   ----------   ----------
                       Land                        $   38,400       38,400
                       Building                       153,597      153,597
                       Building improvements          993,168      952,837
                       Equipment                    2,307,607    2,244,694
                       Office furniture and
                         equipment                    534,232      519,319
                       Leasehold improvements         340,382      340,382
                       Sales equipment and
                          diagnostic computers        587,348      589,348
                       Capitalized leases             305,555       49,268
                                                   ----------   ----------
                                                    5,260,289    4,887,845
                      Less accumulated deprecia-
                          tion and amortization     4,482,626    4,336,147
                                                   ----------   ----------
                      Net property, plant
                      and equipment                $  777,663      551,698
                                                   ==========   ==========

(5)      ACCRUED EXPENSES

         The components of accrued expenses consisted of the following:

                                                   1997       1996
                                                 --------   --------
                   Accrued salaries, wages and
                            payroll taxes        $287,933    278,263
                   Accrued audit fees              52,500     60,000
                      Other expenses              138,157     57,328
                                                 --------   --------

                                                 $478,590    395,591
                                                 ========   ========

(6)      DEFERRED REVENUES

         In June 1996, the Company received an advance of $300,000 from an unrelated company to perform research and development and pre-production planning for it. For services performed, the Company recognized $155,707 in revenues in 1996 and such amount was reported in net revenues in the statement of operations. The remaining $144,293 was recorded as deferred revenues in the accompanying 1996 balance sheet and was recognized as revenue in fiscal year 1997.

(7)      SUBORDINATED DEBENTURES DUE TO T PARTNERSHIP

         On October 11, 1993, the Company entered into an agreement with the T Partnership to borrow up to $1,000,000. Ervin Schoenblum, the Company's Acting President and Director, and Abraham Nechemie, also a Director of the Company, are members of the T Partnership. On August 31, 1995, after the Company had drawn down all of the $1,000,000, the Company entered into an agreement with the T Partnership to borrow an additional $500,000 ("Lending Agreement"). In January 1996, the Company and the T Partnership agreed to a restructuring of its financing agreement. The T Partnership advanced an additional $200,000 to the Company and agreed to defer interest payments for a period of three months (interest payments were added to the outstanding principal on the T Partnership indebtedness) and in April 1997, the Company borrowed an additional $100,000 from the T Partnership under the same terms and conditions as its previous borrowing.

         The rate of interest on the debt is 12% per annum on any outstanding balance and is payable monthly. Principal payments of $25,000 scheduled to begin on September 1, 1996 have been deferred to September 1, 1998. Any remaining balance is due on August 1, 2003. The loan is secured by the Company's property, building, accounts receivable, inventories and machinery and equipment. The Company is to prepay the outstanding balance in the event the Company is merged into or consolidated with another corporation or the Company sells all or substantially all of its assets, unless the T Partnership and Company agree otherwise.

         Under the provisions of the agreement with the T Partnership, the Company is obligated to comply with certain financial covenants, to be tested on a monthly basis. Non-compliance by the Company shall allow the T Partnership to declare an Event of Default and accelerate repayment of indebtedness. As of August 31, 1997, the Company was not in compliance with this financial covenant. However, in November 1997, the T Partnership agreed not to exercise its right to accelerate the repayment of indebtedness through September 1, 1998 as a result of non-compliance with the aforementioned financial covenant and the nonpayment of principal payments in the 1998 fiscal year. The T Partnership has also agreed to a modification to the financial covenant. The Company is currently in compliance with such covenant. The total indebtedness due to the T Partnership at August 31, 1997 was $1,747,125.

         Under the provisions of the original agreement, the T Partnership was granted warrants which permit the T Partnership to purchase 166,667 shares of the Company's common stock at a price of $3.25 per share. The August 1995 agreement provides that the T Partnership surrender its warrants and be granted a new warrant to purchase 500,000 shares of the Company's common stock at a price of $0.9875 per share in exchange for the surrendered warrant. No additional warrants were issued as a result of subsequent borrowings. A value has been allocated to the warrants based upon their estimated fair market value at the date of the agreement. Such amount ($50,000) is amortized as additional interest expense over the term of the indebtedness. The unamortized balance is shown in other assets in the accompanying 1997 and 1996 balance sheets. The warrants are immediately exercisable and expire on August 1, 2001. As of August 31, 1997 these warrants remain outstanding.

         In September 1997, the Company borrowed an additional $100,000 from the T Partnership.

(8)      CAPITALIZED LEASE OBLIGATIONS

         The Company has entered into lease commitments for equipment that meet the requirements for capitalization. The equipment has been capitalized and shown in property, plant and equipment in the accompanying 1997 balance sheet (see Note 3). The related obligations are also recorded in the accompanying balance sheet and are based upon the present value of the future minimum lease payments with interest rates of 13.7% to 17.1%. The net book value of equipment acquired under capitalized lease obligations was $264,867 and $43,520, respectively for the years ended August 31, 1997 and 1996.

         The annual maturities for capitalized lease obligations as well as subordinated debentures due to the T Partnership for the five years subsequent to August 31, 1997, are as follows:

                            1998                                $ 51,010
                            1999                                 359,186
                            2000                                 367,778
                            2001                                 367,187
                            2002 and thereafter                  874,975

(9)      OTHER DEBT

         The Company has borrowed $125,000 against the cash surrender value of a life insurance policy of the former Chairman of the Board of the Company. Interest on the loan is 6%. The loan plus accrued interest is recorded as a reduction in the policy's cash surrender value, which is included in other assets in the accompanying balance sheets.

(10)     STOCK OPTIONS

         On May 20, 1987, the Company's stockholders approved the 1987 Incentive Stock Option Plan (the "1987 Plan"). Under the 1987 Plan, 225,000 shares of authorized but unissued shares of common stock, $.10 par value, of the Company were set aside to provide an incentive for officers and other key employees to render services and make contributions to the Company. Options may be granted at not less than their fair market value at the date of grant and are exercisable at such time provided by the grants during the five-year period beginning on the date of grant.

         On May 23, 1990, the Company's stockholders approved the 1990 Incentive Stock Option Plan (the "1990 Plan"). The terms of the 1990 Plan are substantially the same as the terms of the 1987 Plan. The 1990 Plan provides for the reservation of 225,000 shares of common stock for issuance thereunder.

         On July 15, 1992, the Company's stockholders approved the 1992 Incentive Stock Option Plan (the "1992 Plan"). The terms of the 1992 Plan are substantially the same as the terms of the 1987 and 1990 Plans. The 1992 Plan likewise provides for the reservation of 225,000 shares of common stock for issuance thereunder.

         On April 1, 1992, the Board of Directors adopted the 1992 Non-Qualified Stock Option Plan pursuant to which options to purchase 200,000 shares of common stock may be granted to directors, officers and key employees. Options may be granted at a price determined by the Board of Directors, but not less than 80% of the fair market value at the date of grant. Options are exercisable at such time provided by the grants, but each option granted shall terminate no longer than five years after the date of grant.

         In July 1994, the Company extended the expiration date of certain outstanding options held by two members of its Board of Directors. The extension, relating to a total of 44,500 shares of Electro common stock, effected options having an exercise price per share of $.875 at the date of grant and a fair market value of $1.25 per share at the date of extension. The difference between the price at the date of grant and the fair market value at the date of the extension has been recorded as compensation expense and is being amortized over the extension period.

         In October 1994, the Board of Directors voted in favor of offering all employees, officers and directors holding options at a price greater than $1.00 per share the opportunity to have those options replaced by stock options at a price of $1.00 per share, representing the fair market value at that time. Accordingly, options to purchase 384,300 shares were terminated and an equal number of new options were issued, which is reflected in the table below. In addition, the Company also granted 25,000 stock options to the Company's Acting President at $1.00 per share.

         A summary of all stock option activity follows:

                                       NUMBER         OPTION
                                         OF           PRICE
                                       SHARES       PER SHARE         TOTAL
                                       -------    --------------     -------

Year ended August 31, 1995:
         Granted                       405,300    $   .81 - 1.14     407,025
         Cancelled or expired          395,800       1.19 - 2.75     791,338
Outstanding at August 31, 1995         490,300        .81 - 5.00     698,761
                                       =======       ===========     =======

Year ended August 31, 1996:
         Granted                        12,900    $   .81 -  .88      10,794
         Exercised                      23,500               .88      20,563
         Canceled or expired           129,700        .81 - 5.00     330,231
Outstanding at August 31, 1996         350,000        .81 - 2.75     358,761
                                       =======       ===========     =======

Year ended August 31, 1997:
         Granted                        23,500    $   .81 - 1.13      21,643
Cancelled or expired                    22,300        .81 - 1.50      20,113
Outstanding at August 31, 1997         351,200        .81 - 2.75     353,791
                                       =======       ===========     =======


         Options to acquire 216,260 shares of common stock were exercisable at August 31, 1997.

         The per share weighted-average fair value of stock options granted during 1997 and 1996 was $.59 and $.55, respectively on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield of 0.0%, risk-free interest rate of 5%, volatility factor of 73% and an expected life of 5 years. The Company applies APB Opinion No. 25 in accounting for its stock options and, accordingly, no compensation expense has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair market value at the grant date for its stock options under SFAS No. 123, the Company's net income would not have been materially affected. The pro forma amounts are indicated below:

                                                   1997                1996
                                               ------------         ----------

           Net loss - as reported              $(1,354,942)         $(892,940)
           Net loss - pro forma                 (1,357,590)          (893,624)

           Loss per share - as reported        $     (0.21)         $   (0.14)
           Loss per share - pro forma                (0.21)             (0.14)


         In accordance with SFAS No. 123, pro forma net income and earnings per share data reflect only options granted in 1996 and 1997. Therefore, the full impact of calculating compensation expense for stock options under SFAS No. 123 is not reflected in the pro forma amounts presented above since compensation expense for options granted prior to September 1, 1995 was not considered.

(11)     EMPLOYEE STOCK PURCHASE PLAN

         The Company has an Employee Stock Purchase Plan (the "Plan") which provides for the issuance of a maximum of 75,000 shares of the Company's common stock which were made available for sale under the Plan's first offering.

         After the first offering, subsequent offerings were made upon the recommendation of the committee administering the Plan. Common stock can be purchased through employee-authorized payroll deductions at the lower of 85% of the fair market value of the common stock on either the first or last day of trading of the stock during the calendar year. It is the intention of the Company that the Plan qualify under Section 423 of the Internal Revenue Code. The Company's Board of Directors authorized extension of the Plan to January 1, 1998. During 1997, 1996 and 1995, 9,900, 2,866 and 2,476 shares, respectively, were purchased under the Plan.

(12)     PREFERRED STOCK, COMMON STOCK AND PAID-IN CAPITAL

         The Company is authorized to issue up to 1,000,000 shares of preferred stock. As of August 31, 1997, no preferred shares have been issued.

         In March 1995, the T Partnership purchased 571,500 shares of the Company's restricted common stock, $.10 par value, in a private placement at $.875 per share for gross proceeds of approximately $500,000. In connection with this private placement, the Company also issued to the T Partnership a purchase warrant to purchase 83,344 shares of the Company's common stock at an exercise price of $1.425 per share. This warrant will expire five years from the date of the agreement. Ervin Schoenblum, the Company's Acting President and director, and Abraham H. Nechemie, the other member of the Company's Board of Directors, are members of the T Partnership.

(13)     INCOME TAXES

         A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will be realized. The valuation allowance for deferred tax assets as of September 1, 1997 was $3,197,000 as compared to $2,983,000 at September 1, 1996. The net change in the total valuation allowance for the year ended August 31, 1997 was an increase of $142,000 as compared to a decrease of $536,000 at August 31, 1996.

At August 31, 1997 and 1996, the tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:



         Deferred tax assets:                           1997         1996
                                                    -----------   ----------
               Inventories                          $   93,000      155,000
               Accounts receivable,
                   due to allowance for
                   doubtful accounts                    23,000        3,000
               Contribution carryover                   25,000       23,000
               Compensated absences                     31,000       30,000

               Federal and state net
                   operating loss carryforwards      2,390,000    2,209,000

               Research and development
                   and investment tax credit
                   carryforwards                       635,000      635,000
                                                    ----------    ---------

                   Total gross deferred
                              tax assets             3,197,000    3,055,000

               Less valuation allowance              3,137,000    2,983,000
                                                    ----------    ---------

                Net deferred tax assets                 60,000       72,000

         Deferred tax liabilities:

                Excess of tax over financial
                    statement depreciation             (60,000)     (72,000)
                                                    ----------    ---------

                Net deferred tax                    $       -0-         -0-
                                                    ===========   =========

At August 31, 1997, the Company had available federal net operating loss carryforwards, research and development and investment tax credit carryforwards that expire as follows:

                 NET OPERATING               RESEARCH
EXPIRATION           LOSS                       AND                INVESTMENT
   DATE          CARRYFORWARDS          DEVELOPMENT CREDITS        TAX CREDITS
----------       -------------          -------------------        -----------
   1999          $         -                  25,000                     -
   2000                    -                 275,000                35,000
   2001            4,417,000                 246,000                43,000
   2002            2,063,000                       -                     -
   2003              690,000                       -                     -
   2004              268,000                       -                     -
   2005               46,000                       -                     -
   2006              223,000                       -                     -
   2007              454,000                       -                     -
   2008              854,000                  11,000                     -
   2009            1,368,000                       -                     -
   2010            1,178,000                       -                     -
   2011              589,000                       -                     -
   2012            1,435,000                       -                     -
                 -----------                 -------                ------
Total             13,585,000                 557,000                78,000


(14)     SEGMENT DATA

         The Company operates in one business segment. Export sales were approximately $1,828,000 in 1997, $2,324,000 in 1996 and $1,964,000 in
         1995. The major areas of export sales are as follows:

                 REGION             1997              1996              1995
              -------------       ---------         ---------        ---------
              Asia                  448,507           459,947          419,601
              Europe              1,201,036         1,592,469        1,301,582
              South America          76,744           127,151          149,621
              Other                 101,750           144,724           93,831

         Sales to the only domestic distributor of the Company's products totaled approximately $765,000 in 1995, representing approximately 11% of net sales. The agreement with this distributor was terminated on May 31, 1995 and, as such, there were no sales to this distributor in 1996 and 1997.

(15)     COMMITMENTS AND CONTINGENCIES

(a) The Company has agreements to lease equipment for use in the operations of the business under operating leases. The Company incurred rental expenses of approximately $105,000 in 1997, $116,000 in 1996 and $148,000 in 1995.

         The following is a schedule of future minimum rental payments for operating leases which expire through 2000:

                                1998                   8,294
                                1999                   4,150
                                2000                   4,150
                                                       -----
                                                      16,594
                                                      ======

(b) The Company is involved in certain claims and litigation arising in the normal course of business. Management believes, based on the opinion of counsel representing the Company in such matters, that, except for one claim, the outcome of such claims and litigation will not have a material effect on the Company's financial position and results of operations. The one exception is that in September 1997, a jury in Middlesex County of the Superior Court of New Jersey found the Company liable for age discrimination when it terminated an employee in April 1994. The jury awarded the terminated employee $283,000. In addition to the $283,000, the court awarded the plaintiff attorney's fees and expenses and prejudgment interest in the combined amount of approximately $47,990. The Company also incurred legal costs from September 1996 in the amount of approximately $115,665. The Company is considering taking an appeal, but has accrued all related costs to date in the accompanying financial statements.

(c) In February 1997, the FDA conducted an inspection and audit of the Company. At the conclusion of the audit, the FDA issued a number of observations regarding violations of CGMP. On March 11, 1997, the FDA issued a Warning Letter to the Company requesting that prompt action be taken to correct the violations.

         In response to the observations and the Warning Letter, the Company has provided the FDA with a plan and timetable for instituting corrective actions. The Company has been working diligently in its efforts to correct these violations.

         In September 1997, the FDA conducted another audit of the Company's facilities. While the Company has made progress towards correcting the violations, at the conclusion of this audit, the FDA issued a report which included no additional violations of CGMP but listed violations which are in the process of correction by the Company. At this time, the Company is unable to precisely determine the short-term adverse economic impact which will result from instituting the corrective actions.

(d) On October 23, 1997, the Company entered into a letter of intent with Cardiac Control Systems, Inc., a Delaware corporation ("CCS"), to effect a merger of the two companies targeted toward the development and marketing of advanced specialty electrophysiology products. The structure of the transaction contemplates the merger of a wholly-owned subsidiary of CCS into and with the Company as a result of which the Company shall become a wholly-owned subsidiary of CCS. The transaction further contemplates an exchange of common stock of the two companies, with two shares of CCS common stock, $.10 par value per share, to be exchanged for every three shares of the Company's common stock, $.10 par value per share.

         Consummation of the merger is subject, among other things, to: (i) raising sufficient capital to support the product development efforts of both companies; (ii) the execution of a definitive agreement reflecting the intentions of the parties; (iii) the approval of the transaction by the Board of Directors of each company; (iv) the approval of the transaction by the shareholders of Electro-Catheter Corporation; and (v) the receipt of all required regulatory approvals by each company.

         CCS develops, manufactures and sells a broad line of implantable cardiac pacemakers, pacemaker leads and related products which Company management believes are complementary to its own product lines. The Company believes the merger may allow certain efficiencies to improve operating performance and that the broader product line may provide for a more effective marketing and distribution process. There can be no assurance, however, that consummation of the merger will yield positive operating results in the future.

                                                                     SCHEDULE II

                          ELECTRO-CATHETER CORPORATION

                        VALUATION AND QUALIFYING ACCOUNTS

                                                                ADDITION CHARGED
                                             BALANCE AT           TO COST AND                   BALANCE AT
               DESCRIPTION                 BEGINNING OF YEAR        EXPENSES        WRITE-OFFS  END OF YEAR
               -----------                 -----------------    ----------------    ----------  -----------
1997 Allowance for doubtful account            $15,000               142,848            5,778    152,070

1996 Allowance for doubtful accounts           $76,796                39,383          101,179     15,000

1995 Allowance for doubtful accounts           $21,776                55,020                -     76,796



================================================================================

         Prospective investors may rely only on the information contained in this prospectus. Neither Catheter Technology Group, Inc., Cardiac Control Systems, Inc. nor Electro-Catheter Corporation has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                -----------------

         Until ___________, 1998, all dealers that buy, sell or trade the shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                         650,000 SHARES OF COMMON STOCK

                            MAXIMUM - 650,000 SHARES
                            MINIMUM - 390,245 SHARES



                                     [LOGO]


                         CATHETER TECHNOLOGY GROUP, INC.


                               -------------------
                                   PROSPECTUS
                               -------------------



                          ______________________, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Bylaws and the Delaware General Corporation Law ("DGCL") provide for indemnification of directors and officers against certain liabilities. Pursuant to Registrant's Bylaws, officers and directors are indemnified against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reasons of the fact that he or she is or was an officer, director, employee or agent of Registrant. Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertake to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by Registrant.

         Each member of Registrant's Board of Directors has entered into an indemnification agreement with Registrant. The terms of indemnification and advancement of expenses follow the indemnification and expense advancement provisions of the DGCL. In addition, the indemnitee under the agreement is entitled to indemnification against all expenses actually and reasonably incurred by him or on his behalf in connection with serving as a witness in any proceeding (as defined in the agreements) by virtue of his status with Registrant. The agreements also provide a procedural mechanism under which the indemnitee can claim and obtain indemnification, including a procedure for the Board or independent counsel to determine entitlement to indemnification under specific situations. In the event the indemnitee does not receive the indemnification to which he would otherwise be entitled under the terms of the agreement, the indemnitee is entitled to seek a judicial determination. In the event an indemnitee seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, the agreement, he is entitled to recover from Registrant his reasonable legal fees and other expenses in connection with the legal proceeding, subject to proration in the event the amount of the award is less than the amount of indemnification sought.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee                                              $     1,175
NASD Fee                                                      $     5,000
Philadelphia Exchange listing fee                             $     7,500*
Printing and engraving expenses                               $    20,000*
Accounting fees and expenses                                  $    40,000*
Legal fees and expenses                                       $   100,000*
Blue sky fees and expenses                                    $    12,000*
Transfer agent, escrow agent and registrar fees               $     3,500*
Non-Accountable expense allowance                             $    99,000*(1)
Miscellaneous                                                 $    11,825
                                                              -----------
          Total.                                              $300,000.00
                                                              ===========
-----------
* Estimated expenses.
(1) Assumes gross offering proceeds of $3.3 million.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 27. EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement:

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------
2.0                   Agreement of Merger and Plan of     Included as Appendix B in the Joint Proxy
                      Reorganization, dated as of         Statement/Prospectus filed as part of a Form S-4
                      September 23, 1998 by and           Registration Statement, File No. 333-_________
                      between Registrant, Cardiac         (thereafter referred to as "Form S-4").
                      Control Systems, Inc.
                      ("Cardiac") and CTG Merger Sub,
                      Inc.

2.1                   Agreement and Plan of               Included as Appendix A in the Joint Proxy
                      Reorganization, dated as of         Statement/Prospectus in the Form S-4.
                      January 20, 1998 among Cardiac,
                      CCS Subsidiary, Inc. and
                      Electro-Catheter  Corporation
                      ("Electro").

2.2                   First Amendment to Agreement        Included as Appendix A1 in the Joint Proxy
                      and Plan of Reorganization,         Statement/Prospectus in the Form S-4.
                      dated as of May 5, 1998.

2.3                   Second Amendment to Agreement       Included as Appendix A2 in the Joint Proxy
                      and Plan of Reorganization,         Statement/Prospectus in the Form S-4.
                      dated as of August 7, 1998.

2.4                   Third Amendment to Agreement        Included as Appendix A3 in the Joint Proxy
                      and Plan of Reorganization,         Statement/Prospectus in the Form S-4.
                      dated as of September 4, 1998.

2.5                   Form of Plan of Merger, Exhibit     Included as Exhibit 1.2 to Appendix A to the Joint
                      1.2 to the Agreement and Plan       Proxy Statement/Prospectus in the Form S-4.
                      of Reorganization.

2.6                   Form of Fourth Article to           Included as Exhibit 1.4 to Appendix A to the Joint
                      Certificate of Incorporation of     Proxy Statement/Prospectus in the Form S-4.
                      Electro, Exhibit 1.4 to the
                      Agreement and Plan of
                      Reorganization.

2.7                   Form of Voting Agreement,           Included as Exhibit 5.1 to Appendix A to the Joint
                      Exhibit 5.1 to the Agreement        Proxy Statement/Prospectus in the Form S-4.
                      and Plan of Reorganization.

2.8                   Form of Electro Affiliate           Included as Exhibit 5.2 to Appendix A to the Joint
                      Agreement, Exhibit 5.2 to the       Proxy Statement/Prospectus in the Form S-4.
                      Agreement and Plan of
                      Reorganization.


                                      II-2

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------
2.9                   Form of Conditional Promissory      Included as Exhibit 6.16(b) to Appendix A to the
                      Note between Registrant and The     Joint Proxy Statement/Prospectus in the Form S-4.
                      T Partnership, Exhibit 6.16(b)
                      to the Agreement and Plan
                      of Reorganization.

2.10                  Form of Secured Promissory Note     Included as Exhibit 6.16(c) to Appendix A to the
                      between Registrant and The T        Joint Proxy Statement/Prospectus in the Form S-4.
                      Partnership, Exhibit 6.16(c) to
                      the Agreement and Plan of
                      Reorganization.

3.0                   Certificate of Incorporation of     Exhibit 3.0 to the Form S-4.
                      the Registrant.

3.1                   Bylaws of the Registrant.           Exhibit 3.1 to the Form S-4.

3.2                   Certificate of Incorporation of     Exhibit 3.2 to the Form S-4.
                      Cardiac, as amended.

3.3                   Restated Bylaws of Cardiac, as      Exhibit 3.3 to the Form S-4.
                      amended.

3.4                   Certificate of Incorporation of     Exhibits 3(a) and 3(b) to Electro's Form 10-K for the
                      Electro, as amended.                Year Ended August 31, 1997.  File No. 0-7578.

3.5                   Amended and Restated By-laws        Exhibit 3(c) to Electro's Form 10-K for the Year Ended
                      of Electro.                         August 31, 1997.  File No. 0-7578.

4.0                   Form of Specimen Certificate        To be filed by amendment.
                      of Registrant's Common Stock.

4.1                   Form of Common Stock                Exhibit 4.0 to Form S-1 Registration Statement filed on
                      Certificate of Cardiac.             March 2, 1995, Registration No.  33-89938.

4.2                   Form of Sales Representative        Exhibit 4.13 to Form 10-Q for the Quarter Ended
                      Stock Option Agreement.             September 30, 1988, File No.  0-14653.

4.3                   Cardiac 5% Convertible              Exhibit 4.15 to Form 8-K Current Report dated October
                      Debenture due October 31, 1999.     11, 1994, File No.  0-14653.

4.4                   Cardiac Combined 1987-1992          Exhibit 4.8 to Amendment No.  1 to Form S-1 Registration
                      Non-Qualified Stock Option Plan.    Statement filed on April 17, 1995, Registration No.
                                                          33-89938.

4.5                   Cardiac Stock Purchase Warrant      Exhibit 4.1 to Form 8-K Current Report, dated March 31,
                      dated March 31, 1995 in favor       1995, File No. 0-14653.
                      of Sirrom Capital Corporation.

4.6                   Cardiac Stock Purchase Warrant,     Exhibit 4.2 to Form 8-K Current Report, dated March 31,
                      dated March 31, 1995 in favor       1995, File No. 0-14653.
                      of Dow Corning Enterprises, Inc.


                                      II-3

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------

4.7                   Cardiac Stock Purchase Warrant,     Exhibit 4.6 to Cardiac's Form 10-KSB for the Year Ended
                      dated October 15, 1995 in favor     March 31, 1996, File No. 0-14653.
                      of Sirrom Capital Corporation.

4.8                   Cardiac Stock Purchase Warrant,     Exhibit 4.7 to Cardiac's Form 10-KSB for the Year Ended
                      dated March 29, 1996 in favor       March 31, 1996, File No. 0-14653.
                      of Grupo Taper, S.A.

4.9                   Cardiac Stock Purchase Warrant,     Exhibit 4.2 to Cardiac's Form 8-K Current Report, dated
                      dated June 6, 1997 in favor of      June 13, 1997, File No. 0-14653.
                      Sirrom Capital Corporation.

4.10                  Cardiac Stock Purchase Warrant,     Exhibit 4.1 to Cardiac's Form 8-K Current Report, dated
                      dated June 13, 1997 in favor of     June 13, 1997, File No. 0-14653.
                      Coast Business Credit.

4.11                  Cardiac 8% Convertible              Exhibit 4.0 to Cardiac's Form 10-QSB for the Quarter
                      Debenture due April 24, 2003.       Ended June 30, 1998, File No. 0-14653.

4.12                  Cardiac Stock Purchase              Exhibit 4.12 to the Form S-4.
                      Warrant, dated August 26, 1998
                      in favor of International
                      Holdings, Inc.

4.13                  Cardiac Stock Purchase              Exhibit 4.13 to the Form S-4.
                      Warrant, dated August 27, 1998
                      in favor of Greenberg Traurig,
                      P.A.

4.14                  Electro's 1984 Employee Stock       Exhibit to Electro's Form 10-Q for the Quarter Ended
                      Purchase Plan.                      February 9, 1984, File No. 0-7578.

4.15                  Electro's 1987 Incentive Stock      Exhibit 10(k) to Electro's Form 10-K for the Year Ended
                      Option Plan.                        August 31, 1987, File No. 0-7578.

4.16                  Electro's 1990 Incentive Stock      Exhibit to Electro's Form 10-Q for the Quarter Ended May
                      Option Plan.                        31, 1990, File No. 0-7578.

4.17                  Electro's 1992 Incentive Stock      Exhibit 10(j) to Electro's Form 10-K for the Year Ended
                      Option Plan.                        August 31, 1992, File No. 0-7578.

5.0                   Form of Legal Opinion of            Filed Herewith.
                      Greenberg Traurig, P.A.

8.0                   Form of Tax Opinion of              Exhibit 8.0 to the Form S-4.
                      Greenberg Traurig, P.A.

8.1                   Form of Tax Opinion of Saiber       Exhibit 8.1 to the Form S-4.
                      Schlesinger Satz & Goldstein,
                      LLC.

10.0                  License Agreement between           Exhibit 10.1 to Cardiac's Form 10-Q for the Quarter
                      Hughes/Bertolet and Cardiac.        Ended September 30, 1986, File No.  0-14653.


                                      II-4

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------

10.1                  Settlement Agreement and            Exhibit 10.2 to Cardiac's Form 10-K for the Year Ended
                      Release between Applied Cardiac     March 31, 1990, File No. 0-14653.
                      Electro-physiology and Cardiac.

10.2                  Amended and Restated License        Exhibit 10.19 to Cardiac's Form 8-K Current Report dated
                      Agreement between Sulzer            April 2, 1993, File No. 0.14653.
                      Intermedics Inc.  and Cardiac,
                      dated April 2, 1993.

10.3                  Amended and Restated Supply         Exhibit 10.20 to Cardiac's From 8-K Current Report dated
                      Contract between Sulzer             April  2, 1992, File No. 0-14653.
                      Intermedics Inc.  and Cardiac,
                      dated April 2, 1993.

10.4                  Employment Agreement between        Exhibit 10.24 to Cardiac's Form 8-K Current Report dated
                      Bart C. Gutekunst and Cardiac,      October 11, 1994, File No. 0-14653.
                      dated October 13, 1994.

10.5                  Employment Agreement between        Exhibit 10.25 to Cardiac's Form 8-K Current Report dated
                      Alan J. Rabin and Cardiac,          October 11, 1994, File No. 0-14653.
                      dated October 13, 1994.

10.6                  Employment Agreement between        Exhibit 10.12 to Cardiac's Form 10-Q for the Quarter
                      Robert S. Miller and Cardiac,       Ended December 31, 1994, File No. 0-14653.
                      dated December 12, 1994.

10.7                  Agreement between LEM               Exhibit 10.13 to Cardiac's Form 10-Q for the Quarter
                      Biomedica, s.r.l. and Cardiac,      Ended December 31, 1994, File 0-14653.
                      dated October 1, 1994.

10.8                  Agreement between Cardiac and       Exhibit 10.12 to Form S-1 Registration Statement of
                      Alan J. Rabin and Bart C.           Cardiac filed on March 2, 1995, Registration No.
                      Gutekunst dated July 1, 1994.       33-89938.

10.9                  Form of Indemnification             Exhibit 10.13 to Form S-1 Registration Statement of
                      Agreement between Cardiac and       Cardiac filed on March 2, 1995, Registration No.
                      each Director, executed             33-89938.
                      December 1994.

10.10                 Employment Agreement between        Exhibit 10.14 to Form S-1 Registration Statement of
                      Robert R. Brownlee and Cardiac      Cardiac filed on March 2, 1995, Registration No.
                      dated as of October 1, 1994.        33-89938.

10.11                 Loan and Security Agreement         Exhibit 10.1 to Cardiac's Form 8-K Current Report, dated
                      between Cardiac and Sirrom          March 31, 1995, File No. 0-14653.
                      Capital Corporation, dated
                      March 31, 1995.

10.12                 $1,500,000 Secured Promissory       Exhibit 10.2 to Cardiac's Form 8-K Current Report, dated
                      Note in favor of Sirrom Capital     March 31, 1995, File No. 0-14653.
                      Corporation, dated March 31, 1995.


                                      II-5

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------

10.13                 Mortgage, Assignment of Rents       Exhibit 10.3 to Cardiac's Form 8-K Current Report, dated
                      and Leases, and Security            March 31, 1995, File No. 0-14653.
                      Agreement in favor of Sirrom
                      Capital Corporation, dated
                      March 31, 1995.

10.14                 Second Mortgage and Security        Exhibit 10.4 to Cardiac's Form 8-K Current Report, dated
                      Agreement in favor of Dow           March 31, 1995, File No. 0-14653.
                      Corning Enterprises, Inc.,
                      dated March 31, 1995.

10.15                 Subordination Agreement between     Exhibit 10.5 to Cardiac's Form 8-K Current Report, dated
                      Cardiac Sirrom Capital              March 31, 1995, File No. 0-14653.
                      Corporation, and the
                      Debentureholders, dated March
                      31, 1995.

10.16                 Promissory Note and Security        Exhibit 10.16 to Cardiac's Form 10-QSB for the Quarter
                      Agreement between Sulzer            ended September 30, 1995, File No. 0-14653.
                      Intermedics Inc. and Cardiac
                      dated October 20, 1995.

10.17                 Amendment 2 to Supply Contract      Exhibit 10.17 to Cardiac's Form 10-QSB for the Quarter
                      between Sulzer Intermedics          ended September 30, 1995, File No. 0-14653.
                      Inc. and Cardiac, dated
                      October 20, 1995.

10.18                 Amendment 2 to License              Exhibit 10.18 to Cardiac's Form 10-QSB for the Quarter
                      Agreement between Sulzer            ended September 30, 1995, File No. 0-14653.
                      Intermedics Inc. and Cardiac,
                      dated October 20, 1995.

10.19                 Distribution Agreement between      Exhibit 10.19 to Cardiac's Form 10-QSB for the Quarter
                      Grupo Taper S.A. and Cardiac,       ended December 31, 1995, File No. 0-14653.
                      dated December 20, 1995.

10.20                 Distribution Agreement between      Exhibit 10.20 to Cardiac's Form 10-QSB for the Quarter
                      LEM Biomedica s.r.l. and            ended September 30, 1996, File No. 0-14653.
                      Cardiac, dated October 1, 1996.

10.21                 Security Agreement and Secured      Exhibit 10.21 to Cardiac's Form 10-QSB for the Quarter
                      Promissory Note between Bart        ended December 31, 1996, File No. 0-14653.
                      C. Gutekunst and Cardiac,
                      dated October 28, 1996.

10.22                 Security Agreement and Secured      Exhibit 10.22 to Cardiac's Form 10-QSB for the Quarter
                      Promissory Note between Bart        ended December 31, 1997, File No. 0-14653.
                      C. Gutekunst and Cardiac,
                      dated March 24, 1997.

10.23                 Security Agreement and Secured      Exhibit 10.23 to Cardiac's Form 10-QSB for the Quarter
                      Promissory Note between Alan        ended June 30, 1997, File No.  0-14653.
                      J. Rabin and Cardiac, dated
                      April 15, 1997.


                                      II-6

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------

10.24                 Security Agreement and Secured      Exhibit 10.24 to Cardiac's Form 10-QSB for the Quarter
                      Promissory Note Between Bart        ended June 30, 1997, File No.  0-14653.
                      C. Gutekunst and Cardiac,
                      dated April 21, 1997.

10.25                 Loan and Security Agreement         Exhibit 10.1 to Cardiac's Form 8-K Current Report, dated
                      Coast Business Credit and           June 13, 1997, File No. 0-14653.
                      Cardiac, dated June 13, 1997.

10.26                 $300,000 Secured Promissory         Exhibit 10.2 to Cardiac's Form 8-K Current Report, dated
                      Note of Cardiac to Coast            June 13, 1997, File No. 0-14653.
                      Business Credit, dated June 13,
                      1997.

10.27                 $500,000 CAPEX Promissory Note      Exhibit 10.3 to Cardiac's Form 8-K Current Report, dated
                      of Cardiac to Coast Business        June 13, 1997, File No. 0-14653.
                      Credit, dated June 13, 1997.

10.28                 Intercreditor and Subordination     Exhibit 10.4 to Cardiac's Form 8-K Current Report, dated
                      Agreement between Coast             June 13, 1997, File No. 0-14653.
                      Business Credit and Sirrom
                      Capital Corporation.

10.29                 Mortgage and Security Agreement     Exhibit 10.5 to Cardiac's Form 8-K Current Report, dated
                      between Cardiac and Coast           June 13, 1997, File No. 0-14653.
                      Business Credit.

10.30                 Security Agreement                  Exhibit 10.6 to Cardiac's Form 8-K Current Report, dated
                      (Intellectual Property) between     June 13, 1997, File No. 0-14653.
                      Cardiac and Coast Business
                      Credit.

10.31                 Grant of Security Interest          Exhibit 10.7 to Cardiac's Form 8-K Current Report, dated
                      Patents in favor of Coast           June 13, 1997, File No. 0-14653.
                      Business Credit.

10.32                 Amendment to Employment             Exhibit 10.32 to the Form S-4.
                      Agreement between Alan J.
                      Rabin and Cardiac, effective as
                      of May 1, 1996.

10.33                 Amendment to Loan Documents and     Exhibit 10.0 to Cardiac's Form 10-QSB for the
                      Secured Promissory Note between     Quarter Ended June 30, 1998, File No.  0-14653.
                      Cardiac and Coast Business
                      Credit, dated June 11, 1998.

10.34                 Promissory Note in Favor of         Exhibit 10.34 to the Form S-4.
                      Minrad, Inc., dated July 29,
                      1998.

10.35                 Promissory Note in Favor of         Exhibit 10.35 to the Form S-4.
                      Minrad, Inc., dated August 13,
                      1998.


                                      II-7

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------
10.36                 Promissory Note in Favor of         Exhibit 10.36 to the Form S-4.
                      International Holdings, Inc.,
                      dated August 26, 1998.

10.37                 Promissory Note in favor of         Exhibit 10.37 to the Form S-4.
                      Greenberg Traurig, P.A. dated
                      August 27, 1998.

10.38                 Amendment to Loan and Security      Exhibit 10.38 to the Form S-4.
                      Agreement between Cardiac and
                      Coast Business Credit, dated
                      September 15, 1998

10.39                 Indemnification Agreement           Exhibit 10.39 to the Form S-4.
                      between Registrant and Alan J.
                      Rabin, dated as of September
                      23, 1998

10.40                 Agreement between Electro and       Exhibit 10(j) to Electro's Form 10-K for the Year Ended
                      The T Partnership, dated            August 31, 1993, File No. 0-7578.
                      October 11, 1993

10.41                 Amendment to Agreement between      Exhibit 10(l) to Electro's Form 10-K for the Year Ended
                      Electro and The T Partnership,      August 31, 1995, File No. 0-7578.
                      dated November 21, 1994.

10.42                 Lending Agreement between           Exhibit 10(m) to Electro's Form 10-K for the Year Ended
                      Electro and the T Partnership,      August 31, 1995, File No. 0-7578.
                      dated August 31, 1995.

10.43                 Composite Modification              Exhibit 10(n) to Electro's Form 10-K for the Year Ended
                      Agreement between Electro and       August 31, 1996, File No. 0-7578.
                      The T Partnership, dated
                      January 1, 1996.

10.44                 Composite Modification              Exhibit 10(i) to Electro's Form 10-K for the Year Ended
                      Agreement between Electro and       August 31, 1997, File No. 0-7578.
                      The T Partnership, dated
                      October 23, 1997.

10.45                 Letter of Intent to Merger          Exhibit 10(j) to Electro's Form 10-K for the Year Ended
                      between Electro and Cardiac,        August 31, 1997, File No. 0-7578.
                      dated October 23, 1997.

21.0                  Subsidiaries of Registrant.         Filed Herewith.

23.0                  Consent of BDO Seidman, LLP         Filed Herewith.
                      (relating to financial
                      statements of Registrant).

23.1                  Consent of BDO Seidman, LLP         Filed Herewith.
                      (relating to financial statements
                      of Cardiac Control Systems, Inc.).

23.2                  Consent of KPMG Peat Marwick,       Filed Herewith.
                      LLP (relating to financial
                      statements of Electro-Catheter
                      Corporation).


                                      II-8

------------------------------------------------------------------------------------------------------------------
EXHIBIT
NUMBER                DESCRIPTION                         INCORPORATION BY REFERENCE TO
------------------------------------------------------------------------------------------------------------------
23.3                  Consent of Greenberg Traurig,       Included in Exhibit 5.0.
                      P.A.

23.4                  Consent of Saiber Schlesinger       Included in Exhibit 8.1 to the Form S-4.
                      Satz & Goldstein, LLC.

23.5                  Consent of Compass Capital          Exhibit 23.4 to the Form S-4.
                      Partners, Ltd.

27.0                  Financial Data Schedule             Filed Herewith
                      (for SEC use only).

99.0                  Form of Proxy of Electro.           Exhibit 99.0 to the Form S-4.

99.1                  Form of Proxy of Cardiac.           Exhibit 99.1 to the Form S-4.

99.2                  Opinion of Compass Capital          Included as Appendix D in the Joint Proxy
                      Partners, Ltd.                      Statement/Prospectus in the Form S-4.

99.3                  Form of Escrow Agreement            To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

         RULE 415 OFFERING. The undersigned Registrant hereby undertakes that if the securities registered pursuant to this registration statement are offered or sold pursuant to Rule 415, Registrant will: (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change and the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any additional or changed material information; (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The small business issuer will: (1) for determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(l) or
(4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective; and (2) for determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Palm Coast, State of Florida, on the 15th day of October, 1998.

                                   CATHETER TECHNOLOGY GROUP, INC.

                                   By: /s/ ALAN J. RABIN
                                           -------------------------------------
                                           Alan J. Rabin
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Alan J. Rabin such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign on any or all amendments (including post-effective amendments) to the Registration Statement on Form SB-2 of Catheter Technology Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed on the 15th day of October, 1998, by the following persons in the capacities indicated:

/s/ BART C. GUTEKUNST             NOMINEE FOR DIRECTOR AND CHAIRMAN OF THE BOARD
------------------------------
    BART C. GUTEKUNST


/s/ ALAN J. RABIN                 PRESIDENT AND CHIEF EXECUTIVE OFFICER AND
------------------------------    A DIRECTOR
    ALAN J. RABIN


                                  DIRECTOR NOMINEE
------------------------------
    TRACEY E. YOUNG


/s/ WILLIAM H. BURNS               DIRECTOR NOMINEE
------------------------------
    WILLIAM H. BURNS


/s/ LARRY G. HAIMOVITCH            DIRECTOR NOMINEE
------------------------------
    LARRY G. HAIMOVITCH


 /s/ ROBERT T. RYLEE               DIRECTOR NOMINEE
------------------------------
     ROBERT T. RYLEE


                                  DIRECTOR NOMINEE
------------------------------
      AUGUSTO OCANA

/s/ W. ALAN WALTON                EXECUTIVE VICE PRESIDENT, CHIEF OPERATING
------------------------------    OFFICER (PRINCIPAL FINANCIAL AND
    W. ALAN WALTON                ACCOUNTING OFFICER)


/s/ ERVIN SCHOENBLUM              DIRECTOR NOMINEE
------------------------------
    ERVIN SCHOENBLUM


/s/ ABRAHAM NECHEMIE              DIRECTOR NOMINEE
------------------------------
    ABRAHAM NECHEMIE

                                 EXHIBIT INDEX

EXHIBIT                  DESCRIPTION
-------                  -----------

5.0                   Form of Legal Opinion of
                      Greenberg Traurig, P.A.

21.0                  Subsidiaries of Registrant.

23.0                  Consent of BDO Seidman, LLP
                      (relating to financial
                      statements of Registrant and
                      Cardiac Control Systems, Inc.).

23.1                  Consent of KPMG Peat Marwick,
                      LLP (relating to financial
                      statements of Electro-Catheter
                      Corporation).

27.0                  Financial Data Schedule (for SEC use only)